    As filed with the Securities and Exchange Commission on January 20, 1999

                                                     Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                --------------
                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                --------------
                         HERITAGE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

       Washington                  6712                 91-1857900
                             (Primary Standard       (I.R.S. Employer
     (State or other            Industrial          Identification No.)
      jurisdiction          Classification Code
    of incorporation)             Number)

                                --------------
                             201 Fifth Avenue S.W.
                           Olympia, Washington 98501
                                 (360) 943-1500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------
                                Donald V. Rhodes
                         Heritage Financial Corporation
                             201 Fifth Avenue S.W.
                           Olympia, Washington 98501
                                 (360) 943-1500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                --------------
                                   Copies To:
             Ann W. Langston                     Sandra L. Gallagher
        GERRISH & MCCREARY, P.C.             GORDON, THOMAS, HONEYWELL,
      700 Colonial Road, Suite 200        MALANCA, PETERSON & DAHEIM, PLLC
            Memphis, TN 38117              1201 Pacific Avenue, Suite 2200
             (901) 767-0900                       Tacoma, WA 98402
                                                   (253) 572-5050

   Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this registration statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                                     Proposed
                                                        Proposed     maximum
                                         Amount         maximum     aggregate   Amount of
     Title of each class of              to be       offering price  offering  registration
   securities to be registered       registered(1)    per share(2)   price(2)      fee
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 Common Stock, no par value......   1,100,000 shares     $4.96      $5,452,000  $1,515.66
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(1) Represents the maximum number of shares of the Registrant's Common Stock to be issued in connection with the Merger described herein.
(2) Calculated pursuant to Rule 457(f)(2) solely for the purpose of the registration fee based on the book value per share of common stock of Washington Independent Bancshares, Inc. as of the latest practicable date prior to the filing of this Registration Statement.

   The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective under Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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              [WASHINGTON INDEPENDENT BANCSHARES, INC. LETTERHEAD]

                                JANUARY  , 1999

Dear Shareholder:

   You are cordially invited to attend a Special Meeting of Shareholders of
Washington Independent Bancshares, Inc., which will be held on           ,
February  , 1999, at           .m. at       ,       , Washington. At the
Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 28, 1998, pursuant to which Washington Independent Bancshares, Inc. will merge into Heritage Financial Corporation, Olympia, Washington. If the Washington Independent Bancshares, Inc. merger agreement is approved, Washington Independent Bancshares, Inc. shareholders will become shareholders of Heritage Financial Corporation, and Washington Independent Bancshares, Inc.'s sole subsidiary, Central Valley Bank, National Association, will become a wholly owned subsidiary of Heritage Financial Corporation.

   The proposed merger has been approved by the Board of Directors of each company. YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF WASHINGTON INDEPENDENT BANCSHARES, INC. AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT.

   The merger is subject to certain conditions, including approval of the Agreement and Plan of Merger by Washington Independent Bancshares, Inc.'s shareholders and approval of the merger by regulatory authorities.

   The terms of the merger are described in the attached Proxy Statement, which also serves as a Prospectus for the Heritage Financial Corporation shares of common stock to be issued in the merger. The complete text of the Agreement and Plan of Merger appears as Appendix A to the Proxy Statement/Prospectus. Please read these materials carefully and consider the information contained in them. If you have any questions regarding this material in advance of the Special Meeting, please feel free to call Mr. D. Michael Broadhead, President of Central Valley Bank at (509) 865-2511.

   Approval of the Agreement and Plan of Merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of Washington Independent Bancshares, Inc. common stock. Consequently, failure to vote will have the same effect as a vote against the proposal. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE BE CERTAIN TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU WISH. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING. YOU SHOULD NOT SEND IN CERTIFICATES FOR YOUR WASHINGTON INDEPENDENT BANCSHARES, INC. SHARES AT THIS TIME.

   On behalf of the Board of Directors, I urge you to vote FOR approval of the Merger Agreement.

                                          Very truly yours,

                                          Glenn J. Rasmussen
                                          Secretary/Treasurer

           PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY

                    WASHINGTON INDEPENDENT BANCSHARES, INC.
                                537 WEST SECOND
                          TOPPENISH, WASHINGTON 98948

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY  , 1999

TO THE SHAREHOLDERS OF WASHINGTON INDEPENDENT BANCSHARES, INC.:

   NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Washington
Independent Bancshares, Inc. will be held on           , February  , 1999, at
       .m., at       ,       , Washington.

   The Special Meeting is for the following purposes:

   1. WIB MERGER AGREEMENT. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of September 28, 1998, as more fully described in the accompanying Proxy Statement/Prospectus, and attached as Appendix A to the Proxy Statement/Prospectus.

   2. OTHER MATTERS. To act upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

   Only holders of record of WIB common stock, no par value per share, at the close of business on January , 1999, the record date for the Special Meeting, are entitled to vote at the Special Meeting or any adjournments or postponements of that meeting.

   Shareholders desiring to do so may dissent from the merger and obtain payment for their shares under the provisions of the Washington Business Corporation Act, Chapter 23B.13, a copy of which is included in the Proxy Statement/Prospectus as Appendix B. See "THE MERGER--Dissenters' Rights of Appraisal" and Appendix B.

   All shareholders are cordially invited to attend the Special Meeting. Whether or not you do so, it is important that you complete, sign, date and promptly return the accompanying Proxy card in the enclosed postage-paid envelope in order to vote your shares of WIB common stock. Shareholders may revoke proxies previously submitted by completing a later-dated proxy, by written revocation delivered to WIB's Secretary at or before the Special Meeting, or by appearing, withdrawing the proxy and voting at the Special Meeting in person. Attendance at the Special Meeting will not of itself revoke a previously submitted proxy.

                                          By order of the Board of Directors,

                                          Glenn J. Rasmussen
                                          Secretary/Treasurer

Toppenish, Washington
January  , 1999

   YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. APPROVAL OF THE WIB MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF WIB COMMON STOCK. IN ORDER TO ENSURE THAT THE REQUISITE VOTES ARE OBTAINED, AND IN ORDER TO ENSURE A QUORUM, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY.

              PROSPECTUS                           PROXY STATEMENT
                  OF                                     OF
    HERITAGE FINANCIAL CORPORATION       WASHINGTON INDEPENDENT BANCSHARES,
             ("HERITAGE")                               INC.
                                                       ("WIB")

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                            WHAT IS THIS DOCUMENT?

   This Proxy Statement/Prospectus is a Prospectus for shares of Heritage Financial Corporation common stock to be issued under the terms of the Agreement and Plan of Merger between Heritage Financial Corporation and Washington Independent Bancshares, Inc. (the "WIB Merger Agreement"), if the merger of Heritage Financial Corporation with Washington Independent Bancshares, Inc. is consummated. The actual number of shares of Heritage Financial Corporation common stock to be issued will be determined by the terms of the WIB Merger Agreement.

   This Proxy Statement/Prospectus also is a Proxy Statement to the shareholders of Washington Independent Bancshares, Inc. in connection with the solicitation of proxies by its Board of Directors for use at the special meeting of shareholders and any postponements or adjournments of that meeting. The Special Meeting of Shareholders of Washington Independent Bancshares, Inc. is to be held on February , 1999 (the "WIB Special Meeting").

                                  PLEASE NOTE

   These terms as used in this Proxy Statement/Prospectus refer to these companies or banks:

   "Heritage" refers to Heritage Financial Corporation.
   "Heritage Bank" refers to Heritage Bank, the wholly-owned subsidiary bank of Heritage.
   "WIB" refers to Washington Independent Bancshares, Inc.
   "Central Valley Bank" refers to Central Valley Bank, N.A., the wholly-owned subsidiary bank of WIB.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

   Q: WHY IS WIB BEING ACQUIRED BY HERITAGE?

   A: The Boards of Directors of WIB and Heritage believe the proposed merger is in the best interests of their companies and will provide significant benefits to their shareholders, customers and employees. The Boards believe the proposed merger will create a combined company in Heritage that will be larger and better able to compete in the rapidly changing and consolidating financial institutions industry. The background and reasons for the proposed merger are discussed on pages .

   Q: AS A WIB SHAREHOLDER, WHAT WILL I RECEIVE IN THE WIB MERGER?

   A: As a WIB shareholder, you will have the right to receive shares of Heritage common stock in exchange for each share of WIB common stock you own. Heritage will not issue any fractional shares in the WIB merger. Instead, as a WIB shareholder, you will receive cash for any fraction of a Heritage share in an amount calculated under the terms of the WIB Merger Agreement.

   The number of shares of Heritage common stock to be issued in exchange for each share of WIB common stock and each vested option to acquire WIB common stock will be calculated based on the average closing price of Heritage common stock over a 45 consecutive trading day period ending five days prior to the scheduled effective date of the WIB merger. The number of shares of Heritage common stock to be issued in exchange for your WIB common stock and the vested options to acquire WIB common stock ("Vested WIB Options") will fluctuate depending on the average closing price of Heritage common stock. The total number of shares of Heritage common stock to be issued in the WIB merger will be 1,000,000 if the average closing price is more than $12.25. If the average closing price is less than or equal to $12.25 and greater than or equal to $10.00, the total number of shares will increase up to 1,050,000 shares according to a formula in the WIB Merger Agreement. If the average closing price is below $10.00, WIB will have the option to terminate the WIB Merger Agreement and Heritage will have the option to increase the number of shares to be issued to WIB's shareholders according to another formula in the WIB Merger Agreement. If the average closing price is below $10.00 and WIB does not decide to give notice to terminate the proposed WIB Merger Agreement, the total number of shares to be issued in the WIB merger will be 1,050,000. Assuming the total number of shares to be issued in the merger is 1,050,000 and no Vested WIB Options are outstanding, each of the 1,760,449 shares of WIB common stock would be converted into .5964 shares of Heritage common stock.

   Q: WHAT RISKS SHOULD I CONSIDER?

   A: You should review "Risk Factors" on page 12. You also should review the factors considered by the Board of Directors of WIB. See "Background and Reasons for the WIB Merger" on page 16.

   Q: WHAT HAPPENS AS THE MARKET PRICE OF HERITAGE COMMON STOCK FLUCTUATES?

   A: The market value of Heritage common stock will fluctuate before and after the closing of the merger. The value of the Heritage common stock that WIB shareholders will receive in the merger will fluctuate as well. It could increase or decrease. You should obtain current market prices for shares of Heritage common stock.

   Q: WHAT WILL HAPPEN TO WIB AND ITS SUBSIDIARY BANK IN THE MERGER?

   A: WIB will merge into Heritage and WIB will no longer be a separate company. Heritage will be the surviving company in the merger and will continue to exist after the merger is completed. The businesses and operations of Heritage and WIB will be combined into a single, larger company. Central Valley Bank, WIB's subsidiary, will continue to operate as separate, wholly-owned subsidiary of Heritage after the merger.

   Q: WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

   A: We are working to complete the merger by the end of February 1999. There could be delays.

   Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

   A: As a shareholder of WIB, we expect that the exchange of shares by WIB shareholders generally will be tax free to WIB shareholders for U.S. federal income tax purposes. WIB shareholders will have to pay taxes on any cash received for fractional shares or if they exercise their dissenters' rights. To review the tax consequences of the merger, see pages 24-25.

   YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PERSONAL SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU AS A SHAREHOLDER OF WIB.

   Q: WHAT AM I BEING ASKED TO VOTE UPON?

   A: You are being asked to approve the WIB Merger Agreement which provides for the merger of WIB into Heritage. Approval of the proposal requires the affirmative vote of 2/3 of the outstanding shares of WIB common stock. THE WIB BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE WIB MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE WIB MERGER AGREEMENT.

   Q: WHAT DO I NEED TO DO NOW?

   A: As a shareholder of WIB, your enclosed proxy card requires you to indicate how you want to vote on the transaction. Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible so that your shares will be represented at your special meeting.

   If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the proposal on your proxy card. If you do not return a signed proxy card or vote in person at the WIB Special Meeting or if you abstain, the effect will be a vote against the merger.

   You are encouraged to sign and mail your proxy card even if you plan to attend the special meeting and vote your shares in person. If you do sign your proxy card and send it in, you can take back your proxy at any time until the special meeting and either change your vote or attend the special meeting and vote in person.

  Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE
     MY SHARES FOR ME?

  A: Your broker will vote your shares for you only if you provide instructions to your broker on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. Without instructions from you to your broker, your shares will not be voted and this will effectively be a vote against the proposed merger.

   Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

   A: No. We will send you written instructions for exchanging your stock certificates for Heritage common stock certificates after the merger is completed.

   WHO CAN HELP ANSWER YOUR QUESTIONS

   If you want additional copies of this document or if you want to ask any questions about the merger, you should contact:

                        Central Valley Bank
                        D. Michael Broadhead, President
                        537 West Second
                        Toppenish, WA 98948
                        Telephone: (509) 865-2511

   You should rely only on the information contained in this Proxy Statement/Prospectus or information that we have referred you to review. We have not authorized anyone to provide you with different information.

                               ----------------

   THE COMMON STOCK OF HERITAGE TO BE ISSUED IN CONNECTION WITH THE WIB MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   SHARES OF HERITAGE COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

   This Proxy Statement/Prospectus is first being mailed to shareholders of WIB on or about January , 1999.

                               ----------------

        The date of this Proxy Statement/Prospectus is January  , 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   i
AVAILABLE INFORMATION.....................................................   1
SUMMARY...................................................................   2
  Parties to the WIB Merger...............................................   2
  WIB Special Meeting.....................................................   2
  WIB Shares Outstanding and Entitled to Vote; Record Date................   3
  Vote Required by WIB Shareholders.......................................   3
  Voting, Solicitation, and Revocation of Proxies for WIB.................   3
  Recommendation of the Board of Directors and Opinion of Financial
   Advisor................................................................   4
  Reasons for and Background of the WIB Merger............................   4
  Dissenters' Rights of WIB Shareholders..................................   4
  The WIB Merger Agreement................................................   5
  Certain Federal Income Tax Consequences.................................   6
  Accounting Treatment....................................................   6
  Certain Differences in Shareholders' Rights.............................   6
  Resale Restrictions on Affiliates of WIB................................   7
  Directors and Management of Heritage Following the Merger...............   7
  Risk Factors............................................................   7
  Share Information and Comparative Market Prices.........................   7
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA..........................   7
RISK FACTORS..............................................................  12
THE WIB SPECIAL MEETING...................................................  14
  Time, Date and Place of the WIB Special Meeting.........................  14
  Purpose of the WIB Special Meeting......................................  14
  Shares Outstanding and Entitled to Vote; Record Date for WIB............  14
  Required WIB Vote.......................................................  14
  Conflicting Interest Relationships and Process and Procedures of the
   Boards of Directors of WIB and Heritage................................  15
  Voting and Revocation of WIB Proxies....................................  15
  Solicitation of Proxies by WIB..........................................  16
THE PROPOSED MERGER.......................................................  16
  Background and Reasons for the WIB Merger...............................  16
  Opinion of WIB's Financial Advisor, Columbia Financial Advisors.........  18
  Procedure for Exchange of WIB Common Stock for Heritage Common Stock....  20
  Conditions to Consummation of the WIB Merger............................  21
  Termination Provisions..................................................  22
  Possible Adjustment to the WIB Conversion Ratio.........................  22
  Effective Date of the WIB Merger........................................  23
  Employment Agreements for WIB Employees.................................  23
  Expenses and Fees Related to the WIB Merger.............................  23
  Regulatory Approval of the WIB Merger...................................  23
  Directors and Executive Officers Following the Merger...................  24
  Interests of Certain Persons in the Merger..............................  24
  Material Federal Income Tax Consequences of the Merger..................  24
  Accounting Treatment of the Merger......................................  25
  Rights of Dissenting Shareholders of WIB................................  25
  Termination Fee.........................................................  27
  Resales of Heritage Common Stock to be Received by Certain Stockholders
   of WIB.................................................................  27

                                                                           Page
                                                                           ----
COMPARATIVE MARKET PRICES AND DIVIDENDS..................................   28
  Heritage...............................................................   28
  WIB....................................................................   28
DESCRIPTION OF HERITAGE COMMON STOCK.....................................   29
INFORMATION ABOUT HERITAGE...............................................   30
  General................................................................   30
  Recent Developments....................................................
  Year 2000 Issues.......................................................
INFORMATION ABOUT WIB....................................................   57
  Business of WIB........................................................   57
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations of WIB..................................................   58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF WIB....   63
INTEREST OF HERITAGE MANAGEMENT IN CERTAIN TRANSACTIONS..................   70
SUPERVISION AND REGULATION...............................................   70
CERTAIN DIFFERENCES IN RIGHTS OF HERITAGE AND WIB SHAREHOLDERS...........   74
HERITAGE'S RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS.....................   77
EXPERTS..................................................................   77
LEGAL MATTERS............................................................   78
FAIRNESS OPINION.........................................................   78
APPENDICES
Appendix A--Agreement and Plan of Merger by and between Heritage and WIB, dated September 28, 1998......................................  A-1
Appendix B--Rights of Dissenting Stockholders as set forth in Chapter
           23B.13 of the Washington Business Corporation Act.............  B-1
Appendix C--Opinion of Columbia Financial Advisors to WIB on WIB Merger..  C-1
FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS OF WIB.....................................  F-1

                             AVAILABLE INFORMATION

   Heritage is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, under the Exchange Act, Heritage files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of these reports, proxy statements and other information can be obtained, at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, DC 20549, and can be inspected and copied at the public reference facilities of the Commission in Washington, D.C. and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a site on the World Wide Web regarding issuers like Heritage that file electronically with the Commission. The Web site contains reports, proxy and information statements and other information. The address of that Web site is http://www.sec.gov.

   Heritage has filed a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act") with respect to the Heritage common stock to be issued in conjunction with the merger. This Proxy Statement/Prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted under the rules and regulations of the Commission. The registration statement and the schedules and the exhibits filed as part of it may be inspected and copied, at prescribed rates, at the addresses of the Commission set forth above. Heritage common stock is traded on the Nasdaq National Market under the symbol "HFWA." Reports, proxy statements and other information concerning Heritage may be inspected at the offices of Nasdaq National Market, 1735 K Street, N.W., Washington, DC 20006-1500.

  This Proxy Statement/Prospectus incorporates important business and financial information about Heritage that is not included in or delivered with this Proxy Statement/Prospectus. The following documents filed with the Commission by Heritage are incorporated by reference in this Proxy Statement/Prospectus (Commission File No. 000-29480):

    (1) Heritage's Annual Report on Form 10-K for the year ended June 30,
1998;

    (2) Heritage's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

    (3) Heritage's Annual Meeting Proxy Statement for the 1998 Annual Meeting of Shareholders; and

    (4) Heritage's Current Reports on Form 8-K dated August 21, 1998, October 8, 1998, October 29, 1998 and December 30, 1998.

  Heritage also incorporates by reference additional documents filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to final adjournment of the WIB Special Meeting. Any statement contained in this Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

  Copies of the information incorporated by reference in this Proxy Statement/Prospectus may be obtained upon written or oral request to

                              Mr. James Hastings
                              Vice President and Treasurer
                              Heritage Financial Corporation
                              201 5th Ave. S.W.
                              Olympia, WA 98501
                              Telephone (360) 943-1500

   All information contained in or incorporated by reference in this Proxy Statement/Prospectus relating to Heritage has been supplied by Heritage and all information relating to WIB has been supplied by WIB.

                  SAFE HARBOR FOR FORWARD LOOKING INFORMATION

   Statements concerning future performance, development or events, expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties which might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to the effect of interest rate changes, risks associated with acquisition of other banks and opening new branches, the ability to control costs and expenses, and general economic condition. Additional information on these and other factors which could affect Heritage's financial results are included in filings by Heritage with the Commission.

                                    SUMMARY

Introduction

   The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and should be read in conjunction with the more detailed information contained elsewhere in this Proxy Statement/Prospectus. Stockholders of WIB should read the entire Proxy Statement/Prospectus carefully.

Parties to the WIB Merger

   Heritage Financial Corporation

   Heritage is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and was incorporated in the State of Washington in August 1997. Heritage was organized for the purpose of acquiring all the stock of Heritage Bank upon its reorganization from a mutual holding company form of organization to the stock holding company form of organization.

   Heritage is primarily engaged in the business of planning, directing, and coordinating the business activities of its wholly-owned subsidiary, Heritage Bank, which was organized in 1927. Heritage Bank is a Washington chartered savings bank whose deposits are insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund (SAIF) and the Bank Insurance Fund (BIF). Heritage acquired North Pacific Bank, a Washington chartered commercial bank located in Tacoma, Washington, effective June 12, 1998. North Pacific Bank was merged into Heritage Bank, effective November 20, 1998.

   The principal executive offices of Heritage are located at 201 5th Ave. S. W., Olympia, Washington 98501, and the telephone number is (360) 943-1500. You can get additional information about the business and financial condition of Heritage in certain documents incorporated in this Proxy Statement/Prospectus by reference. See "AVAILABLE INFORMATION."

   Washington Independent Bancshares, Inc.

   WIB is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is incorporated in the State of Washington. WIB provides its customers with banking services through its wholly-owned subsidiary, Central Valley Bank.

   The principal executive offices of WIB are located at 537 West Second, Toppenish, Washington 98948, and its telephone number is (509) 865-2511. See "INFORMATION ABOUT WIB."

WIB Special Meeting:

   Date, Time and Place

   The Special Meeting of WIB shareholders will be held on February  , 1999, at
       .m., at                .

   Purpose of the WIB Special Meeting

   The purpose of the WIB Special Meeting is to (i) consider and vote on the WIB Merger Agreement providing for the merger of WIB into Heritage and the conversion of shares of WIB common stock and Vested WIB Options into the right to receive shares of Heritage common stock, and (ii) act upon other matters, if any, that properly come before the WIB Special Meeting.

WIB Shares Outstanding and Entitled to Vote; Record Date

   The WIB Board has fixed the close of business on January    , 1999 as the
record date for determining the shareholders entitled to notice of and to vote at the WIB Special Meeting. Only those holders of shares of WIB common stock of record on the WIB record date will be entitled to notice of and to vote at the WIB Special Meeting. Each share of WIB common stock will be entitled to one vote. At the WIB record date, there were 1,760,449 shares of WIB common stock outstanding and entitled to vote at the WIB Special Meeting.

Vote Required by WIB Shareholders

   The WIB Merger Agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of WIB common stock entitled to vote at the WIB Special Meeting. Abstentions and non-votes will have the same effect as votes cast against approval of the WIB Merger Agreement.

   At the WIB record date, the directors and executive officers and their affiliates beneficially owned an aggregate of 1,089,992 shares of WIB common stock, which represents approximately 62% of the shares entitled to vote at the WIB Special Meeting. Each director of WIB has agreed to vote his shares in favor of the WIB Merger Agreement.

Voting, Solicitation, and Revocation of Proxies for WIB

   Holders of WIB common stock may vote either in person or by properly executed proxy. Shares of WIB common stock represented by a properly executed proxy received before or at the WIB Special Meeting will, unless your proxy is revoked, be voted by the instructions indicated on your proxy. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted FOR the proposal to approve the WIB Merger Agreement. Failure to return your proxy card or to vote in person at the WIB Special Meeting will have the effect of a vote cast against the WIB Merger Agreement. If any other matters are properly presented at the WIB Special Meeting for consideration, including, among other things, a motion to adjourn the WIB Special Meeting to another time and/or place, (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. However, no proxy which is voted against the proposal to approve the WIB Merger Agreement will be voted in favor of any adjournment or postponement. A proxy marked ABSTAIN with respect to the proposal to approve the WIB Merger Agreement may be voted in favor of a proposal to adjourn or postpone the WIB Special Meeting in the discretion of the persons named in the proxy. As of the date hereof, the WIB Board knows of no such other matters.

   Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to Glenn J. Rasmussen, WIB's Secretary, at 537 West Second, Toppenish, Washington 98948, on or before the taking of the vote at the WIB Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of WIB common stock, or by attending the WIB Special Meeting and voting in person. Attendance at the WIB Special Meeting will not in itself constitute revocation of a proxy.

   The proxy for the WIB Special Meeting is being solicited on behalf of the WIB Board. The expense of soliciting proxies for the WIB Special Meeting will be paid by WIB. All costs and expenses incurred in connection with the WIB Merger Agreement and the transactions under that agreement are to be paid by the party incurring such expenses. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers, and other employees of WIB in person or by telephone, facsimile or other means of communication. Such directors, officers, and employees will receive no compensation for such solicitation in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers and others who hold WIB common stock on behalf of another will be asked to forward proxy material and related documents to the beneficial owners of such stock, and WIB will reimburse them for their expenses in doing so.

Recommendation of the Board of Directors and Opinion of Financial Advisor

   The Board of Directors of WIB believes that the WIB merger is in the best interests of WIB shareholders, and unanimously recommends a vote FOR approval of the WIB Merger Agreement.

   The Board of Directors of WIB has received from Columbia Financial Advisors, an opinion that the terms of the WIB merger are fair, from a financial point of view, to the shareholders of WIB. A copy of that opinion, dated January 5, 1999, is attached as Appendix C. You should read this opinion in its entirety with respect to the assumptions made, the matters considered and the limitations of the review undertaken in rendering the opinion. See "THE PROPOSED MERGER--Opinion of WIB's Financial Advisor."

Reasons for and Background of the WIB Merger


   The Board of Directors of WIB has unanimously determined that the WIB merger is fair to and in the best interests of WIB shareholders, employees and the community. In making this determination, the WIB Board considered a variety of factors, including the value of Heritage common stock that the shareholders of WIB will receive in exchange for their shares of WIB common stock, the financial and managerial resources provided by Heritage which will enhance the ability of WIB's subsidiary, Central Valley Bank, to provide competitive and comprehensive services in the market in which it operates, and the parties' shared belief in community banking, which emphasizes responsiveness to local markets and the delivery of personalized services to customers. The WIB Board believes that the merger will allow WIB shareholders to realize a premium for their shares and will also continue to allow Central Valley Bank to provide the advantages of personal community banking to its current customers. See "THE PROPOSED MERGER--Background and Reasons for the WIB Merger."

Dissenters' Rights of WIB Shareholders

   Under certain conditions and by fully complying with specific procedures required by the Washington Business Corporation Act, WIB shareholders will have the right to dissent from the WIB merger. If the WIB merger is completed, as a shareholder you may be entitled to receive cash for the fair value of your shares of WIB common stock. See "THE PROPOSED MERGER--Rights of Dissenting shareholders" and "Appendix B."

The WIB Merger Agreement

   Pricing Terms

   On September 28, 1998, the WIB Merger Agreement was executed by Heritage and WIB. Pursuant to the WIB Merger Agreement, at the effective date of the WIB merger, WIB will merge into Heritage, and all WIB common stock issued and outstanding as of the effective date of the WIB merger and all Vested WIB Options will be converted into the right to receive shares of Heritage common stock. The number of shares of Heritage common stock to be issued to WIB Shareholders in the WIB merger will depend upon the average trading price of Heritage common stock prior to closing of the WIB merger and will range from between a total of 1,000,000 to 1,050,000 shares of Heritage common stock. This conversion ratio is described in detail in Section 2.1 of the WIB Merger Agreement (the "WIB Conversion Ratio"). It is possible that more than 1,050,000 shares of Heritage common stock will be issued in the WIB merger, but only if the average trading price of Heritage common stock on the Nasdaq National Market over a 45 consecutive trading day period ending five days prior to the closing of the WIB merger is below $10.00 per share, and WIB elects to terminate the agreement, and Heritage overrides that termination election by issuing additional shares in the WIB merger.

   Procedure for Exchange of WIB Common Stock

   Promptly after the effective date of the WIB merger, Heritage will cause an exchange agent selected by Heritage (the "Exchange Agent") to mail to the former shareholders of WIB a form letter of transmittal, together with instructions for the exchange of WIB shareholders' certificates representing shares of WIB common stock for certificates representing shares of Heritage common stock. WIB shareholders should not send their stock certificates until they receive the form letter of transmittal and instructions. See "THE PROPOSED MERGER--Procedure for Exchange of WIB Common Stock for Heritage Common Stock."

   Regulatory Approval and Other Conditions to WIB Merger

   The WIB merger is subject to approval by the Federal Reserve. An application for the required approval has been filed with the Federal Reserve and approval was granted by the Federal Reserve on December 17, 1998.

   Consummation of the WIB merger is subject to various other conditions, including receipt of the required approval of the WIB shareholders, receipt of certain customary legal opinions, confirmation that the transaction can be accounted for as a pooling of interests, and the absence of any material adverse change in the financial condition or results of operations of WIB or Heritage. See "THE PROPOSED MERGER--Conditions to Consummation of the WIB Merger."

   Termination Provisions of WIB Merger Agreement

   The WIB Merger Agreement may be terminated at any time before the effective date of the WIB merger (i) by the mutual consent of the Boards of Directors of Heritage and WIB; (ii) by the Board of Directors of either Heritage or WIB in the event of a material breach of any agreement, covenant, representation or warranty by the other party, if the breaching party fails to correct the breach promptly after receiving notice of the breach; (iii) by either party if the WIB merger is not consummated by April 30, 1999; (iv) by either party if the required approval of the WIB shareholders is not obtained at the WIB Special Meeting or any adjournments thereof; or (v) by the Board of Directors of WIB if certain fluctuations in the market price of Heritage common stock occur, and Heritage does not exercise its option to increase the WIB Conversion Ratio as provided in the WIB Agreement. See "THE PROPOSED MERGER--Termination Provisions."

   Effective Date of the WIB Merger

   The WIB merger will be effective on the date and at the time when the Articles of Merger have been delivered to and accepted by the Secretary of State of Washington for filing. See "THE PROPOSED MERGER--WIB Effective Date."

   Employment Agreements

   Central Valley Bank has entered into employment agreements with D. Michael Broadhead, Joe Perry, Richard Maison, and Larry Holt which will become effective on the effective date of the WIB merger. See "THE PROPOSED MERGER-- Employment Agreements."

   Interests of Certain Persons in the WIB Merger

   In addition to the employment agreements described above, certain members of WIB's management and its Board of Directors may be deemed to have interests in the WIB merger that are in addition to their interests as WIB shareholders generally. These interests include, among others, (i) the appointment of one representative director of WIB, Mr. Melvin R. Lewis, to the Board of Directors of Heritage and (ii) the agreement by Heritage to indemnify the present and former directors, officers and employees of WIB and Central Valley Bank to the fullest extent that WIB would have been permitted by Washington law and its Articles of Incorporation and Bylaws, against all liabilities and the costs and expense of defending claims of liabilities. Also, Donald V. Rhodes and Daryl D. Jensen serve on the boards of Heritage and WIB. As stated above, certain employees of Central Valley Bank have entered into employment contracts with Central Valley Bank that become effective when the merger is effected. See "THE PROPOSED MERGERS--Interests of Certain Persons in the Mergers."

Certain Federal Income Tax Consequences

   The WIB merger has been structured as a tax-free corporate reorganization for federal income tax purposes, except for the receipt of cash after exercise of dissenters' rights, cash in lieu of issuing fractional shares, and the receipt of shares of Heritage common stock in exchange for Vested WIB Options. Consummation of the WIB merger requires prior receipt of an opinion of Gerrish & McCreary, P.C., counsel for Heritage, as to the tax treatment of the merger. See "THE PROPOSED MERGER--Material Federal Income Tax Consequences of the Mergers."

   Because of the complexities of federal and state income tax laws, as a WIB shareholder, you are urged to consult with your tax advisor in order to determine the specific tax consequences to you as a shareholder as a result of the merger, including federal, foreign, state, and local tax consequences. This Proxy Statement/Prospectus does not include a discussion of the tax consequences that may result from any foreign, state, local, or other tax law. See "THE PROPOSED MERGER--Material Federal Income Tax Consequences of the Merger."

Accounting Treatment

   The merger is expected to be accounted for as a pooling-of-interests. See "THE PROPOSED MERGER--Accounting Treatment".

Certain Differences in Shareholders' Rights

   On the effective date of the WIB merger, WIB shareholders, whose rights are governed by WIB's articles of incorporation and bylaws and the Washington Business Corporation Act, will automatically become Heritage shareholders, and their rights as Heritage shareholders will be determined by Heritage's Articles of Incorporation and Bylaws and the Washington Business Corporation Act.

   The rights of Heritage shareholders differ from the rights of WIB shareholders in certain respects, some of which constitute additional anti-takeover provisions provided for in the governing documents of Heritage. See "THE PROPOSED MERGER--Certain Differences in Rights of Heritage and WIB Stockholders."

Resale Restrictions on Affiliates of WIB

   WIB has agreed to obtain from each individual identified by it as affiliates, an agreement providing that such person will not sell or otherwise transfer any Heritage common stock to be received by such person as a result of the WIB merger, except in compliance with the 1933 Act and as permitted under the accounting rules governing the pooling of interests method of accounting. See "THE PROPOSED MERGER--Resales of Heritage common stock to be Received by Certain shareholders of WIB."

Directors and Management of Heritage Following the Merger

   Pursuant to the WIB Merger Agreement and contingent on completion of the merger transaction, Heritage will expand its board and cause the appointment of a non-management director of WIB who resides in eastern Washington to its Board of Directors, as recommended by WIB. WIB has recommended Mr. Melvin R. Lewis for appointment to the Heritage Board. See "THE PROPOSED MERGER--Directors and Executive Officers Following the Merger."

Risk Factors

   In deciding whether to approve the WIB merger, WIB shareholders should carefully evaluate the matters set forth under "RISK FACTORS."

Share Information and Comparative Market Prices

   Heritage common stock is traded on the Nasdaq National Market under the symbol "HFWA." See "COMPARATIVE MARKET PRICES AND DIVIDENDS--Heritage."

   No broker makes a market in WIB common stock, and trading has not otherwise been extensive. The trades that have occurred cannot be characterized as amounting to an established public trading market. WIB common stock is traded by individuals on a personal basis and is not listed on any exchange or traded on the over-the-counter market, and the prices recorded reflect only the transactions known to management.

   The following table shows the closing sales prices reported on the Nasdaq National Market for Heritage common stock on September 27, 1998, the last trading date preceding public announcement of the WIB merger. The table also shows the most recent known sales price for WIB common stock before September 27, 1998.

                                Per Share Price on
                                September 27, 1998
                             (Before WIB announcement)
                             -------------------------
      Heritage common stock           $11.06
      WIB common stock                $ 3.75

   The closing price per share of Heritage Common Stock on January 19, 1999 was $9.94. Assuming the total number of shares to be issued in the merger is 1,050,000 and no Vested WIB Options are outstanding, each of the 1,760,449 shares of WIB common stock would be converted into .5964 shares of Heritage common stock. This would equate to an equivalent per share price of WIB common stock of $5.93.

   The market price for Heritage common stock will fluctuate between the date of this Proxy Statement/Prospectus and the effective date of the WIB merger, which will be at least one month. The market value per share of the Heritage common stock that WIB shareholders ultimately receive in the merger could be more or less than the market value on the date of this Proxy Statement/Prospectus. Shareholders of WIB are advised to obtain current market quotations for Heritage common stock. No assurance can be given as to the market price of the Heritage common stock at the effective date of the WIB merger.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

   The following tables set forth selected financial data for Heritage and WIB on an historical basis, and unaudited pro forma selected financial data reflecting the consummation of the WIB merger.

   Unaudited pro forma selected financial data assume the merger was effective as of July 1, 1993 with the issuance and exchange of 1,050,000 shares of Heritage common stock to acquire all the WIB outstanding stock at the beginning of each period. The selected financial data for Heritage and WIB and the unaudited pro forma selected financial information have been prepared based on the historical financial statements of Heritage and WIB for each of the periods presented. The data should be read in conjunction with the historical financial statements, related notes and other financial information included elsewhere in this Proxy Statement/Prospectus for Heritage and WIB. This information is presented assuming that the merger will be accounted for under the pooling-of-interests method of accounting. See "THE PROPOSED MERGER--Accounting Treatment."

   The results of operations for the three month period ended September 30, 1998, may not be indicative of the results of operations to be achieved for the six months ended December 31, 1998, or for future periods. Effective December 31, 1998, Heritage has decided to change its year end for financial reporting from June 30 to December 31. The unaudited pro forma selected financial information does not purport to represent the actual results of operations or the financial condition of the combined companies had the merger actually occurred in the periods or on the dates indicated. Prior to December 31, 1998, Heritage's Fiscal year ended on June 30. WIB's historical and pro forma financial data have been restated assuming a June 30 fiscal year end for WIB.

                         HERITAGE FINANCIAL CORPORATION

                            SELECTED FINANCIAL DATA

                                                                            Three Months Ended
                                  For the year ended June 30,                  September 30,
                          ------------------------------------------------  --------------------
                            1994      1995      1996      1997      1998      1997       1998
                          --------  --------  --------  --------  --------  ---------  ---------
                                   (Dollars in thousands, except per share data)
Operations Data:
 Net interest income....  $  6,788  $  8,227  $  8,332  $  9,512  $ 13,013  $   2,645  $   4,673
 Provision for loan
  losses................       --        --        --       (270)      120         30         90
 Noninterest income.....     4,019     3,040     4,298     3,347     3,791        893      1,139
 Noninterest expense....     7,421     7,425     8,422    11,105    11,093      2,563      3,723
 Provision for income
  taxes.................     1,154     1,308     1,435      (245)    1,963        335        722
 Net income.............     2,232     2,534     2,773     2,269     3,628        610      1,277
 Earnings per share (1)
 Basic..................        NA      0.27      0.30      0.24      0.38       0.07       0.13
 Diluted................        NA      0.27      0.30      0.24      0.37       0.06       0.13
 Dividend payout ratio
  (2)...................        NM        NM      7.64%    10.05%    19.74%     37.38%     34.62%
Performance Ratios:
 Net interest margin
  (3)...................      3.83%     4.57%     4.31%     4.50%     4.80%      4.70%      5.08%
 Efficiency ratio (4)...     68.67%    65.90%    66.68%    77.89%    66.01%     72.44%     64.06%
 Return on average
  assets................      1.18%     1.30%     1.31%     0.99%     1.24%      1.00%      1.26%
 Return on average
  equity................     13.05%    11.67%    11.38%     8.62%     6.15%      8.87%      5.43%
                                          At June 30,                        At September 30,
                          ------------------------------------------------  --------------------
                            1994      1995      1996      1997      1998      1997       1998
                          --------  --------  --------  --------  --------  ---------  ---------
                                   (Dollars in thousands, except per share data)
Balance Sheet Data:
 Total assets...........  $194,102  $204,897  $222,052  $242,164  $415,851  $ 248,704  $ 417,900
 Loans receivable, net..   123,258   150,526   161,744   199,188   265,813    202,028    280,799
 Loans held for sale....     4,110     5,944     5,286     6,323     6,411      5,451      5,995
 Deposits...............   165,922   174,797   191,119   209,781   314,120    216,948    314,216
 Federal Home Loan Bank
  advances..............       --        --        --        890       698        --         693
 Other borrowed funds...     4,100     3,252       --        --      1,132        --         894
 Shares outstanding
  (5)...................     9,269     9,294     9,298     9,318     9,656      9,318      9,776
 Stockholders' equity...    20,662    23,065    25,633    27,714    93,862     28,324     95,231
 Book value per share...  $   2.23  $   2.48  $   2.76  $   2.97  $   9.72  $    3.04  $    9.74
 Equity to assets
  ratio.................     10.64%    11.26%    11.54%    11.44%    22.57%     11.39%     22.79%
Asset Quality Ratios:
 Nonperforming loans to
  loans.................      0.07%     0.06%     0.03%     0.06%     0.13%      0.16%      0.13%
 Allowance for loan
  losses to loans.......      1.32%     1.09%     1.11%     1.32%     1.28%      1.32%      1.25%
 Allowance for loan
  losses to
 nonperforming loans....   1776.04%  1791.67%  3672.55%  2069.17%   959.89%    808.72%    925.00%
 Nonperforming assets to
  total assets..........      0.05%     0.05%     0.02%     0.05%     0.09%      0.14%      0.09%
Other Data:
 Number of banking
  offices...............         5         7         8        10        12         10         12
 Number of full-time
  equivalent employees..       119       116       136       145       192        145        188

--------
(1) Heritage Bank became a stock-owned company as of January 31,1994. Per share data prior to 1995 is not applicable.
(2) Dividend payout ratio is dividends declared per share divided by earnings per share. Cash dividends prior to January 1998 stock offering and conversion are not comparable to prior periods due to the former mutual holding company's waiver of its pro rata cash dividends.
(3) Net interest margin is net interest income divided by average interest earning assets.
(4) The efficiency ratio is recurring noninterest expense divided by the sum of net interest income and noninterest income, excluding nonrecurring items. Heritage Bank paid a one-time deposit assessment of $1.09 million to the Savings Association Insurance Fund in November 1996. This was excluded from the calculation of the efficiency ratio for 1997.
(5) Shares outstanding prior to January 8, 1998 are based on the historical common shares outstanding for Heritage Bank on the dates indicated multiplied by the exchange ratio utilized in the stock conversion (5.1492). On January 8, 1998, the former stockholders of Heritage Bank received 5.1492 shares of Heritage Financial Corporation's common stock for each share of the Bank's common stock exchanged.

                    WASHINGTON INDEPENDENT BANCSHARES, INC.

                            SELECTED FINANCIAL DATA

                                                                        Three Months
                                                                            Ended
                               For the Year Ended June 30,              September 30,
                         -------------------------------------------  ------------------
                          1994     1995     1996     1997     1998      1997      1998
                         -------  -------  -------  -------  -------  --------  --------
                               (Dollars in thousands, except per share data)
Operations Data:
  Net interest income... $ 1,564  $ 1,911  $ 2,172  $ 2,491  $ 2,976  $    742  $    746
  Provision for loan
   losses...............     --       --       --         5       29         5        10
  Noninterest income....     283      349      496      447      597       131       165
  Noninterest expense...   1,579    1,869    2,083    2,328    2,574       615       708
  Provision for income
   taxes................     --        37      182      233      311        95        76
  Net income............     268      354      403      372      659       158       117
  Earnings per share
    Basic...............    0.24     0.30     0.27     0.24     0.42      0.10      0.07
    Diluted.............    0.23     0.29     0.25     0.22     0.39      0.09      0.07
  Dividend payout ra-
   tio..................     0.0%     0.0%     0.0%     0.0%     0.0%      0.0%      0.0%
Performance Ratios:
  Net interest margin...    6.33%    7.03%    6.53%    6.24%    6.20%     6.54%     5.74%
  Efficiency ratio......   85.49%   82.70%   78.07%   79.24%   72.04%    70.45%    77.72%
  Return on average as-
   sets.................    0.96%    1.14%    1.07%    0.82%    1.24%     1.24%     0.81%
  Return on average eq-
   uity.................   11.98%   12.97%   10.76%    9.35%   14.96%    15.05%     9.97%

                                       At June 30,                    At September 30,
                         -------------------------------------------  ------------------
                          1994     1995     1996     1997     1998      1997      1998
                         -------  -------  -------  -------  -------  --------  --------
                               (Dollars in thousands, except per share data)
Balance Sheet Data:
  Total assets.......... $29,256  $34,930  $40,493  $49,193  $55,124  $ 53,863  $ 61,000
  Loans receivable,
   net..................  19,771   23,569   29,655   34,502   37,942    36,807    39,764
  Deposits..............  25,340   30,720   35,924   44,453   49,473    48,877    55,663
  Federal Home Loan Bank
   advances.............     --       --       --       --       --        --        --
  Other borrowed funds..     --       --       --       --       --        --        --
  Shares outstanding....   1,122    1,204    1,547    1,545    1,597     1,545     1,760
  Stockholders' equity..   2,259    3,423    3,869    4,095    4,592     4,018     4,952
  Book value per share.. $  2.01  $  2.84  $  2.50  $  2.65  $  2.88  $   2.60  $   2.81
  Equity to assets ra-
   tio..................    7.72%    9.80%    9.55%    8.32%    8.33%     7.46%     8.12%
Asset Quality Ratios:
  Nonperforming loans to
   loans................    0.09%    0.49%    0.30%    0.04%    0.04%     0.04%     0.02%
  Allowance for loan
   losses to loans......    1.75%    1.52%    1.16%    1.01%    1.01%     0.96%     0.97%
  Allowance for loan
   losses to
   nonperforming loans.. 1955.56%  308.47%  392.13% 2715.38% 2412.50%  2542.86%  3920.00%
  Nonperforming assets
   to total assets......    0.06%    0.34%    0.22%    0.03%    0.03%     0.03%     0.02%
Other Data:
  Number of banking
   offices..............       3        3        4        4        4         4         5
  Number of full-time
   equivalent
   employees............      25       29       34       35       37        36        39

   HERITAGE FINANCIAL CORPORATION AND WASHINGTON INDEPENDENT BANCSHARES, INC.

                            SELECTED FINANCIAL DATA

                               PRO FORMA COMBINED

                                                                           Three Months Ended
                                 For the year ended June 30,                  September 30,
                         ------------------------------------------------  --------------------
                           1994      1995      1996      1997      1998      1997       1998
                         --------  --------  --------  --------  --------  ---------  ---------
                                  (Dollars in thousands, except per share data)
Operations Data:
 Net interest income.... $  8,352  $ 10,138  $ 10,504  $ 12,003  $ 15,989  $   3,387  $   5,419
 Provision for loan
  losses................      --        --        --       (265)      149         35        100
 Noninterest income.....    4,302     3,389     4,794     3,794     4,388      1,024      1,304
 Noninterest expense....    9,000     9,294    10,505    13,433    13,667      3,178      4,431
 Provision for income
  taxes.................    1,154     1,345     1,617       (12)    2,274        430        798
 Net income.............    2,500     2,888     3,176     2,641     4,287        768      1,394
 Earnings per share (1)
  Basic.................       NA      0.28      0.31      0.25      0.40       0.07       0.13
  Diluted...............       NA      0.28      0.31      0.25      0.39       0.07       0.13
 Dividend payout ratio
  (2)...................      0.0%      6.2%      6.7%      8.6%     16.9%      29.7%      31.6%
Performance Ratios:
 Net interest margin
  (3)...................     4.14%     4.89%     4.63%     4.78%     5.01%      5.01%      5.16%
 Efficiency ratio (4)...    71.12%    68.71%    68.67%    85.04%    67.07%     72.05%     65.91%
 Return on average
  assets................     1.15%     1.28%     1.27%     0.96%     1.24%      1.04%      1.21%
 Return on average
  equity................    12.93%    11.81%    11.30%     8.71%     6.76%      9.69%      5.65%
                                         At June 30,                        At September 30,
                         ------------------------------------------------  --------------------
                           1994      1995      1996      1997      1998      1997       1998
                         --------  --------  --------  --------  --------  ---------  ---------
Balance Sheet Data:
 Total assets........... $223,358  $239,827  $262,545  $291,357  $470,975  $ 302,567  $ 478,900
 Loans receivable, net..  143,029   174,095   191,399   233,690   303,755    238,835    320,563
 Loans held for sale....    4,110     5,944     5,286     6,323     6,411      5,451      5,995
 Deposits...............  191,262   205,517   227,043   254,234   363,593    265,825    369,879
 Federal Home Loan Bank
  advances..............      --        --        --        890       698        --         693
 Other borrowed funds...    4,100     3,252       --        --      1,132        --         894
 Shares Outstanding.....   10,319    10,344    10,348    10,368    10,706     10,368     10,826
 Stockholders' equity...   22,921    26,488    29,502    31,809    98,454     32,342    100,183
 Book value per share... $   2.22  $   2.56  $   2.85  $   3.07  $   9.20  $    3.12  $    9.31
 Equity to assets
  ratio.................    10.26%    11.04%    11.24%    10.92%    20.90%     10.69%     20.92%
Asset Quality Ratios:
 Nonperforming loans to
  loans.................     0.08%     0.12%     0.07%     0.06%     0.12%      0.14%      0.12%
 Allowance for loan
  losses to loans.......     1.38%     1.14%     1.12%     1.28%     1.25%      1.27%      1.21%
 Allowance for loan
  losses to
  nonperforming loans... 1,804.39%   973.83% 1,587.14% 2,126.71% 1,020.26%    876.54%    999.50%
 Nonperforming assets to
  total assets..........     0.05%     0.09%     0.05%     0.05%     0.08%      0.12%      0.08%
Other Data:
 Number of banking
  offices...............        8        10        12        14        16         14         17
 Number of full-time
  equivalent employees..      144       145       170       180       229        181        227

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(1) Heritage Bank became a stock-owned company as of January 31,1994. Per share data prior to 1995 is not applicable.
(2) Dividend payout ratio is dividends declared per share divided by earnings per share. Cash dividends prior to January 1998 stock offering and conversion are not comparable to prior periods due to the former mutual holding company's waiver of its pro rata cash dividends.
(3) Net interest margin is net interest income divided by average interest earning assets.
(4) The efficiency ratio is recurring noninterest expense divided by the sum of net interest income and noninterest income, excluding nonrecurring items. Heritage Bank paid a one-time deposit assessment of $1.09 million to the Savings Association Insurance Fund in November 1996. This was excluded from the calculation of the efficiency ratio for 1997.

                                  RISK FACTORS

   In addition to the other information in this Proxy Statement/Prospectus, these factors should be given careful consideration by shareholders of WIB in evaluating the WIB merger.

Prospects of Heritage After the Merger

   The banking and financial services industry is highly competitive. If an undetermined number of present customers of Heritage and WIB are not retained by Heritage after the merger or additional expenses are incurred in keeping them, this could have a negative effect on future results for Heritage. Continuing profitability for Heritage will depend in part on maintaining the revenues of Heritage's combined banking subsidiaries after the merger. Also, Heritage's continuing profitability will depend in part on its being able to integrate the operations of WIB and the operations of the recently acquired North Pacific Bank with Heritage's own operations promptly and efficiently and on Heritage being correct in its assumptions about the financial impact of the WIB merger and the recent North Pacific Bank transaction. There is a risk that the integration of the operations of an acquired institution may not be completed on schedule or may be more difficult and costly than expected. We can give you no assurance that Heritage and its banking subsidiaries will be able to realize the benefits anticipated to be received after the merger because of uncertainties after the merger.

   Heritage is an entity separate and distinct from its banking subsidiary, Heritage Bank, but the principal sources of Heritage's revenues are interest on investments of Heritage and dividends from Heritage Bank's and (if the WIB merger is effected) Central Valley Bank's operations. Regulations limit the amount of dividends that by Heritage's banking subsidiary(ies) can pay to Heritage without prior regulatory approval.

Growth and Competition

   Heritage has grown not only through the recent conversion transaction but also by acquiring North Pacific Bank Tacoma, Washington and will grow with the proposed WIB merger. Heritage may try to grow by acquiring other financial institutions and opening de novo branches. However, the market for acquisitions of financial institutions is highly competitive. Any acquisitions will be subject to regulatory approval. There can be no assurance to you that Heritage will obtain the required approvals. Heritage may not be successful in the future in identifying or attracting acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions. Heritage's ability to continue to grow through acquisitions will depend on maintaining sufficient regulatory capital and on economic conditions.

   Heritage Bank and Central Valley Bank face substantial competition for loans and deposits in the communities they serve. Competition includes other banks, thrifts and trust companies, credit unions, finance companies, insurance companies, mortgage banking operations, money market funds and other financial and non-financial companies that offer products that are similar to those offered by Heritage Bank and Central Valley Bank. Some of these competitors have greater financial resources than Heritage and offer services within the market areas served by Heritage. There can be no assurance that Heritage's efforts will continue to be successful.

Dependence on Management

   The value of an investment in Heritage common stock is somewhat dependent on the ability of Heritage's management, particularly its Chairman, President and Chief Executive Officer, Donald V. Rhodes, to successfully manage Heritage after the recent North Pacific Bank acquisition and the proposed WIB merger. If Heritage's management is not able to satisfactorily perform its duties, the benefits to an investor in Heritage common stock could be less than those anticipated. There is no guaranty that the current management of Heritage or WIB will continue to be employed by Heritage and its subsidiaries after the merger, except as provided for in the employment agreements with certain officers and key employees which include noncompetition provisions. Loss of the services of certain members of management of Heritage could have a negative effect on Heritage's business and prospects. Heritage believes that its future success will depend upon its ability to attract, retain and motivate qualified personnel. There can be no assurance to you that Heritage will be successful in such endeavors.

Heritage's Year 2000 Readiness Disclosure

   Heritage knows that it needs to ensure that its operations will not be adversely impacted by Year 2000 software failures. This issue affects computer systems that have time-sensitive programs that may not properly recognize the Year 2000. Heritage has completed a company wide review to determine the extent to which all programs used in its business are Year 2000 compliant. Heritage Bank utilizes a service bureau to perform its most mission critical data processing services related to its loans, deposits, general ledger and other financial applications. Currently, that service bureau has completed the software programming for all of its applications used by Heritage Bank. Testing of these service bureau programs began in November 1998 and is expected to be completed by mid-1999.

   Heritage has evaluated its major third party business relationships, including vendors and its borrowers. The significant dependence on the service bureau creates potential exposure for Heritage, but management fully expects the service bureau to meet the scheduled time table for both software modifications and for testing which would insure that Heritage's mission critical applications would be Year 2000 compliant by July 1999. Heritage has analyzed the extent that Year 2000 issues could have a negative impact on its borrowers' business operations, particularly its commercial borrowers. Heritage has performed an initial assessment of each major borrower and established an ongoing assessment as part of Heritage's credit granting and loan review process.

   Heritage has prepared a contingency plan with time tables to pursue various alternatives based on failure of the service bureau to adequately modify and/or provide sufficient testing and validation resources for Heritage and the service bureau to insure the mission critical applications are Year 2000 compliant. The most likely worst case scenario would be that the testing and the validation of the software modifications are not completed by the scheduled deadline of July 1999. This worst case scenario could increase Heritage's overall expected Year 2000 cost, but management believes that this scenario is not likely to occur. If the scenario should occur, the impact of these additional costs would not be material to Heritage's financial position and results of operation. There can be no assurances to you on the outcome of Heritage's preparation for the Year 2000 issues.

Limited Market For Heritage Common Stock

   Heritage issued its initial capital stock on January 7, 1998 and listed its common stock on the Nasdaq National Market on January 9, 1998. The trading volume in Heritage common stock has been limited at times during the past year. The average trading volume has been approximately 25,000 shares per trading day. Under these circumstances, shareholders of WIB acquiring Heritage common stock could have difficulty disposing of their shares on short notice if a limited number of willing buyers are available for Heritage common stock. There can be no assurance to you that an active trading market for Heritage common stock will continue to develop.

Importance Of Mortgage Banking Operations Of Heritage Bank

   Mortgage banking activities significantly influence Heritage Bank's results of operations. Heritage Bank's mortgage banking operations involve the origination and sale of mortgage loans primarily for the purpose of generating income. The profitability of mortgage banking operations depends primarily on managing the volume of loan originations and sales and the expenses associated with loan originations so that gains on the sale of loans together with any recurring fee income exceeds the costs of this activity. Changes in the level of interest rates and the condition of local and national economies affect the amount of loans originated by Heritage Bank and demanded by investors to whom the loans are sold. Generally, Heritage Bank's loan origination and sale activity and, therefore, its results of operations, may be adversely affected by an increasing interest rate environment to the extent such environment results in decreased loan demand by borrowers and/or investors. Accordingly, the volume of loan originations and the profitability of this activity can vary significantly from period to period. In addition, Heritage Bank's results of operations are affected by the amount of non-interest expenses associated with mortgage banking activities, such as compensation and benefits, occupancy and equipment expenses, and other operating expenses. During periods of reduced loan demand, Heritage Bank's results of operations may be adversely affected to the extent it is unable to reduce expenses commensurate with the decline in loan originations.

Expansion Of Heritage's Non-Residential Lending

   Heritage has changed the relative concentration of its loan portfolio in recent years. One-to-four family permanent residential loans have decreased as a percent of the entire portfolio while the percent of commercial business loans has increased. The larger portion of Heritage's total loan portfolio consists of loans other than 1-to-4 family permanent residential loans, including multi-family and commercial real estate, construction, commercial and consumer loans. Although such loans typically have higher yields than 1-to-4 family residential loans, such loans are typically more sensitive to economic conditions, involve higher concentrations of investment in a single borrower or project (with the exception of consumer loans), are more difficult to monitor, and carry a higher level of credit risk than do permanent residential loans. There can be no assurance that Heritage's attempt to address these risks by utilizing conservative underwriting procedures, requiring real estate as collateral for most commercial business loans and limiting its out-of-area loans and its multi-family and commercial construction loans will be successful.

Anti-takeover Provisions of Heritage

   Certain provisions of the Articles of Incorporation and Bylaws of Heritage may be deemed to have an "anti-takeover" effect on Heritage. These provisions may have the effect of discouraging a future takeover attempt that is not approved by the Heritage Board, but which individual Heritage shareholders may deem to be in their best interest or in which shareholders may receive a substantial premium for their shares over current market prices. Heritage's Articles and Bylaws also contain provisions making the removal of incumbent board members difficult to accomplish.

                            THE WIB SPECIAL MEETING

Time, Date and Place of the WIB Special Meeting

   The WIB Special Meeting will be held on       , February  , 1999, at
 .m., at       ,       , Washington.

Purpose of the WIB Special Meeting

   The purpose of the WIB Special Meeting is to:

    (i) consider and vote upon a proposal to approve the WIB Merger Agreement, providing for, among other things, the merger of WIB with and into Heritage and, the conversion of shares of WIB common stock and Vested WIB Options into shares of Heritage common stock; and

    (ii) act upon such matters, if any, as may properly come before the WIB Special Meeting.

Shares Outstanding and Entitled to Vote; Record Date for WIB

   The WIB Board has fixed the close of business on January , 1999, as the record date for determining the shareholders of WIB entitled to notice of and to vote at the WIB special meeting. Holders of record of WIB common stock on the WIB record date are entitled to one vote per share, and are also entitled to exercise dissenters' rights if certain procedures are followed. See "THE MERGER--Dissenters' Rights of Appraisal" and Appendix B.

   At the WIB record date, there were 1,760,449 shares of WIB common stock outstanding and entitled to vote at the WIB special meeting.

Required WIB Vote

   The affirmative vote of two thirds of all shares of WIB common stock outstanding on the record date is required to approve the WIB Merger Agreement. WIB's shareholders are entitled to one vote for each share of common stock held.

   The presence of a majority of the outstanding shares of WIB common stock in person or by proxy is necessary to constitute a quorum of shareholders for the WIB Special Meeting. For this purpose, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the broker or nominees do not have discretionary power to vote) are counted in determining the shares present at a meeting. For voting purposes, only shares affirmatively voted "FOR" the approval of the WIB Merger Agreement, and neither abstentions nor broker non-votes, will be counted as favorable votes in determining whether the WIB Merger Agreement is approved by the holders of WIB common stock. As a consequence, abstentions and broker non-votes will have the same effect as votes against approval of the WIB Merger Agreement.

   As of the record date, WIB's directors and executive officers and their affiliates owned and were entitled to vote 1,089,992 shares at the WIB Special Meeting, representing approximately 62% of the outstanding shares of WIB common stock. Each WIB director has agreed to vote all shares of WIB common stock held or controlled by him in favor of approval of the WIB Merger Agreement.

Conflicting Interest Relationships and Process and Procedures of the Boards of Directors of WIB and Heritage

   Donald V. Rhodes is Chairman, President and Chief Executive Officer of Heritage, and he is Chairman, President and Chief Executive Officer of WIB and Chairman and Chief Executive Officer of both Heritage Bank and Central Valley Bank. Daryl D. Jensen is a director of Heritage, and he is a director of WIB. The Boards of Directors of Heritage and WIB recognized these dual, and potentially conflicting, roles of Messrs. Rhodes and Jensen in regard to the proposed WIB merger transaction and, in compliance with the Washington Business Corporation Act, the Heritage Board and the WIB Board each appointed an acquisition committee of the board to negotiate with the other party. Neither Mr. Rhodes nor Mr. Jensen served on or had any other role on the committee of either board in its negotiations with the other party.

   The acquisition committee of the Heritage board negotiated the terms of the WIB Conversion Ratio and obtained independent advice as it chose. The Heritage board met to receive the report and recommendation of the acquisition committee.

   At that board meeting, Mr. Rhodes and Mr. Jensen disclosed their stock ownership and other interests in WIB to the Heritage board. Mr. Rhodes and Mr. Jensen did not participate in the Heritage board meeting or vote on the proposed WIB transaction. Only the non-interested board members of Heritage discussed and voted on resolutions regarding the proposed WIB merger transaction.

   The board of WIB followed the same procedures as the Heritage board in appointing an acquisition committee of the WIB board to negotiate with Heritage. This committee of the WIB board with input from independent advisors made a report and recommendation to the WIB board on the proposed merger with Heritage. Mr. Rhodes and Mr. Jensen disclosed their stock ownership and other interests in Heritage to the WIB board. Mr. Rhodes and Mr. Jensen did not participate in the WIB board meeting or vote on the proposed merger with Heritage. Only the non-interested board members of WIB discussed and voted on resolutions regarding the proposed Heritage merger transaction.

Voting and Revocation of WIB Proxies

   Holders of WIB common stock may vote either in person or by properly executed proxy. Shares of WIB common stock represented by a properly executed proxy received before or at the WIB special meeting will, unless such proxy is revoked, be voted by the instructions indicated on such proxy. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted FOR the proposal to approve the WIB Merger Agreement. Failure to return a signed proxy card or to vote in person at the WIB Special Meeting will have the effect of a vote cast against the WIB Merger Agreement.

   If any other matters are properly presented at the WIB Special Meeting for consideration, including, among other things, a motion to adjourn the WIB Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy which is voted against the proposal to approve the WIB Merger Agreement will be voted in favor of any such adjournment or postponement. A proxy marked ABSTAIN with respect to the proposal to approve the WIB Merger Agreement may be voted in favor of a proposal to adjourn or postpone the WIB Special Meeting in the discretion of the persons named in the proxy. As of the date hereof, the WIB Board knows of no such other matters.

   Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to Glen J. Rasmussen, WIB's Secretary, at 537 West Second, Toppenish, Washington 98948, on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of WIB common stock, or by attending the Special Meeting and voting in person. Attendance at the WIB Special Meeting will not in itself constitute revocation of a proxy.

Solicitation of Proxies by WIB

   WIB will bear the costs solicitation of proxies from its shareholders. In addition to using the mails, proxies may be solicited by personal interview, telephone and wire. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. Officers and other employees of WIB may solicit proxies personally. WIB is not expected to pay any compensation for the solicitation of proxies, but will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.

   WIB STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY
CARD.

                              THE PROPOSED MERGER

   This section of the Proxy Statement/Prospectus describes certain aspects of the merger. These descriptions are not complete. You should review the WIB Merger Agreement, which is attached as Appendix A to this Proxy
Statement/Prospectus, carefully and in its entirety.

Background and Reasons for the WIB Merger

   WIB was formed in 1981 and acquired its banking subsidiary, Central Valley Bank, in April 1982, at which time Central Valley Bank's assets totaled approximately $20 million. Central Valley Bank operated profitably until 1985. The bank experienced significant loan losses in 1986 and 1987, which necessitated the hiring of a new management team to operate Central Valley Bank and a recapitalization of WIB and Central Valley Bank. Specifically, in 1986 Mr. Donald V. Rhodes, current Chairman, President and Chief Executive Officer of WIB and Chairman and Chief Executive Officer of Central Valley Bank, and Mr. Michael Broadhead, current President of Central Valley Bank, were hired and within the next several years restored WIB to profitable operations. In 1989, Mr. Rhodes also became President and Chief Executive Officer of Heritage Bank and also became Chairman in 1990. Under the leadership of Mr. Rhodes and Mr. Broadhead, WIB's assets have grown to $61 million, as of September 30, 1998, and WIB has continued to operate profitably, with profits from 1997 operations of $564,000. Mr. Daryl D. Jensen, who has served as a director of Heritage Bank since 1985, was appointed to the Board of Directors of WIB in 1981 and to the Board of Directors of Central Valley Bank in 1989.

   In 1994, Central Valley Bank opened its first branch office in Yakima, Washington, and experienced significant growth in loans, deposits and total assets. Since that time, Central Valley Bank has continued to pursue a growth strategy in this market, currently operating out of its Union Gap branch, a temporary modular unit in downtown Yakima, and a newly constructed branch office on Nob Hill Boulevard. Central Valley Bank has also experienced substantial growth in non-interest expense, reflecting the cost incurred to establish the new Yakima offices and to staff Central Valley Bank for anticipated growth.

   WIB's Board has considered and discussed the critical issues facing Central Valley Bank as it pursues its growth strategy. Continuing consolidations in the banking business were noted together with increasing competition from both bank and non-bank sources. The WIB Board concluded that in order to fully capitalize on its market opportunities in the Yakima Valley, Central Valley Bank would need to continue to expand through de novo branching, though the WIB Board realized that additional borrowings or stock offerings may be necessary to supplement Central Valley Bank's capital to support this growth.

   Since 1994, Heritage has more than doubled its number of banking locations. In January 1998, Heritage completed its conversion from a mutual holding company to a full public company. This conversion resulted in approximately $63 million in net new capital for Heritage. This new capital has significantly enhanced Heritage's ability to take advantage of acquisition opportunities which expand its geographic and product market and help create a balance sheet more characteristic of a commercial banking institution.

   Because of Heritage's aggressive plans for growth through the acquisition of well-managed, profitable commercial banks in attractive markets, in June of 1998, Mr. Rhodes began discussions with other members of senior management and the Board of WIB and Central Valley Bank as to the possible combination of Heritage and WIB. In view of the decade of partnership that has existed between management of Heritage and WIB, and the interest shown by both parties in a possible transaction, serious negotiations were begun in July of 1998 that led to agreement between the parties.

   In July of 1998, the WIB Board met to discuss the possibility of a merger transaction with Heritage. At that time, the WIB Board established three goals that should be achieved in any merger: (1) enhanced shareholder value and stock liquidity, (2) continuity of management and employees of Central Valley Bank, and (3) an enhanced ability to provide customers with a wider variety of products and services. The Board then reviewed a proposed term sheet provided by Heritage and authorized an acquisition committee of the WIB Board, comprised of directors Brulotte, Peterson and Rasmussen, to negotiate a conversion ratio for Heritage and WIB shares in the transaction. As a result of continuing negotiations between the parties, Heritage proposed that the transaction be priced using either (i) a fixed exchange, where 1,000,000 shares of Heritage common stock would be exchanged for all outstanding shares and vested options of WIB, or (ii) a floating exchange where a fluctuating number of Heritage shares would be exchanged for WIB shares and vested options based on a fixed dollar value of the price of Heritage common stock for a brief period prior to closing.

   In late July 1998, WIB retained the services of an investment banker, Columbia Financial Advisors, Inc., ("Columbia") to assist in evaluating the business combination with Heritage, and the acquisition committee recommended to the full Board of WIB that the transaction be structured with a fixed conversion ratio, which it had determined to be in the best interests of WIB's shareholders.

   On August 31, 1998, the Board of WIB and Central Valley Bank reviewed, approved and executed a final Agreement and Plan of Merger between WIB and Heritage. At a meeting held on September 1, 1998, the Board of Directors of Heritage determined not to proceed with the transaction at that time because of significant fluctuations in the stock market that had recently occurred.

   Further negotiations between the parties ensued in early September and at a meeting of the Heritage Board on September 17, 1998, the Heritage Board determined it to be appropriate to recommence action on the proposed WIB transaction and to approve the proposed WIB Merger Agreement, subject to certain amendments which were negotiated between the parties. The amendments made to the WIB Merger Agreement were as follows: (1) the number of Heritage shares to be issued in the exchange was increased by up to an additional 50,000 shares depending upon the average stock price of Heritage for a specified period prior to closing of the transaction; (2) the walkaway price was changed from $12.25 to $10.00; and (3) the effective date of the WIB Merger Agreement was changed to October 1, 1998 or such sooner date that Heritage completed its due diligence review of WIB and Central Valley Bank. On September 18, 1998 the Board of Directors of WIB and Central Valley Bank determined the amended WIB Merger Agreement to be in the best interests of its shareholders and unanimously approved and entered into the WIB Merger Agreement effective as of September 28, 1998.

   The WIB Board of Directors believes that the terms of the merger, which are the product of arms-length negotiations between representatives of WIB and Heritage, are fair and in the best interests of WIB and its shareholders. In the course of reaching its determination, the WIB Board consulted with legal counsel with respect to the legal duties of the WIB Board, the terms of the Merger Agreement and the issues related thereto; with its accountants with respect to certain financial aspects of the transaction; with its financial advisor with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, operational and due diligence matters.

   In reaching its decision that the WIB Merger Agreement is fair and in the best interests of WIB and its shareholders, the WIB Board considered the fairness opinion of Columbia, and a number of additional factors. The material factors considered by the WIB Board are as follows:

  . WIB shareholder value would be significantly enhanced by the value of Heritage common stock being issued in the merger;

  . Heritage stock is traded in the over-the-counter market and quoted on the Nasdaq National Market, thus creating a far more liquid security for WIB shareholders;

  . The merger is structured as a tax-free exchange of stock, permitting WIB shareholders the opportunity to continue to invest in a community banking organization;

  . Heritage's financial condition, business and prospects and the economic prospects of its market appear to be attractive;

  . The merger would facilitate the delivery of additional services to Central Valley Bank customers;

  . The financial and managerial resources provided by Heritage will enhance
    Central Valley Bank's ability to compete in its market area;

  . The combined organization is expected to provide increased opportunities to employees; and

  . The merger is expected to receive regulatory approval.

   The WIB Board did not ascribe relative or specific weights to any factor in its evaluation of the merger.

Opinion of WIB's Financial Advisor, Columbia Financial Advisors

   Columbia has delivered a written opinion to the WIB Board to the effect that, as of the date of this Proxy Statement/Prospectus, the consideration to be received by WIB common shareholders pursuant to the terms of the WIB Merger Agreement is fair to such stockholders from a financial point of view. The Exchange Ratio of .5787 shares based upon the price calculation described below of Heritage common stock for each share of WIB has been determined by WIB and Heritage through negotiations. The Columbia opinion is directed only to the fairness, from a financial point of view, of the consideration to be received and does not constitute a recommendation to any WIB stockholder as to how such shareholder should vote at the Special Meeting. Assuming a closing date of December 28, 1998, or the forty-five trading days beginning on October 21, 1998 and ending on December 23, 1998, when the Heritage common stock price averaged $10.81, the value of Heritage common stock is approximately $6.26 per share of WIB common stock.

   WIB retained Columbia as its exclusive financial advisor pursuant to an engagement letter dated July 28, 1998 in connection with the merger. Columbia is a regionally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions. The WIB Board selected Columbia to act as WIB's exclusive financial advisor based on Columbia's experience in mergers and acquisitions and in securities valuation generally.

   On January 5, 1999, Columbia issued its Opinion to the WIB Board that, in its opinion as investment bankers, the terms of the merger as provided in the WIB Merger Agreement are fair, from a financial view point, to WIB, the Bank and its shareholders. The full text of the Columbia Opinion, which sets forth the assumptions made, matters considered, and limits on its review, is attached hereto as Appendix C. The summary of the Columbia Opinion in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. WIB SHAREHOLDERS ARE URGED TO READ THE ENTIRE COLUMBIA OPINION.

   In rendering its opinion to WIB, Columbia reviewed, among other things, historical financial data of WIB, certain internal financial data and assumptions of WIB prepared for financial planning and budgeting purposes furnished by the management of WIB and, to the extent publicly available, the financial terms of certain change of control transactions involving Northwest community banks. Columbia discussed with WIB's management the financial condition, current operating results, and business outlook for WIB. Columbia also reviewed certain publicly available information concerning Heritage and certain financial and securities data of Heritage and companies deemed similar to Heritage. Columbia discussed with Heritage's management the financial condition, current operating results, and business outlook for Heritage and Heritage's plans relating to WIB. In rendering its opinion, Columbia relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by it and did not attempt to verify or to make any independent evaluation or appraisal of the assets of WIB or Heritage nor was it furnished any such appraisals. WIB did not impose any limitations on the scope of the Columbia investigation in arriving at its opinion. Columbia analyzed the total Purchase Price on a cash equivalent fair market value basis using standard evaluation techniques (as discussed below) including comparable sales multiples, net present value analysis, and net asset value based on certain assumption of projected growth, earnings and dividends and a range of discount rates from 16% to 18%.

   Net Asset Value is the value of the net equity of a bank, including every kind of property and value. This approach normally assumes the liquidation on the date of appraisal with the recognition of the investment securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discounts to the loan portfolio and changes in the net value of other assets. As such, it is not the best evaluation approach when valuing a going concern because it is based on historical costs and varying account methods. Even if the assets and liabilities are adjusted to reflect prevailing market prices and yields (which is often of limited accuracy due to the lack of readily available date), it still results in a liquidation value. In addition, since this approach fails to account for the values attributable to the going concern such as the interrelationship among WIB's assets and liabilities, customer relations, market presence, image and reputation, staff expertise and depth, little weight is given by Columbia to the net asset value approach to valuation.

   Market Value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The "hypothetical" market value for a small bank with a thin market for its common stock is normally determined by comparison to the average price to stockholders equity, price to earnings, and price to total assets, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity of the buyer. The market value in connection with the evaluation of control of a bank is determined by the previous sales of small banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data are available, the market value approach deserves greater weighting than the net asset value approach and similar weight as the investment value approach as discussed below.

   Columbia maintains a comprehensive data base concerning prices paid for banking institutions in the Northwest, particularly Eastern Washington and Eastern Oregon banking institutions, during 1988 through 1998. This data base provides comparable pricing and financial performance data for banking institutions sold or acquired. Organized by different peer groups, these data present medians of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of WIB, Columbia has considered the market approach and has evaluated price to stockholders equity and price to earnings multiples and the price to total assets percentage for transactions involving Washington and Oregon banking organizations with total assets greater than $100 million that sold for 100% common stock from January 1988 to June 1998.

   Comparable Sales Multiples. Columbia calculated a "Merger Consideration-- Adjusted Book Value" for WIB's June 30, 1998 stockholders equity and the estimated December 31, 1998 stockholders' equity adjusted for the price to stockholders equity ratios for a sample of Northwest banking institutions with assets of below $150 million which sold between January 1, 1992 through June 1, 1998 and a sample of Northwest banking institutions with total assets of below $150 million which sold between January 1, 1996 and June 1, 1998. The calculations are $5.07 and $5.43 per share, respectively, for the June 30, 1998 stockholders' equity for the two samples. For the estimated December 31, 1998 stockholders' equity, the calculations are $5.58 and $5.97, respectively. For WIB's 1997 net income for the twelve months prior to June 30, 1998, the calculations are $4.59 and $4.98, respectively.

   Transaction Value as a Percentage of Total Assets. Columbia calculated the percentage of total assets which the transaction represents as a price level indicator. The transaction value as a percentage of total assets facilitates a truer price level comparison with comparable banking organizations, regardless of the differing levels of stockholders equity and earnings. In this instance, a transaction value of $6.26 per WIB share results in a transaction value as a percentage of total assets of 20.5%. The median price as a percentage of total assets for a sample of Northwest banking institutions with total assets of below $150 million which sold between January 1, 1996 and June 1, 1998 was 19.8% and 20.5%, respectively.

   Investment Value is sometimes referred to as the income or earnings value. One investment value method frequently used estimates the present value of an institution's future earnings or cash flow which is discussed below.

   Net Present Value Analysis. The investment or earnings value of any banking organization's stock is an estimate of the present value of future benefits, usually earnings, dividends, or cash flow, which will accrue to the stock. An earnings value is calculated using an annual future earning stream over a period of time of not less than five years and the residual or terminal value of the earnings stream after five years, using WIB's estimates of future growth and an appropriate capitalization or discount rate. Columbia's calculations were based on an analysis of the banking industry, WIB's earnings, and the competitive situation in WIB's market area. Using discount rates of 16% and 18%, acceptable discount rates considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" provided a range of $5.11 to $6.10 per share.

   When the net asset value, market value and investment value approaches are subjectively weighed, using the appraiser's experience and judgment, it is Columbia's opinion that the proposed transaction is fair, from a financial point of view to the WIB shareholders.

   Pursuant to the terms of the Engagement Letter, WIB has agreed to pay Columbia a fee of $30,000 for its services as financial advisor, including this fairness opinion. In addition, WIB has agreed to reimburse Columbia for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify Columbia against certain liabilities.

Procedure for Exchange of WIB Common Stock for Heritage Common Stock

   As soon as practicable after the effective date of the WIB merger, Heritage will have delivered to each of the former shareholders and vested option holders of WIB a transmittal letter for use in delivering their WIB common stock certificates or option agreements. After the Exchange Agent for Heritage receives a properly completed transmittal letter and the certificate(s) or option agreement(s) representing a WIB shareholder's shares of or options to acquire WIB common stock, the Exchange Agent for Heritage will issue and mail a certificate representing the Heritage common stock into which the WIB common stock or vested option has been converted, and a check for the cash, if any, payable in respect to any fractional Heritage common stock issuable.

   The registered holder of any certificate(s) representing WIB common stock who has lost or destroyed such certificate(s), can obtain certificate(s) for Heritage common stock (and cash for any fractional share) to which such WIB shareholder is entitled, if the WIB shareholder delivers to the Exchange Agent for Heritage: (a) a sworn statement certifying such loss or destruction and specifying the circumstances thereof, and (b) a lost instrument bond with a corporate security, satisfactory to the Exchange Agent, indemnifying Heritage against any loss or expense which it may incur as a result of such lost or destroyed certificate(s) presented at a later time.

Conditions to Consummation of the WIB Merger

   Consummation of the WIB merger is subject to certain material conditions, including, but not limited to:

    (i) Approval of the WIB Merger Agreement by the holders of at least 2/3 of the issued and outstanding shares of WIB common stock;

    (ii) Receipt of all necessary state and federal regulatory approvals, including approval by the Federal Reserve as required for consummation of the proposed WIB merger;

    (iii) Receipt by Heritage of the opinion of WIB's legal counsel as required by the WIB Merger Agreement;

    (iv) Receipt by Heritage of an opinion from Heritage's counsel and receipt by WIB of an opinion from WIB's legal counsel to the effect that the WIB merger will constitute a tax-free merger under Section 368(a)(1)(A) of the Code, and no gain or loss will be recognized by the shareholders of WIB and Heritage, except for cash paid to dissenting shareholders of WIB and cash paid in lieu of fractional shares;

    (v) Heritage will have received concurrence of its determination that the WIB merger should be accounted for as a pooling-of-interests;

    (vi) WIB will have received a fairness opinion from the firm it has engaged to the effect that the proposed merger is fair to its shareholders from a financial point of view;

    (vii) The shares of Heritage common stock to be issued to the WIB shareholders will have been approved for listing on the Nasdaq National Market;

    (viii) The shares of WIB common stock for which cash is to be paid pursuant to dissenter's rights of appraisal under Washington law will not exceed in the aggregate 5% of the outstanding shares of WIB common stock;

    (ix) There will not have been any material adverse change in the financial position or results of operations of WIB or Heritage;

    (x) No order, decree or injunction will enjoin or prohibit the WIB merger;

    (xi) The shares of Heritage common stock to be issued to the WIB shareholders will have been registered with the Securities and Exchange Commission and Heritage will have complied with all states securities laws related to the WIB merger;

    (xii) The employment agreements required by the WIB Merger Agreement will have been executed;

    (xiii) Affiliate agreements, directors' agreements and officers' certificates as required by the WIB Merger Agreement will have been received by Heritage, and an officer's certificate from Heritage will have been received by WIB; and

    (xiv) On the effective date of the WIB merger, the capital of WIB will not be less than $4.750 million, and Central Valley Bank's allowance for possible loan and lease losses will not be less than 1% of that bank's total outstanding loans and leases and in all cases will be adequate to absorb that bank's anticipated loan and lease losses.

Termination Provisions

   The WIB Merger Agreement may be terminated at any time before the effective date of the WIB merger:

    (i) by the mutual consent of the Boards of Directors of Heritage and WIB;

    (ii) by the Board of Directors of any party in the event of a material breach of any representation or warranty by any other, if the breaching party fails to correct the breach;

    (iii) by the Board of Directors of Heritage or WIB if the WIB merger is not consummated by April 30, 1999;

    (iv) by Heritage or WIB's Board of Directors if the required shareholder approval is not obtained at the appropriate Special Meeting; or

    (v) by the Board of Directors of WIB if the average closing price of the Heritage common stock is less than $10.00 per share, and Heritage does not elect to adjust the WIB Conversion Ratio. See "The Proposed Merger-- Possible Adjustment to the WIB Conversion Ratio."

Possible Adjustment to the WIB Conversion Ratio

   For purposes of understanding this possible adjustment to the WIB Conversion Ratio, the following definitions apply:

    "Average Closing Price" means the average of the last reported sale prices per share of Heritage common stock as reported on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported therein, another mutually agreed upon authoritative source) for the 45 consecutive trading days on the Nasdaq Stock Market on which such shares are traded ending at the close of trading on the Determination Date.

    "Determination Date" means the date occurring 5 days before the effective date of the WIB merger.

   Each share of WIB common stock will be converted into the right to receive a portion of the total number of shares of Heritage common stock based on each WIB shareholder's ownership of the total number of issued and outstanding shares of WIB common stock immediately before the effective date of the WIB merger and the total number of Vested WIB Options outstanding immediately before the effective date of the WIB merger. Total number of shares of Heritage common stock to be issued to the holders of WIB common stock and Vested WIB Options will be determined and subject to adjustment, as follows:

    1. If the Average Closing Price of Heritage common stock is more than $12.25, 1,000,000 shares of common stock; or

    2. If the Average Closing Price of Heritage common stock is $12.25 or below, but no less than $10.00, 1,000,000 shares of common stock plus that number of shares of Heritage common stock equal to the product (rounded to the next whole share) of the following formula;

    [($12.25 minus Average Closing Price) divided by $2.25] multiplied by 50,000; or

    3. If the Average Closing Price of Heritage common stock is below $10.00 and if Heritage makes an election to consummate to the WIB merger following WIB's written notice of termination under the terms of the WIB Merger Agreement, the number of shares of Heritage common stock to be issued shall equal the sum (rounded to the next whole share) of the following formula:

    ($10,000,000 divided by Average Closing Price) plus 50,000; or

    4. If the Average Closing Price of Heritage common stock is below $10.00 and WIB does not provide written notice of termination to Heritage under the terms of the WIB Merger Agreement, 1,050,000 shares of Heritage common stock.

   The number of shares to be issued to each WIB shareholder may vary based on the above formula for the total number of Heritage common shares to be issued. If the Average Closing Price is less than $10.00, WIB may elect to exercise its right to terminate the WIB Merger Agreement. If WIB makes the election to terminate, it must give Heritage written notice on or before the second day after the Determination Date. During the three day period commencing on the date of that notice, Heritage has the option of increasing the total number of Heritage common shares to be issued to WIB shareholders as set forth in sub-item (3) above. If Heritage makes an election to increase the number of shares to be issued within this three day period, Heritage must give prompt written notice to WIB of the election, and no termination of the WIB Merger Agreement will occur.

Effective Date of the WIB Merger

   Subject to the conditions to the obligations of the parties to consummate the WIB merger, the effective date of the WIB merger will be when the Articles of Merger have been accepted for filing by the Secretary of State of Washington under the Washington Business Corporation Act.

   We can give you no assurance that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the WIB merger can or will be satisfied. Heritage and WIB expect all conditions to completing the WIB merger will be satisfied so that the WIB merger can be completed by the end of February 1999. Delays in the WIB merger could occur.

Employment Agreements for WIB Employees

   On the effective date of the WIB merger, Heritage will enter into employment agreements with D. Michael Broadhead, Joe Perry, Richard Maison, and Larry Holt. The employment agreements with these individuals are Exhibits D, E, F, and G to the WIB Merger Agreement which is Appendix A to this Proxy Statement/Prospectus.

Expenses and Fees Related to the WIB Merger

   Each party to the WIB Merger Agreement will pay its own expenses incurred in connection with WIB merger, including the cost of soliciting proxies for the WIB Special Meeting and the printing costs and expenses incurred in connection with this Proxy Statement/Prospectus and the Heritage registration statement.

Regulatory Approval of the WIB Merger

   The merger requires the prior approval of the Federal Reserve, pursuant to
Section 3 of the Bank Holding Company Act of 1956, as amended ("BHCA"). In granting its approval under Section 3 of the BHCA, the Federal Reserve must take into consideration, among other factors, the financial and managerial resources and future prospects of the institution and the convenience and needs of the communities to be served. Applicable law prohibits the Federal Reserve from approving the merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or (ii) its effect in any area of the country may be to substantially lessen competition or to tend to create a monopoly, or (iii) it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the BHCA, the merger may not be consummated until the 30th day following the date of Federal Reserve approval, which may be shortened by the Federal Reserve to the 15th day, during which time the United States Department of Justice may challenge the transaction on anti-trust grounds. The commencement of any anti-trust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

   The merger cannot be completed until Heritage has received the required regulatory approval. Application for approval of the Federal Reserve has been submitted for the WIB merger. This application was approved by the Federal Reserve on December 17, 1998.

   Neither Heritage nor WIB is aware of any material governmental approvals or actions that are required for consummation of the merger, except as described above. If any other approval or action should be required, it presently is contemplated that such approval or action would be sought.

Directors and Executive Officers Following the Merger

   The officers and directors of Heritage will remain the same following the merger, except that under the WIB Agreement, immediately after the effective date of the WIB merger, Heritage will cause its Board to be expanded by one position and an outside (non-management) director of WIB who resides in eastern Washington will be appointed to the Heritage Board to serve until his successor is elected and qualified. The WIB Board has recommended that Mr. Melvin R. Lewis be appointed to the Heritage Board.

Interests of Certain Persons in the Merger

   The WIB Agreement provides that on or after the effective date of the WIB merger, Heritage will:

  . Appoint one non-management director of WIB to the Heritage Board. Melvin
    R. Lewis has been recommended by WIB for this appointment.

  . Enter into employment agreements with D. Michael Broadhead, Joe Perry,
    Richard Maison and Larry Holt.

  . Indemnify the present and former directors, officers and employees of WIB and the Central Valley Bank against all costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred, to the fullest extent that WIB would have been permitted under Washington law and the WIB Articles of Incorporation or Bylaws in effect on the date of the WIB Merger Agreement to indemnify such person. Heritage will also advance expenses as incurred to the fullest extent under applicable law.

Material Federal Income Tax Consequences of the Merger

   THE FOLLOWING IS A SUMMARY OF MATERIAL, ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE WIB MERGER. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT.

   THIS SUMMARY DOES NOT TRY TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE WIB MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE WIB MERGER TO SHAREHOLDERS BECAUSE OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS. THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE WIB MERGER UNDER ANY STATE, LOCAL, ESTATE OR FOREIGN TAX LAWS. THIS SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES TO HOLDERS OF VESTED OPTIONS TO ACQUIRE WIB COMMON STOCK WHO EXCHANGE THOSE OPTIONS FOR SHARES OF HERITAGE COMMON STOCK.

   AS A SHAREHOLDER OF WIB, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE WIB MERGER INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

   A federal income tax ruling with respect to the proposed merger was not requested from the Internal Revenue Service. Heritage has received an opinion of its legal counsel, Gerrish & McCreary, P.C., Memphis, Tennessee, concerning certain federal income tax consequences of the proposed merger under federal income tax law, and this discussion is qualified in its entirety by such opinion.

   It is the opinion of Gerrish & McCreary, P.C. that:

    1. The WIB merger will be treated for federal income tax purposes as a tax-free merger under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

    2. No gain or loss will be recognized by Heritage or WIB or the shareholders of WIB upon the exchange of the common stock of WIB for Heritage common stock, except by the shareholders of WIB who receive cash in lieu of any fractional share otherwise issuable.

    3. Shareholders of WIB who dissent from the merger will be treated as having received such payment as a distribution and redemption of their shares of stock as required by Section 356(a) of the Code. Holders of WIB common stock electing to exercise their Dissenters' Rights should consult their own tax advisors as to the tax treatment in their particular circumstance.

    4. The aggregate tax basis of Heritage common stock received by shareholders of WIB will be the same as the basis of WIB common stock surrendered in exchange therefor.

    5. The holding period of Heritage common stock received by the shareholders of WIB common stock will include the period in which WIB common stock surrendered for Heritage common stock was held, provided that the WIB common stock is a capital asset in the hand of the shareholders of WIB on the date of exchange.

   Among other things, the opinion of Gerrish & McCreary, P.C. was based on shareholders of WIB maintaining sufficient equity ownership interest in Heritage after the merger. The Internal Revenue Service takes the position for purposes of issuing an advance ruling on reorganizations that the shareholders of an acquired corporation (in other words, WIB) must maintain a continuing equity ownership interest in the acquiring corporation (in other words, Heritage) equal, in terms of value, to at least 50% of their interest in the acquired corporation. Moreover, shares of the acquired corporation and the acquiring corporation held by shareholders of the acquired corporation and otherwise sold, redeemed or disposed of before or shortly after the applicable effective date are taken into account. Management of Heritage has represented that it has no plan or intention to cause Heritage to redeem or otherwise reacquire the shares of Heritage common stock issued in the WIB merger. In addition to the foregoing requirements, certain additional matters must be true with respect to the WIB merger and Heritage believes that these factual matters will be satisfied.

Accounting Treatment of the WIB Merger

   The merger is intended to be accounted for as a pooling-of-interests. Under generally accepted accounting principles, the assets and liabilities of Heritage and WIB will be carried forward on the consolidated books of Heritage after the effective dates of the merger at the amounts recorded on the respective books of each party before the merger. Net income of Heritage for the year ended in which the merger occurs will include the net income of Heritage as well as WIB for the entire fiscal period in which the merger occurs. After the merger, the reported income of Heritage for each year before the merger will be combined with that of WIB and restated as income of the combined company. The unaudited pro forma financial information included in this Proxy Statement/Prospectus reflects the merger using the "pooling-of-interests" method of accounting.

Rights of Dissenting Shareholders of WIB

   WIB is a Washington corporation governed by the Washington Business Corporation Act ("Washington Act"). The Washington Act governs the rights of dissent of the shareholders of WIB.

   Pursuant to Chapter 23B.13 of the Washington Act (the text of which is attached in full as Appendix B to this Proxy Statement/Prospectus), as a shareholder of WIB, you are entitled to dissent from and obtain payment of the fair value of your shares if the merger is completed and you are a shareholder entitled to vote on the merger ("Dissenters' Rights").

As a shareholder of WIB, if you wish to assert your Dissenters' Rights, you:

    1. must give to WIB before the vote is taken on the merger, written notice of your intent to demand payment for your shares if the proposed merger is effectuated, and

    2. must not vote your shares in favor of the proposed merger.

   AS A SHAREHOLDER OF WIB, IF YOU DO NOT SATISFY THE ABOVE REQUIREMENTS, YOU WILL NOT BE ENTITLED TO PAYMENT FOR YOUR SHARES PURSUANT TO YOUR DISSENTERS' RIGHTS.

   A shareholder's failure to vote against the proposed merger will not in itself constitute a waiver of Dissenters' Rights. A vote against the proposed merger will not by itself be deemed to satisfy the notice requirements under the Washington Act with respect to Dissenter's Rights.

   Shareholders of WIB must give written notice regarding their intent to assert their Dissenters' Rights to Glenn Rasmussen, Secretary/Treasurer, Washington Independent Bancshares, Inc., 537 West Second, Toppenish, Washington 98948.

   If the WIB merger is approved at the WIB Special Meeting, Heritage, as the surviving corporation, will deliver a written Dissenters' Notice to all WIB shareholders who satisfied the above requirements regarding asserting Dissenters' Rights. The Dissenters' Notice must be sent no later than ten (10) days after the effective date of the WIB merger and must contain the information described below for Dissenters' Notices.

   All Dissenters' Notices to shareholders of WIB, must, in addition to other items, provide the following:

    1. State where the payment demand must be sent and where and when certificates for shares must be deposited;

    2. Tell holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    3. Supply a form for demanding payment that includes certain specific information;

    4. Set a date by which Heritage must receive the payment demand, which date may not be fewer than 30 days nor more than 60 days after the date the Dissenters' Notice is delivered; and

    5. Be accompanied by a copy of Chapter 23B.13 of the Washington Act.

   A shareholder who receives a Dissenters' Notice must demand payment of Heritage, certify whether the dissenting shareholder acquired beneficial ownership of the shares of WIB before the date required to be set forth in the Dissenters' Notice, and deposit the shareholder's certificates under the terms of the Dissenters' Notice. If a dissenting shareholder demands payment and deposits the shareholder's share certificates in this manner, the dissenting shareholder will retain all of their rights of a shareholder in the company until the proposed merger is effected. A dissenting shareholder who does not demand payment or deposit the shareholder's share certificates where required by the Dissenters' Notice, is not entitled to payment for the shareholder's shares pursuant to Dissenters' Rights.

   Except as otherwise provided in the Washington Act, within 30 days of the later of the effective date of the WIB merger, or the date Heritage receives a payment demand, Heritage shall pay each dissenting WIB shareholder who complied with the law, the amount Heritage estimates to be the fair value of the shareholder's shares, plus accrued interest. The payment must be accompanied by certain information, including certain financial information and a statement and explanation of Heritage's estimate of the fair value of the shares.

   A dissenter may reject Heritage's offer of fair value and demand in writing payment of the shareholder's estimated fair value and interest due, if (i) the dissenter believes the amount offered is less than the fair value of the dissenter's shares or that interest due is incorrectly calculated; or (ii) Heritage fails to make payment and does not return the deposited certificates or release certain transfer restrictions within 60 days after the date for demanding payment.

   If a demand for payment remains unsettled, Heritage shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the dissenter's shares and accrued interest. If Heritage does not commence the proceedings within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   The court in an appraisal proceeding shall determine all costs of the proceeding. The costs shall be assessed against Heritage unless the court finds the dissenter acted arbitrarily, vexatiously or not in good faith in demanding payment. The court also may assess fees and expenses of counsel and experts for the respective parties.

   THE FOREGOING SUMMARY IS NOT A COMPLETE STATEMENT OF THE WASHINGTON ACT WITH RESPECT TO DISSENTERS' RIGHTS, BUT IT IS INTENDED MERELY TO APPRISE THE SHAREHOLDERS OF WIB THAT SUCH RIGHTS EXIST. ANY SHAREHOLDER OF WIB WHO INTENDS TO EXERCISE RIGHTS TO DISSENT SHOULD CAREFULLY READ CHAPTER 23B.13 OF THE WASHINGTON BUSINESS CORPORATION ACT, ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. FAILURE TO COMPLY STRICTLY WITH THE STATUTORY PROCEDURES IN THE WASHINGTON ACT MAY RESULT IN THE FORFEITURE OF DISSENTERS' RIGHTS.

Termination Fee

   As a condition and inducement to Heritage entering into the WIB Merger Agreement, WIB has agreed to pay Heritage a termination fee under certain circumstances. A fee of $400,000 may be demanded by Heritage in the event that
(i) prior to the WIB Special Meeting WIB solicits, initiates or encourages an acquisition proposal from a third party other than Heritage or provides nonpublic information to any third party other than Heritage in connection with a potential acquisition proposal, (ii) WIB shareholders do not approve the WIB merger at the WIB Special Meeting, and (iii) prior to October 31, 1999 a third party other than Heritage acquires control of WIB. WIB will not be required to pay the termination fee if the representations and warranties of Heritage in the WIB Merger Agreement were false in any material respect as of the date of the WIB Special Meeting or Heritage was in material default of its covenants in the WIB Merger Agreement as of the date of the WIB Special Meeting. In the WIB Merger Agreement, WIB has agreed not to solicit, initiate or encourage a third party acquisition proposal without the prior written consent of Heritage.

Resales of Heritage Common Stock to be Received by Certain Shareholders of WIB

   Heritage has registered under the Securities Act of 1933, as amended (the "1933 Act"), the Heritage common stock to be issued to WIB shareholders and vested optionholders in the merger. Such registration does not cover resales by shareholders of WIB who may be deemed to control or to be controlled by or be under common control with WIB at the time of the Special Meeting (the "Affiliates") or those who were Affiliates of Heritage before the merger.

   Heritage common stock issued pursuant to the merger to persons who are not Affiliates of WIB will be freely transferable without restriction. Heritage common stock issued pursuant to the merger to persons who are Affiliates of WIB will be subject to certain restrictions on transfer as set forth in Rule 145 of the Securities and Exchange Commission.

   WIB has agreed to use its best efforts to provide Heritage with such information as may be reasonably necessary for Heritage to determine the identity of those persons who may be deemed to be Affiliates of WIB and a list of those persons who WIB believes may be deemed to be its Affiliates. Heritage will determine the identity of those individuals whom it deems to be Affiliates of WIB. Heritage must receive from each Affiliate an agreement not to transfer any Heritage common stock issued to such Affiliate until financial statements covering at least 30 days of post-merger combined operations of Heritage and WIB have been published. The Affiliates must agree that they will not transfer any Heritage common stock received in the merger except in compliance with the 1933 Act, the rules and regulations and regulations of the Commission promulgated thereunder and applicable restrictions due to pooling-of-interests accounting treatment.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

Heritage Market Prices and Dividends

   Heritage common stock is traded on the Nasdaq National Market under the symbol HFWA. At September 30, 1998, Heritage had approximately 1,467 shareholders of record (not including the number of persons or entities holding stock in nominee or street name through various brokerage firms) and 9,863,708 outstanding shares of common stock. The following table sets forth for the quarters indicated the range of high and low bid information per share of the common stock of Heritage as reported on the Nasdaq National Market.

                                                     Quarter ended:
                                        ----------------------------------------
                                                  June
                                        March 31   30   September 30 December 31
                                        -------- ------ ------------ -----------
High...................................  $15.50  $16.06    $15.00      $12.38
Low....................................  $12.63  $13.50    $ 8.88      $ 9.13

   Since its stock offering in January 1998, Heritage has declared the following quarterly cash dividends:

Declared              Cash Dividend per share   Record Date          Paid
--------              ----------------------- ---------------- ----------------
March 24, 1998.......         $0.035          April 6, 1998    April 15, 1998
June 23, 1998........         $0.040          July 6, 1998     July 15, 1998
September 18, 1998...         $0.045          October 6, 1998  October 15, 1998
December 17, 1998....         $0.050          January 15, 1999 January 25, 1999

   Dividends from Heritage depend, in part, upon earnings from the investment of the net proceeds from the Conversion retained by Heritage and receipt of dividends from its subsidiary bank. The FDIC and the Division have the authority under their supervisory powers to prohibit the payment of dividends by Heritage Bank to Heritage. For a period of ten years after the Conversion, Heritage Bank may not, without prior approval of the Division, declare or pay a cash dividend in an amount in excess of one-half of (i) the greater of Heritage Bank's net income for the current fiscal year or (ii) the average of Heritage Bank's net income for the current fiscal year and not more than two of the immediately preceding fiscal years. In addition, Heritage Bank may not declare or pay a cash dividend on its common stock if the effect thereof would be to reduce Heritage Bank's net worth below the amount required for the liquidation account. Other than the specific restrictions mentioned above, current regulations allow Heritage and its subsidiary bank to pay dividends on its common stock if Heritage's or Heritage Bank's regulatory capital would not be reduced below the statutory capital requirements set by the Federal Reserve and the FDIC.

WIB Market Prices and Dividends

   No broker makes a market in WIB common stock, and trading has not otherwise been extensive. The trades that have occurred cannot be characterized as amounting to an established public trading market. WIB common stock is traded by individuals on a personal basis and is not listed on any exchange or traded on the over-the-counter market, and the prices recorded reflect only the transactions known to management. Due to the limited information available, the following data may not accurately reflect the actual market value of WIB common stock. The following data includes trades between individual investors, as reported to WIB (which acts as its own transfer agent).

                                    WIB Common Stock Prices
                  Number of Shares  -----------------------
Period           Reported as Traded    High         Low     Cash Dividends Paid
------           ------------------ ----------------------- -------------------
1998............       10,575       $      3.75 $      3.75        - 0 -
1997............       12,764       $      3.75 $      2.75        - 0 -
1996............       25,226       $      2.65 $      2.40        - 0 -

   As of September 30, 1998 there were 378 shareholders of record of WIB common stock.

                      DESCRIPTION OF HERITAGE COMMON STOCK

   Heritage has authorized capital stock consisting of 15,000,000 shares of common stock, no par value per share, of which 9,917,314 shares are issued and outstanding at December 31, 1998, all of which are validly issued, fully paid and non-assessable. 464,726 shares of Heritage common stock are subject to options as of the date of this Proxy Statement/Prospectus. It is anticipated that up to an additional 1,050,000 shares of Heritage common stock will be issued in the WIB merger in exchange for all the WIB common stock and Vested WIB Options to acquire WIB common stock.

   There are no other outstanding securities or other obligations which are convertible into shares or options, warrants, rights, calls or other commitments of any nature relating to the unissued shares of Heritage common stock.

   Heritage can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board. The payment of dividends by Heritage is subject to limitations which are imposed by law and applicable regulation. See "Supervision And Regulation". The holders of Heritage common stock will be entitled to receive and share equally in dividends as may be declared by the Heritage Board out of funds legally available for the payment of dividends. If Heritage issues any of its preferred stock, the holders of that preferred stock may have priority over the holders of Heritage common stock with respect to dividends.

   Holders of Heritage common stock have exclusive voting rights in Heritage. Shareholders of Heritage common stock elect the Heritage Board and act on such other matters as are required to be presented to them under Washington law or as are otherwise presented to them by the Heritage Board. Each holder of Heritage common stock is entitled to one vote per share and has no right to accumulate votes in the election of directors. If Heritage issues preferred stock, holders of Heritage preferred stock also may possess voting rights. Certain matters require a vote of 66.66% of the outstanding shares entitled to vote on those matters.

   In the event of liquidation, dissolution or winding up of Heritage, the holders of Heritage common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Heritage available for distribution. If Heritage preferred stock is issued, the holders of that preferred stock may have a priority over the holders of Heritage common stock in the event of liquidation or dissolution.

   Holders of Heritage common stock are not entitled to preemptive rights with respect to any shares which may be issued. The Heritage common stock is not subject to redemption.

   See "The Proposed Merger--Certain Differences in Rights of Heritage and WIB Shareholders."

                           INFORMATION ABOUT HERITAGE


General

   Heritage Financial Corporation is a bank holding company incorporated in the State of Washington in August 1997. Heritage was organized for the purpose of acquiring all of the capital stock of Heritage Bank upon its reorganization from a mutual holding company form of organization to the stock holding company form of organization (the "Conversion"). Heritage Bank was organized in 1927.

   Heritage is primarily engaged in the business of planning, directing and coordinating the business activities of its wholly owned subsidiary, Heritage Bank. Heritage Bank is a Washington-chartered savings bank whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC) under the Savings Association Insurance Fund (SAIF) and the Bank Insurance Fund (BIF). Heritage Bank conducts business from its main office in Olympia, Washington and its eleven branch offices located in Thurston, Pierce and Mason Counties. Effective June 12, 1998, Heritage acquired North Pacific Bank, a Washington-chartered commercial bank whose deposits are insured by the FDIC under the Bank Insurance Fund (BIF). North Pacific Bank merged with Heritage Bank effective November 20, 1998.

   The business of Heritage Bank consists primarily of attracting deposits from the general public and providing loan products to businesses and individuals in its market area. Heritage originates for sale or investment purposes first mortgage loans on residential properties located in western Washington; and makes business loans, residential construction loans, income property loans and consumer loans, primarily second mortgage loans. Heritage Bank is involved in Small Business Administration lending and provides trade financing services.

   Financial and other information relating to Heritage, including information relating to Heritage's directors and executive officers, is set forth in Heritage's Annual Report on Form 10-K for the year ended June 30, 1998; Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and Heritage's Annual Meeting Proxy Statement for the 1998 Annual Meeting, copies of which may be obtained from Heritage as indicated under "AVAILABLE INFORMATION" on pages 1-2.

Recent Developments

   On October 15, 1998, the Board of Directors of Heritage approved by resolution the changing of Heritage's fiscal year end from June 30 to December
31. Heritage will file a Form 10-K for the six months ending December 31, 1998 to report financial information for the interim period.

   At the Annual Meeting of Shareholders of Heritage on October 15, 1998, the shareholders approved the Heritage 1998 Stock Option and Restricted Option Plan. Under the terms of this plan, a maximum of 395,000 shares of Heritage common stock can be reserved for issuance upon the exercise of stock options, and up to an additional 66,125 shares of common stock can be reserved for award as restricted stock. The plan options and awards may be granted to employees and directors of Heritage and persons offered employment by Heritage, but only employees may be granted incentive stock options. The 1998 Stock Option and Restricted Stock Award Plan is generally similar to the 1997 Stock Option and Restricted Stock Award Plan that was adopted by Heritage shareholders in September 1996. On November 19, 1998, the Board approved a grant of options totaling 92,700 shares to directors and officers pursuant to this plan.

   On December 17, 1998, Heritage and Harbor Bancorp, Inc., Aberdeen, Washington, announced that they had terminated their plans to merge. This proposed transaction was announced in mid-August, 1998.

Year 2000 Issues

   Heritage utilizes various computer software programs to provide banking products and services to its customers. Many existing computer programs use only two digits to identify a year in the date field and were not designed to consider the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organizations.

   Heritage has completed the identification phase in which management has determined the extent to which all programs used in its business are Year 2000 compliant. Heritage Bank utilizes a service bureau to perform its most mission critical data processing services related to its loans, deposits, general ledger and other financial applications. Currently, the service bureau has completed the software programming for all of its applications used by Heritage Bank. Testing of these service bureau programs will commence in November 1998 and are expected to be completed by mid-1999.

   Heritage has evaluated its major third party business relationships, including vendors and its borrowers. The significant dependence on the service bureau creates potential exposure for Heritage; however, management fully expects the service bureau to meet the scheduled timetable for both software modifications and for testing which would ensure that Heritage's mission critical applications would be Year 2000 compliant by July 1999. Heritage has analyzed the extent that Year 2000 issues could adversely impact their borrowers' business operations, particularly its commercial borrowers. Heritage has performed an initial assessment of each major borrower and has established an ongoing assessment as part of Heritage's credit granting and loan review process.

   Management expects Heritage's costs related to Year 2000 issues to amount to approximately $230,000. Of this total, approximately $43,000 has been incurred in the year ended June 30, 1998. Of the remaining costs, approximately $165,000 was incurred to replace the former North Pacific Bank telephone and voice mail system and modify the existing Heritage Bank telecommunications systems in preparation of the merger of operations. This was completed in October, 1998.

   Heritage has prepared a contingency plan with timetables to pursue various alternatives based on failure of the service bureau to adequately modify and/or provide sufficient testing and validation resources for Heritage and the service bureau to ensure the mission critical applications are Year 2000 compliant. The most likely worst case scenario would be that the testing and validation of the software modifications were not completed by the scheduled deadline of July 1999. This worst case scenario could increase Heritage's overall expected Year 2000 costs; however, management believes that this scenario is not probable to occur and if the scenario should occur, that the impact of these additional costs would not be material to Heritage's financial position and results of operations.

                             INFORMATION ABOUT WIB

Business of WIB

   WIB was established in 1981 as a corporation organized under the laws of the State of Washington doing business as a bank holding company under the Bank Holding Company Act of 1956, and subject to the regulation of the Board of Governors of the Federal Reserve System. WIB conducts all of its banking operations through its wholly owned subsidiary, Central Valley Bank, a national banking association subject to regulation of the Office of the Comptroller of Currency (the "OCC"). WIB acquired Central Valley Bank on April 1, 1982. Central Valley Bank currently has five offices, one in Toppenish, one in Wapato, and three in Yakima. At September 30, 1998, WIB had $61 million in total assets, and $56 million in total deposits.

   Central Valley Bank is a community-oriented bank that has emphasized service to the small business and agricultural sector of the economy. In recent years, Central Valley Bank has pursued a growth strategy by expanding into the Yakima market. Central Valley Bank focuses on business and professional lending in the Yakima and lower valley areas, while continuing to service the agricultural industry in its primary market area. Central Valley Bank offers commercial banking services to its customers, including commercial loans, accounts receivable and inventory financing, consumer installment loans, acceptance of deposits, and personal savings and checking accounts.

Competition

   Competition in the banking industry is significant and has intensified in recent years. Furthermore, competition from outside the traditional banking system from investment banking firms, insurance companies and related industries offering bank-like products has widened the competition for deposits and loans.

   WIB operates in a highly competitive and concentrated banking environment, competing for deposits, loans and other financial services with a number of larger and well-established banks, savings and loan associations, credit unions and other financial and nonfinancial institutions, many of which have more locations or offer higher rates of interest than Central Valley Bank. Competition for funds also comes from issuers of corporate and governmental securities, insurance companies, mutual funds, and other financial intermediaries. Other than with respect to large certificates of deposit, Central Valley Bank competes for deposits by offering a variety of deposit accounts at rates generally competitive with similar financial institutions in its market area. Central Valley Bank's principal competitive advantage with respect to the larger state-wide financial institutions is its status as a local community bank, offering products and services tailored to the needs of the local community. Central Valley Bank's competition for loans comes primarily from the same financial institutions with which it competes for deposits. Central Valley Bank competes for loan originations primarily through the level of interest rates and loan fees charged, the variety of commercial and mortgage loan products offered, and the efficiency and quality of services provided to borrowers. Factors that effect loan competition include the availability of lendable funds, local and national economic conditions, current interest rate levels, and loan demand.

   The branches of the major banks and saving and loans associations have competitive advantages over Central Valley Bank in that they have high public visibility and are able to maintain advertising and marketing activity on a much larger scale that Central Valley Bank can economically maintain. Because single-borrower lending limits imposed by law are dependent upon the capital of the institution, the branches of larger institutions with substantial capital bases are also at an advantage with respect to applications for loans that are in excess of Central Valley Bank's legal lending limits.

   At present, there are eight commercial banks, three thrifts and eight credit unions operating in Central Valley Bank's market area that offer some of the services offered by Central Valley Bank, and that may be in direct competition for the customers Central Valley Bank seeks to attract. Because of the extensive experience of management of Central Valley Bank in its trade area and the business contacts of management and the directors, management believes that Central Valley Bank has been able to compete effectively for business.

   As of June 30, 1997 (the most recent date for which such information is readily available), Central Valley Bank held a 4% share of the Yakima County commercial bank deposit market.

Properties

   Central Valley Bank conducts its business from its main office at 537 West Second Avenue, Toppenish, Washington, and four full service branches, one in Wapato, Washington at 119 East Third Street, and three in Yakima, Washington, at 2205 South First Street, 301 West Yakima Avenue, and 3919 West Nob Hill Boulevard.

   The main office building and the property on which the building is located are owned by Central Valley Bank. The buildings and property for the Wapato and Union Gap (South First Street) branch offices are also owned by Central Valley Bank. The downtown Yakima branch, at 301 West Yakima Avenue, is located in a 1,536 square foot temporary modular unit owned by Central Valley Bank. The modular unit is located on land leased by Central Valley Bank. Premises, Inc., a subsidiary of WIB, leases the premises and land for the Nob Hill branch in Yakima, which commenced operations in July 1998.

Employees

   At September 30, 1998, WIB had 39 full time equivalent employees. None of WIB's employees are represented by a union organization or other collective bargaining group, and management considers its relations with the employees to be very good.

Legal Proceedings

   WIB is from time to time a party to various legal proceedings arising in the ordinary course of its business. Management believes that there is no threatened or pending proceedings against WIB or Central Valley Bank which, if determined adversely, would have a material effect on the business or financial position of either, respectively.

Management's Discussion and Analysis of Financial Condition and Results of Operation's of WIB

   General. WIB, through its wholly owned subsidiary, Central Valley Bank, operates five branches in rural communities in the greater Yakima Valley. WIB's primary source of revenue is derived from providing loans to customers, who are predominately small and middle-market businesses and individuals involved in agriculture related businesses.

Financial Condition and Results of Operations as of and for theNine months ended September 30, 1998 and 1997

   Overview. Total assets of $61.0 million as of September 30, 1998 represents a 13.3% increase over total assets of $53.9 million as of September 30, 1997. This growth is attributed to continued strong loan demand funded through growth in core deposits.

   Net income. For the nine months ended September 30, 1998 and 1997, WIB's net income was $448,000 and $394,000, respectively. Net income for the nine months ended September 30, 1998 increased $54,000 or 13.7% over the same period in 1997. The increase in earnings is due to increased net interest income achieved through growth in loans and investments.

   Noninterest income. Noninterest income for the period ended September 30, 1998 increased $152,000, or 44.8%, to $491,000 from $339,000 for the same period in 1997. This increase was attributable to increased gains on sales of residential mortgage loans and increases in service charges on deposits.

   Noninterest expense. Noninterest expense for the nine months ended September 30, 1998 increased $245,000, or 13.8%, to $2.02 million from $1.78 million for the same period in 1997. The increase in expenses was principally in compensation, occupancy and other expenses and primarily due to the opening of the Nob Hill (Yakima) branch in July 1998.

Financial Condition and Results of Operations for the years ended December 31, 1997 and 1996

   Overview. Total assets of $54.5 million at December 31, 1997 represents a 16.7% increase over assets of $46.7 million at December 31, 1996.

   Net income. For the years ended December 31, 1997 and 1996, net income was $564,000 and $344,000, respectively, an increase of $220,000, or 64.0%, from 1996 to 1997. The increase in earnings is attributable to a $567,000, or 25.2%, increase in net interest income due to $8.6 million, or 23.9%, growth in the average balance of loans and investments.

   Noninterest expense. Non interest expense for the year ended December 31, 1997 increased $177,000, or 7.9%, to $2.4 million from $2.2 million for 1996. The increase was centered in compensation and occupancy expenses which was attributable to Central Valley Bank's asset growth of over 16%.

Loan Quality, Liquidity, Capital

   Provision for Loan Losses. The allowance for loan losses represents management's current estimate of amounts required to absorb losses on existing loans. The allowance of $392,000 at September 30, 1998 is an increase of $24,000 or 6.5% from the December 31, 1997 allowance of $368,000. The allowance represents 0.98% of total loans at September 30, 1998. However, Central Valley Bank's loan portfolio contains $10 million (25% of the loan portfolio) in government guaranteed loans (either through Farm Service Agency or the Small Business Administration). Excluding the $8.7 million guaranteed portion of these loans, the allowance represents 1.25% of the nonguaranteed portion of the loan portfolio at September 30, 1998. The $368,000 allowance at December 31, 1997 is an increase of $17,000 or 4.8% from the 1996 allowance of $351,000. The allowance represents 1.05% of loans at December 31, 1997, as compared to 1.15% at December 31, 1996.

   Determination of the appropriate allowance level is based on, among other things, an analysis of various factors including historical loss experience based on volumes and types of loans, volumes and trends in delinquencies and nonaccrual loans, trends in portfolio volume, results of internal and independent external credit reviews, and anticipated economic conditions in WIB's market area. Management determines the adequacy of its loan loss reserves through a formula taking into consideration nonperforming loans, special mention credits and substandard loans. Management reviews all loans classified as Other Assets Especially Mentioned, Substandard, Doubtful or Loss on a monthly basis and sets reserve levels commensurate with management's assessment of the risk of loss and the loans classification. Based on this analysis, management considers the allowance for possible loan losses to be adequate for the periods indicated.

   Liquidity and Sources of Funds. Central Valley Bank's primary sources of funds are customer deposits, loan repayments, maturities of investment securities, net income, and short term Federal Funds purchased from correspondent banks. Scheduled loan repayments are relatively stable sources of funds while deposit inflows and unscheduled loan prepayments are not. Deposit inflows and unscheduled loan prepayments are influenced by general interest rate levels, interest rates on other investments, competition, economic conditions and other factors.

   Total deposits at September 30, 1998, December 31, 1997 and December 31, 1996 were $55.7 million, $49.4 million and $42.0 million, respectively. Deposit growth from December 31, 1997 to September 30, 1998 was 12.7%. Central Valley Bank does not accept brokered deposits. A concerted effort has been made to attract deposits in the market area it serves through competitive pricing and delivery of quality products.

   Management anticipates that the Bank will continue relying on customer deposits, loan repayments, maturities of investment securities, net income and short term Federal Funds Purchased from correspondent banks to provide liquidity. Although deposit balances have shown historical growth, such balances may be influenced by changes in the banking industry, interest rates available on other investments, general economic condition, competition and other factors. Borrowings may be used on a short-term basis to compensate for reductions in other sources of funds.

   Capital. The primary capital-to-asset leverage ratio for Central Valley Bank was 7.95% at September 30, 1998, as compared to 8.50% at December 31, 1997, and 8.67% at December 31, 1996. In 1989, the federal banking regulators adopted risk based capital guidelines under which one of four risk weights is applied to balance sheet assets, each with different capital requirements based on the credit risk of the asset. The total risk-based capital ratios were 12.05% at September 30, 1998, and 12.05% and 15.95% at December 31, 1997 and 1996,
respectively. As of September 30, 1998, the Bank was considered "well capitalized" under regulatory risk based capital guidelines.

Lending

   Central Valley Bank's policy is to originate loans primarily in its local market area. Central Valley Bank's loan underwriting policies focus on assessment of each borrower's ability to service and repay the debt, and the availability of collateral that can be used to secure the loan. Depending on the nature of the borrower and the purpose and amount of the loan, the Bank's loans may be secured by a variety of collateral, including crops, business assets, real estate, and personal assets. Many business loans may also be dependent upon the personal guarantees of owners of the business. The Bank's loans are generally classified by the ability of the borrower to repay and the principal asset pledged as collateral to secure the loan.

   The Bank's commercial and industrial loans consist primarily of secured revolving operating lines of credit and business term loans. Commercial real estate loans include loans for various purposes where the primary collateral is commercial real estate. Real estate construction loans include loans made in connection with custom and "spec" (build to sell) construction of residential and commercial buildings and loans made to borrowers who build residential and commercial buildings for resale. The majority of loans within the Bank's portfolio have terms of five years or less or have adjustable interest rates. Such rates are principally tied to the prime rate as published in the Wall Street Journal.

   Consumer installment loans and other loans, while representing a smaller percentage of total outstanding loans, include home equity loans, auto loans and revolving personal lines of credit.

   Types of Loans. The following table sets forth the composition of the Bank's loan portfolio by type of loan as of the dates indicated. The composition of loans at September 30, 1998 and for the years ended December 31, 1997 and 1996 are as follows:

                                September 30,    December 31,    December 31,
                                    1998             1997            1996
                               --------------- ---------------- ---------------
                                       Percent                          Percent
                                         of            Percent            of
                               Amount   Total  Amount  of Total Amount   Total
                               ------- ------- ------- -------- ------- -------
                                            (Dollars in thousands)
Commercial loans (1).......... $18,052  45.0%  $14,314   41.0%  $12,913  42.2%
Real estate-construction......   1,872   4.7%      850    2.4%      399   1.3%
Real estate-mortgage..........  18,839  46.9%   18,444   52.8%   16,321  53.3%
Consumer loans................   1,393   3.4%    1,320    3.8%      970   3.2%
                               ------- ------  -------  ------  ------- ------
  Total....................... $40,156 100.0%  $34,928  100.0%  $30,603 100.0%
                               ======= ======  =======  ======  ======= ======

--------
(1) Includes agricultural loans

   Loan Maturities and Sensitivities to Changes in Interest Rates. The following table shows the maturity analysis of loans with predetermined interest rates (fixed) outstanding by type as of September 30, 1998. In addition, the table shows the amount of all variable rate loans which will reprice or mature in the corresponding period.

                                                      Greater
                                                    Than 1 Year Greater
                                           Within 1 But Within   Than
                                             Year     5 Years   5 Years  Total
                                           -------- ----------- ------- -------
Commercial loans.......................... $14,001    $ 3,348   $  703  $18,052
Real estate--construction.................   1,872        --       --     1,872
Real estate--mortgage.....................   2,241      9,579    7,019   18,839
Consumer loans............................     544        790       59    1,393
                                           -------    -------   ------  -------
  Total................................... $18,658    $13,717   $7,781  $40,156
                                           =======    =======   ======  =======
Fixed rate loans.......................... $ 2,475      8,732      356  $11,563
Variable or adjustable rate loans.........  28,097        --       496   28,593
                                           -------    -------   ------  -------
  Total................................... $30,572    $ 8,732   $  852  $40,156
                                           =======    =======   ======  =======

   Risk Elements. The following table states as of September 30, 1998, December 31, 1997 and 1996 nonperforming and past due loans.

                                                                  December 31,
                                                    September 30, -------------
                                                        1998       1997   1996
                                                    ------------- ------ ------
                                                      (Dollars in thousands)
Nonaccrual loans...................................     $ 10      $   16 $   17
Restructured loans.................................      --          --     --
                                                        ----      ------ ------
  Total nonperforming loans........................       10          16     17
Real estate owned..................................      --          --     --
                                                        ----      ------ ------
  Total nonperforming assets.......................     $ 10      $   16 $   17
                                                        ====      ====== ======
Accruing loans past due 90 days or more............     $--       $  --  $  --

   Nonperforming Loans. Accrual of interest on loans is discontinued when reasonable doubt exists as to the collectibility of the loan or the unpaid interest, or when payment of principal or interest is contractually 90 days past due, unless the loan is well secured and in the process of collection. Upon such discontinuance, the loan is placed on nonaccrual status and any accrued but unpaid interest is charged against income in that period. Accrual of interest is resumed only when the borrower demonstrates an ability to make scheduled payments of both principal and interest.

   At September 30, 1998, there were no commitments to lend additional funds to borrowers whose loans were classified as nonaccrual. The Bank is not aware of any loans that continue to accrue interest at September 30, 1998 that management reasonably expects will have a materially negative impact on future operating results. The Bank's management is not aware of any information concerning any material loans, other than those discussed as risk elements above that causes it to have doubts as to the ability of the borrowers to comply with terms of the loans.

Summary of Loan Loss Experience

   Analysis of Allowance for Loan Losses. The Bank maintains the allowance for loan losses at a level sufficient to provide for estimated loan losses based on evaluation of known and inherent risks in the loan portfolio. Management determines the adequacy of the allowance based on reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of classified loans, and other pertinent factors. Credits deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance. The following is an analysis of the activity in the allowance for loan losses for the period ended September 30, 1998 and the years ended December 31, 1997 and 1996.

                                                               For the Year
                                                                   Ended
                                                 Nine Months   December 31,
                                                    Ending     --------------
                                                Sept. 30, 1998  1997    1996
                                                -------------- ------  ------
                                                   (Dollars in thousands)
Balance at beginning of period.................     $ 368      $  351  $  348
Provision for loan losses......................        28          16     --
Charge-offs....................................         5           8       5
Recoveries.....................................         1           9       8
                                                    -----      ------  ------
  Net (charge-offs) recoveries.................        (4)     $    1  $    3
                                                    -----      ------  ------
Balance at end of period.......................     $ 392      $  368  $  351
                                                    =====      ======  ======
Ratio of net (charge-offs) recoveries to
 average outstanding loans during period.......     (0.01)%       -- %   0.01%

   Asset and Liability Management. Central Valley Bank's results of operations depend substantially on net interest income. Interest income and interest expense are affected by general economic conditions, competition in the market place, market interest rates and repricing and maturity characteristics of the Bank's assets and liabilities. Exposure to interest rate risk is primarily a function of differences between the maturity and repricing schedules of assets (principally loans and investment securities) and liabilities (principally deposits). Assets and liabilities are described as interest sensitive for a given period of time when they mature or can reprice within that period. The difference between the amount of interest sensitive assets and interest sensitive liabilities is referred to as the interest sensitivity "GAP" for any given period.

   Certain shortcomings are inherent in the interest sensitivity GAP method of analysis presented in the following table. For example, although certain assets and liabilities may have similar repricing characteristics, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.

   The following table sets forth the dollar amount of interest sensitive assets and interest sensitive liabilities at September 30, 1998 and difference between them for the maturity or repricing periods indicated.

                                                    Greater     Greater
                                       1 Year or than 1 Year to  than
                                         Less       5 Years     5 Years  Total
                                       --------- -------------- ------- -------
                                                (Dollars in thousands)
Interest Earning Assets
  Loans...............................  $30,572     $ 8,732     $  852  $40,156
  Investment securities...............    2,692       4,798        230    7,720
  Federal funds.......................    7,000         --         --     7,000
                                        -------     -------     ------  -------
    Total interest earning assets.....  $40,264     $13,530     $1,082  $54,876
Interest Bearing Liabilities
  Savings and interest bearing demand
   deposits...........................  $19,824     $   --      $  --   $19,824
  Time deposits.......................   20,418       3,802        --    24,220
                                        -------     -------     ------  -------
    Total interest bearing
     liabilities......................  $40,241     $ 3,802     $  --   $44,044
    Net interest rate sensitivity
     gap..............................  $    22     $ 9,728     $1,082  $10,832

Investment Activities

   Investments classified as held-to-maturity are accounted for at amortized cost and WIB has the positive intent and ability to hold those securities to maturity. Unrealized gains and losses on investment securities classified as available-for-sale are excluded from earnings and reported, net of federal income taxes, as a separate component of stockholders' equity.

   The Bank's investment policy is approved by its Board. It has been the policy of the Bank to maintain relatively high levels of liquidity to meet loan funding and deposit outflow requirements. The following table sets forth the investment securities portfolio of the Bank.

   Analysis of Investment Securities. The amortized cost and estimated market values of investments are as follows as of September 30, 1998:

                                                  Gross      Gross    Estimated
                                      Amortized Unrealized Unrealized  Market
                                        Cost      Gains      Losses     Value
                                      --------- ---------- ---------- ---------
                                               (Dollars in thousands)
Available-for-sale securities:
  US Treasury Securities and
   obligations of US Government
   Agencies..........................  $3,225      $ 22       $--      $3,247
  Mortgage backed securities.........     452       --         --         452
  Other securities...................      99       131        --         230
                                       ------      ----       ----     ------
                                       $3,776      $153       $--      $3,929
                                       ======      ====       ====     ======
Held-to-maturity securities:
  US Treasury Securities and
   obligations of US Government
   Agencies..........................  $3,495      $ 23       $--      $3,518
  State and municipal securities.....     296         1          2        295
                                       ------      ----       ----     ------
                                       $3,791      $ 24       $  2     $3,813
                                       ======      ====       ====     ======

   Maturity Distribution of investment Securities. The scheduled maturities of investment securities at September 30, 1998 were as follows:

                 Due in            Due after One           Due After Five
                One Year           Year through            Years through
                or less             Five Years             Fifteen Years            Total
                --------           -------------           --------------           ------
                                  (Dollars in thousands)
                 $2,692               $4,346                    $452                $7,490

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSAND MANAGEMENT OF WIB

   The following table sets forth certain information regarding beneficial ownership of WIB common stock at September 30, 1998 by (i) each director and executive officer, (ii) all directors and executive officers as a group, and
(iii) each person known by WIB to be the beneficial owner of more than 5% of the outstanding shares of WIB common stock.

                                         Shares Beneficially
                                                Owned         Percent of Class
Name and Address(1)                      Before the Merger(2) Before the Merger
-------------------                      -------------------- -----------------
Mark A. Bouchey........................          38,606              2.19%
D. Michael Broadhead...................          69,670(3)           3.96%
Ronald L. Brulotte.....................          53,864              3.06%
Gary B. Christensen....................          37,700(4)           2.14%
Frederick M. Goldberg..................         182,236(5)          10.35%
Daryl D. Jensen........................          62,773              3.57%
Melvin R. Lewis........................          31,040(6)           1.76%
Dennis H. Peterson.....................         133,199              7.57%
Glenn J. Rasmussen.....................          15,200                  *
Donald V. Rhodes.......................         122,237              6.94%
Dennis H. Richardson...................          12,000(7)               *
Frank J. Roberts.......................          97,539(8)           5.54%
Estate of Donald B. Murphy.............         233,928             13.27%
All directors and executive officers as
 a group (12 persons)..................       1,089,992             61.71%

--------
 *  Less than 1%
(1) Unless otherwise noted, the address for all of the named persons is 527 West Second, Toppenish, WA 98948
(2) Unless otherwise indicated, represents shares over which each individual exercises sole voting or investment power, subject to community property laws (where applicable). Includes 6,000 shares issuable to executive officers and directors under options exercisable within 60 days.
(3) Includes: (i) 1,000 shares held jointly with adult children, over which Mr. Broadhead shares voting and investment power; and (ii) 5,000 shares owned held by M & M Family Limited Partnership, for which Mr. Broadhead is a 50% partner.
(4) Includes 9,000 shares held by Powell-Christensen, Inc., for which Mr. Christensen is the President and co-owner.
(5) Includes: (i) 146,915 shares held by the Fred Goldberg Family LLC, for which Mr. Goldberg is a member; and (ii) 11,762 shares held by Goldberg Investments, for which Mr. Goldberg is a 50% partner.
(6) Includes 500 shares held by the Lewis Limited LLC, for which Mr. Lewis is a member.
(7) Includes 10,000 shares held by Haney Truck Line, for which Mr. Richardson is the President and owner.
(8) Includes 81,662 shares held by Jones & Roberts Co., for which Mr. Roberts is a 38% partner.

   As of September 30, 1998, Messers. Donald V. Rhodes and Daryl D. Jensen beneficially owned, respectively, 2.6% and 1.2% of the issued and outstanding shares of Heritage common stock.

            INTEREST OF HERITAGE MANAGEMENT IN CERTAIN TRANSACTIONS

   In addition to his position as Chairman, President and Chief Executive Officer of Heritage, Mr. Donald V. Rhodes is the Chairman of the Board, President and Chief Executive Officer of WIB and Chairman and Chief Executive Officer of Central Valley Bank. Mr. Daryl D. Jensen, a director of Heritage and Heritage Bank, is also a director of WIB and Central Valley Bank. Mr. Rhodes beneficially owns 6.94% of WIB's common stock and Mr. Jensen beneficially owns 3.57% of such common stock.

   During fiscal year 1998, certain directors and executive officers of Heritage, Heritage Bank and North Pacific (before its merger with Heritage
Bank), and their associates, were customers of Heritage Bank and/or North Pacific, and it is anticipated that such individuals will continue to be customers of Heritage Bank and/or North Pacific in the future. All transactions between Heritage Bank, North Pacific Bank, and their executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

                           SUPERVISION AND REGULATION

   Heritage and WIB (the "Companies") and their subsidiary banks are subject to extensive federal and Washington state legislation, regulation and supervision. These laws and regulations are primarily intended to protect depositors and the FDIC rather than shareholders of the Companies. The laws and regulations affecting banks and bank holding companies have changed significantly over recent years, and there is reason to expect that similar changes will continue in the future. Any change in applicable laws, regulations or regulatory policies may have a material effect on the business, operations and prospects of the Companies. The Companies are unable to predict the nature or the extent of the effects on their businesses and earnings that any change in fiscal or monetary policies or new federal or state legislation may have in the future.

   The following information is qualified in its entirety by reference to the particular statutory and regulatory provisions described in this discussion.

   The Companies. The Companies are each subject to regulation as a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, (the "BHCA"). As such, the Companies are supervised by the Federal Reserve.

   The Federal Reserve has the authority to order bank holding companies to cease and desist from unsound practices and violations of conditions imposed on it. The Federal Reserve is also empowered to assess civil money penalties against companies and individuals who violate the BHCA or orders or regulations thereunder in amounts up to $1.0 million per day or order termination of non-banking activities of non-banking subsidiaries of bank holding companies, and to order termination of ownership and control of a non-banking subsidiary by a bank holding company. Certain violations may also result in criminal penalties. The FDIC is authorized to exercise comparable authority under the Federal Deposit Insurance Act and other statutes with respect to state nonmember banks such as the Banks.

   The Federal Reserve takes the position that a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Board's position that in serving as a source of strength to its subsidiary banks, bank holding companies should be prepared to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Board to be an unsafe and unsound banking practice or a violation of the Board's regulations or both. The Federal Deposit Insurance Act requires an undercapitalized institution to submit to the Federal Reserve a capital restoration plan with a guarantee by each company having control of the bank's compliance with the plan.

   The BHCA prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of any company which is not a bank or from engaging in any activities other than those of banking, managing or controlling banks and certain other subsidiaries, or furnishing services to or performing services for its subsidiaries. One principal exception to these prohibitions allows a bank holding company to acquire an interest in companies whose activities are found by the Federal Reserve, by order or by regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Each of the Companies must obtain the approval of the Federal Reserve before it acquires all, or substantially all, of any bank, or ownership or control of more than 5% of the voting shares of a bank.

   Each of the Companies is required under the BHCA to file an annual report and periodic reports with the Federal Reserve and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve may examine a bank holding company and any of its subsidiaries and charge the company for the cost of such an examination.

   The Companies and any subsidiaries which it may control are deemed "affiliates" within the meaning of the Federal Reserve Act, and transactions between bank subsidiaries of the company and its affiliates are subject to certain restrictions. With certain exceptions, the Companies and their subsidiaries are prohibited from tying the provision of certain services, such as extensions of credit, to other services offered by the Companies or their affiliates.

   Bank regulations require bank holding companies and banks to maintain a minimum "leverage" ratio of core capital to adjusted quarterly average total assets of at least 3%. In addition, banking regulators have adopted risk-based capital guidelines under which risk percentages are assigned to various categories of assets and off-balance sheet items to calculate a risk-adjusted capital ratio. Tier I capital generally consists of common shareholders' equity (which does not include unrealized gains and losses on securities), less goodwill and certain identifiable intangible assets, while Tier II capital includes the allowance for loan losses and subordinated debt, both subject to certain limitations. Regulatory risk-based capital guidelines require Tier I capital of 4% of risk-adjusted assets and minimum total capital ratio (combined Tier I and Tier II) of 8%.

   Banks. Heritage Bank is a Washington state-chartered savings bank, the deposits of which are insured by the FDIC. Heritage Bank is subject to supervision and regulation by the FDIC and the Washington Department of Financial Institutions, Division of Banking (the "Division"). Although Heritage Bank is not a member of the Federal Reserve System, the Federal Reserve supervisory authority over Heritage can also affect the Heritage Bank.

   Central Valley Bank is a national banking association organized under federal law, the deposits of which are insured by the FDIC. Central Valley Bank is subject to supervision and regulation by the Office of the Comptroller of the Currency (the "OCC"), the regulator of national banks.

   Among other things, applicable federal and state statutes and regulations which govern a bank's operations relate to minimum capital requirements, required reserves against deposits, investments, loans, legal lending limits, mergers and consolidation, borrowings, issuance of securities, payment of dividends, establishment of branches and other aspects of its operations. The Division, the FDIC and the OCC also have authority to prohibit banks under their supervision from engaging in what they consider to be unsafe and unsound practices.

   The subsidiary banks are required to file periodic reports with their respective regulatory authorities and are subject to periodic examinations and evaluations by those regulatory authorities. Based upon such an evaluation, the regulators may revalue the assets of an institution and require that it establish specific reserves to compensate for the differences between the regulator-determined value and the book value of such assets. These examinations must be conducted every 12 months, except that certain well-capitalized banks may be examined every 18 months. The FDIC and the Division may each accept the results of an examination by the other in lieu of conducting an independent examination.

   As subsidiaries of a bank holding company, the banks are subject to certain restrictions in their dealings with the Companies and with other companies that may become affiliated with the Companies.

   In addition to earnings on the portion of net stock offering proceeds retained by Heritage, dividends paid by the subsidiary banks to each of the Companies will provide substantially all of the Companies' cash flow. Applicable federal and Washington state regulations restrict capital distributions by institutions such as Banks, including dividends. Such restrictions are tied to the institution's capital levels after giving effect to such distributions. The FDIC has established the qualifications necessary to be classified as a "well-capitalized" bank, primarily for assignment of FDIC risk-based insurance premium rates beginning in 1993. To qualify as "well-capitalized", banks must have a Tier I risk-adjusted capital ratio of at least 6%, a total risk-adjusted capital ratio of at least 10%, and a leverage ratio of at least 5%. The Banks qualified as "well-capitalized" at June 30, 1998 and at September 30, 1998.

   Federal laws generally bar institutions which are not well capitalized from accepting brokered deposits. The FDIC has issued rules which prohibit under-capitalized institutions from soliciting or accepting such deposits. Adequately capitalized institutions are allowed to solicit such deposits, but only to accept them if a waiver is obtained from the FDIC.

   Other Regulatory Developments. Congress has enacted significant federal banking legislation in recent years. Included in this legislation have been the FIRREA and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). FIRREA, among other thing, (i) created two deposit insurance funds administered by the FDIC, the Bank Insurance Fund ("BIF") and the SAIF; (ii) permitted commercial banks that meet certain housing-related asset requirements to secure advances and other financial services from local FHLBs; (iii) restructured the federal regulatory agencies for savings associations; and (iv) greatly enhanced the regulators enforcement powers over financial institutions and their affiliates.

   FDICIA had substantially more impact than FIRREA in establishing a more rigorous regulatory environment. Under FDICIA, regulatory authorities are required to enact a number of new regulations, substantially all of which are now effective. These regulations include, among other things, (i) a new method for calculating deposit insurance premiums based on risk, (ii) restrictions on acceptance of brokered deposits except by well-capitalized institutions, (iii) additional limitations on loans to executive officers and directors of banks,
(iv) the employment of interest rate risk in the calculation of risk-based capital, (v) safety and soundness standards that take into consideration, among other things, management, operations, asset quality, earnings and compensation,
(vi) a five-tiered rating system from well-capitalized to critically undercapitalized, along with the prompt corrective action the agencies may take depending on the category, and (vii) new disclosure and advertising requirements with respect to interest paid on savings accounts.

   FDICIA and regulations adopted by the FDIC impose additional requirements for annual independent audits and reporting when a bank begins a fiscal year with assets of $500 million or more. Such banks, or their holding companies, are also required to establish audit committees consisting of directors who are independent of management.

   Also, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") provides banks with greater opportunities to merge with other institutions and to open branches nationwide.

   The Interstate Banking Act also allows a bank holding company whose principal operations are in one state to apply to the Federal Reserve for approval to acquire a bank that is headquartered in a different state. States cannot "opt out" but may impose minimum time periods, not to exceed five years, for the target bank's existence.

   The Interstate Banking Act also allows bank subsidiaries of bank holding companies to establish "agency" relationships with their depository institution affiliates. In an agency relationship, a bank can accept deposits, renew time deposits, close and service loans, and receive payments for a depository institution affiliate. States cannot "opt out".

   In addition, the Interstate Banking Act allows banks whose principal operations are located in different states to apply to federal regulators to merge. This provision took effect June 1, 1997, unless states enacted laws to either (i) authorize such transactions at an earlier date or (ii) prohibit such transactions entirely. The Interstate Banking Act also allows banks to apply to establish de novo branches in states in which they do not already have a branch office. This provision took effect June 1, 1997, but (i) states must enact laws to permit such branching and (ii) a bank's primary federal regulator must approve any such branch establishment. The Washington legislature passed legislation that allows, subject to certain conditions, mergers or other combinations, relocations of banks' main office and branching across state lines in advance of the June 1, 1997, date established by federal law.

   Further effects on the Companies and the Banks may result from the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Community Development Act"). The Community Development Act (i) establishes and funds institutions that are focused on investing in economically distressed areas and
(ii) streamlines the procedures for certain transactions by financial institutions with federal banking agencies.

   Among other things, the Community Development Act requires the federal banking agencies to (i) consider the burdens that are imposed on financial institutions when new regulations are issued or new compliance burdens are created and (ii) coordinate their examinations of financial institutions when more than one agency is involved. The Community Development Act also streamlines the procedures for forming certain one-bank holding companies and engaging in authorized non-banking activities.

   The subsidiary bank's deposit accounts are insured by the FDIC under the SAIF and BIF, to the maximum extent permitted by law. The subsidiary bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital ("well capitalized", "adequately capitalized" or " undercapitalized"), which are defined in the same manner as the regulations establishing the prompt corrective action system under the FDIC as described above. The matrix so created results in nine assessment risk classifications.

   Pursuant to recent changes in federal law, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including Heritage Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of approximately 0.06% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately
 .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

   Recent legislative changes provide for the merger of the BIF and SAIF into the Deposit Insurance Fund on January 1, 1998, but only if no insured depository institution is a savings association on that date. The recent act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the subsidiary banks.

   In addition to the changes to the BIF and SAIF assessment rates implemented by the recent legislation, various regulatory relief provisions were enacted. The new legislation includes, among other things, changes to

(i) the Truth in Lending Act and the Real Estate Settlement Procedures Act to coordinate and simplify the two laws' disclosure requirements; (ii) eliminate civil liability for violations of the Truth in Savings Act after five years;
(iii) streamline the application process for a number of bank holding company and bank applications; (iv) establish a privilege from discovery in any civil or administrative proceeding or bank examination for any fair lending self-test results conducted by, or on behalf of, a financial institution in certain circumstances; (v) repeal the FDICIA requirement that independent public accountants attest to compliance with designated safety and soundness regulations; (vi) impose a continuous regulatory review of regulations to identify and eliminate outdated and unnecessary rules; and (vii) various other miscellaneous provisions to reduce bank regulatory burden.

   Heritage is also subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Securities Exchange Act of 1934.

         CERTAIN DIFFERENCES IN RIGHTS OF HERITAGE AND WIB SHAREHOLDERS

   As a result of the merger, on the effective dates of the WIB merger, shareholders of WIB will exchange their shares of common stock in WIB for shares of common stock in Heritage and will become shareholders of Heritage. Thereafter the rights as shareholders of the WIB shareholders will be determined by Heritage's Articles of Incorporation and Bylaws. The following is a summary of the material differences in the rights of shareholders of Heritage and WIB. Heritage and WIB are Washington corporations governed by the Washington Business Corporation Act. Therefore, there are no material differences between the rights of an Heritage shareholder and the rights of a shareholder of WIB solely under the Washington Act. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Washington Act and the articles of incorporation and bylaws of each company.

   Authorized Capital Stock. Heritage currently is authorized to issue 15,000,000 shares of common stock, no par value, of which 9,917,314 shares were issued and outstanding as of December 31, 1998. Heritage has 2,500,000 shares of preferred stock, no par value per share, authorized and none of these preferred shares are issued and outstanding. The Board of Directors of Heritage may issue additional shares of Heritage common stock up to the maximum amount permitted by the Articles of Incorporation without further action by the shareholders of Heritage. The Heritage Board has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences.

   WIB currently is authorized to issue up to 10,000,000 shares of common stock, no par value per share. On the WIB record date, there were 1,760,449 shares of common stock outstanding and outstanding options for the purchase of 44,500 shares of WIB common stock under WIB's employee and director stock option plans. WIB is authorized to issue up to 200,000 shares of preferred stock. There currently are no shares of WIB preferred stock outstanding. WIB's Board is authorized, without further shareholder action, to issue the WIB preferred stock shares with such designations, preferences and rights as the Board may determine.

   Preemptive Rights. Shareholders of Heritage and WIB have no preemptive rights to subscribe to any additional securities that Heritage may issue. The Board of each company may issue authorized shares of each company's common stock without further shareholder vote, unless required for a particular transaction by applicable law. Preemptive rights are rights to purchase a pro rata amount of subsequently issued common stock. The absence of preemptive rights may cause dilution of a shareholder's interest in Heritage without specific shareholder authority.

   Voting Rights. The shareholders of Heritage and WIB are entitled to one vote per share in the election of directors and all matters to come before the respective shareholders. The shareholders of Heritage and WIB do not have cumulative voting.

   Special Meetings of Shareholders. Special meetings of the shareholders of Heritage may be called by the Chairman, the President, a majority of the Board of Directors or shareholders holding at least 1/10 of all shares entitled to vote at the special meeting. Special meetings of shareholders of WIB may be called at any time by the Chairman, the President, a majority of the Board of Directors or by 3 shareholders owning in the aggregate not less than 10% of the stock of WIB issued and outstanding and entitled to vote.

   Directors. Heritage's Articles provide for a Board of Directors to serve staggered three year terms. Shareholders of Heritage vote only for candidates in the class of directors whose terms expire at the time of the annual shareholders' meeting. The members of the Board of Directors of WIB do not serve staggered terms; such directors serve one-year terms which expire at the time of the annual meeting of shareholders.

   The staggered classification and election of members to a board of directors could make it more difficult for shareholders to effect a significant change in the overall composition of the board, thus perpetuating the tenure of management.

   The Heritage Articles of Incorporation provide that any or all of the directors of Heritage may be removed by a vote of the majority of the entire Board for cause, and only upon the vote of 66.66% of the outstanding shares of voting stock of Heritage. In the absence of this provision, the vote of the holders of a majority of the outstanding shares of Heritage common stock could remove the entire board, but only with cause, and replace it with persons of the shareholders' choice. WIB shareholders, by an affirmative majority vote, may remove any director from office with or without cause before his or her term expires.

   Amendment of Articles of Incorporation and Bylaws. Amendments to Heritage's Articles of Incorporation must be approved by a majority of the Heritage Board and also by a majority of the outstanding share of voting stock. An exception to this requirement is that an affirmative votes of at least 66.66% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the Heritage Articles of Incorporation. These provisions requiring the greater vote include the provision limiting voting rights, the provisions relating to approval of certain business combinations, the number and classification of directors, director and officer indemnification by Heritage, and amendment of the Heritage Articles of Incorporation. These provisions render more difficult the accomplishment of a merger or the assumption of control by a principal shareholder, and such provisions make the removal of management more difficult.

   Unless applicable law requires a different vote with respect to a particular provision in the Heritage Bylaws, the Bylaws may be amended or repealed by a majority vote of the Board of Heritage.

   WIB's Articles of Incorporation may be amended only upon the affirmative vote of the holders of 2/3 of WIB's outstanding voting stock. The WIB Board may make certain amendments, as listed in the Washington Code, to the Articles of Incorporation without shareholder approval. Either the WIB shareholders or the Board of Directors may amend WIB's Bylaws.

   Liquidation. In the event of the liquidation, dissolution or winding up of Heritage or WIB, whether voluntary or involuntary, the holders of the common stock of each of these companies will be entitled to share ratably in any of the assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities and after preferences of any outstanding preferred stock.

   Dividend Rights. Subject to such preferences as may be applicable to any preferred stock, dividends may be paid on common stock of a Washington corporation as and when declared by the board of directors out of funds legally available for the payment of dividends. The ability of Heritage and WIB to pay dividends basically depends on the amount of dividends paid to it by their respective subsidiaries. Accordingly, the dividend restrictions imposed on the subsidiaries by statute or regulation may effectively limit the amount of dividends the corporation can pay. See "SUPERVISION AND REGULATION--Dividends".

   Indemnification and Limitation of Liability. The Articles of Incorporation of Heritage and WIB provide for the indemnification of directors and certain officers.

   The Articles of Heritage and WIB also direct the Board of Directors to pay reasonable expenses of defense incurred by, or to satisfy a judgment or fine against a current or former director. Indemnification will be made in connection with any personal legal liability incurred by the individual while acting for or on behalf of the company in his or her capacity as a director or officer (if the officer is also a director) unless the board of directors finds that there is clear and convincing evidence that the individual has engaged in "egregious conduct" or a court determines that the liability was the result of "egregious conduct." The indemnified party must agree to repay any expense advances (if such party is adjudged not to be entitled to them) and the board of directors is entitled to require security for advances. "Egregious" conduct is defined as intentional misconduct, a knowing violation of law or participation in any transaction from which the person will personally receive a benefit in money, property, or services to which that person is not legally entitled. The Articles of Heritage and WIB also include a provision that limits the liability of directors from any personal liability to the company or its shareholders for conduct not found to have been egregious.

   "Anti-Takeover" Provisions. Certain provisions of the Heritage Articles of Incorporation and Bylaws may be deemed to have an "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Heritage Board, but which individual Heritage shareholders may deem to be in their best interest or in which shareholders may receive a substantial premium for their shares over current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions in the Heritage Articles and Bylaws also will render the removal of incumbent members of the Board or management or Heritage more difficult.

   1. Policy of Independence. The Heritage Board has adopted a statement of policy that Heritage intends to remain independent for the foreseeable future. Holders of Heritage common stock should not have the expectation that Heritage may be merged into or its assets sold to another company in the foreseeable future.

   2. Restrictions on Acquisitions of Securities. The Heritage Articles provide that for a period of five years from the effective date of the Heritage conversion from a mutual to stock form of ownership, no person may acquire directly or indirectly beneficial ownership of more than 10% of any class of equity security of Heritage, unless such offer of acquisition has been approved in advance by a 2/3 vote of the continuing directors of Heritage. This provision does not apply to any employee stock benefit plan of Heritage. In addition, during such five year period, no shares beneficially owned in violation of this percentage limitation, as determined by the Heritage Board, will be entitled to vote in connection with any matter submitted to shareholders for a vote. The Heritage articles also provide for further restrictions on voting rights of shares owned in excess of 10% of any class of equity security of Heritage beyond five years after the Heritage conversion. Specifically, the Heritage Articles provide that if, at any time after five years from the conversion, any person acquires the beneficial ownership of more than 10% of any class of equity security of Heritage, then, with respect to each vote in excess of 10%, the record holders of voting stock of Heritage beneficially owned by such person will be entitled to cast only 1/100th of one vote with respect to each vote in excess of 10% of the voting power of the outstanding shares of Heritage voting stock which such record holders would otherwise be entitled to cast without giving effect to this provision. The aggregate voting power of such record holders will be allocated proportionately among such record holders. An exception from this restriction is provided if the acquisition of more than 10% of the securities receive the prior approval of a 2/3 vote of continuing directors of Heritage. Under the Heritage Articles, the restriction on voting shares beneficially owned in violation of these limitations is imposed automatically. In order to prevent the imposition of such restrictions, the Heritage Board must take affirmative action approving in advance a particular offer to acquire or an acquisition. Unless the Heritage Board takes such affirmative action, the provision would operate to restrict the voting by beneficial owners of more than 10% or Heritage common stock in a proxy contest.

   3. Shareholder Vote Required to Approve Business Combinations with Principal Shareholders. The Heritage Articles require the approval of the holders of at least 66.66% of the Heritage outstanding shares of voting stock to approve certain business combinations involving a person related to Heritage, except in cases where the proposed transaction has been approved in advance by a majority of the members of the Heritage Board who are not affiliated with the related person and were directors before the time the related person became related to Heritage. The person related to Heritage in this situation includes any individual, corporation, partnership or other entity which beneficially owns or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Heritage or an affiliate of such related person.

   4. Shareholder Nominations Proposals. The Heritage Articles require a shareholder who intends to nominate a candidate for election to the Heritage Board, or to raise new business at a shareholder meeting, to give not less than 30 nor more than 50 days' advance notice to the Secretary of Heritage. The notice provision requires a shareholder who desires to raise new business to provide certain information to Heritage concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide Heritage with certain information concerning the nominee and the proposing shareholder.

   WIB's Articles of Incorporation and the Washington Code contain certain provisions which may limit or prevent certain acquisitions. WIB's Articles of Incorporation allow the WIB Board to consider non-monetary factors in evaluating certain takeover bids. Specifically, the Articles allow the WIB Board, in determining what is in the best interests of WIB and its shareholders, to consider all relevant factors, including the effects on its employees, customers, suppliers, and other constituents of WIB and its subsidiaries and on the communities which WIB and its subsidiaries operate. In addition, the authorization of Preferred Stock, which is intended primarily as a financing tool and not as a defense to takeovers, may potentially be used by management to make more difficult uninvited attempts to acquire control of WIB (e.g., by diluting the ownership interest of a substantial shareholder, increasing the amount of consideration necessary for a shareholder to obtain control, or selling authorized by unissued shares to friendly third parties).

   THE FOREGOING DISCUSSION OF CERTAIN SIMILARITIES AND MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HERITAGE AND WIB STOCKHOLDERS IS ONLY A SUMMARY OF CERTAIN PROVISIONS AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF SUCH SIMILARITIES AND DIFFERENCES, AND IS QUALIFIED IN ITS ENTIRELY BY REFERENCE TO WASHINGTON CODE AND THE FULL TEXT OF THE ARTICLES OF INCORPORATION AND BYLAWS OF HERITAGE AND WIB.

              HERITAGE'S RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   KPMG LLP, independent accountants, have continuously served as the independent accountants for Heritage from its formation in August 1997 through the present.

                                    EXPERTS

   The consolidated financial statements of Heritage Financial Corporation as of June 30, 1997 and 1998, and for each of the years in the three year period ended June 30, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Washington Independent Bancshares, Inc. as of and for the years ended December 31, 1997 and 1996, included in this Proxy Statement/Prospectus have been so included in reliance upon the report of Knight, Vale & Gregory, Inc. P.S., independent certified public accountants, given on their authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   Gerrish & McCreary, P.C., counsel to Heritage Financial Corporation, has passed upon the validity of the issuance of shares of Heritage common stock to be issued in connection with the WIB merger and the Federal income tax treatment of the mergers. Jeffrey C. Gerrish, a principal in Gerrish & McCreary, P.C., is the beneficial owner of 10,000 shares of Heritage common stock.

                                FAIRNESS OPINION

   Columbia Financial Advisors, an investment banking firm, has issued its opinion that the WIB merger is fair and equitable from a financial point of view to the shareholders of WIB. See "THE PROPOSED MERGER--Opinion of WIB's Financial Advisor."

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
                    Washington Independent Bancshares, Inc.

Consolidated Financial Statements
  Independent Auditors' Report............................................ F-2
  Consolidated Balance Sheets--Unaudited September 30, 1998 and Audited
   December 31, 1997 and 1996............................................. F-3
  Consolidated Statements of Income--Unaudited Nine Months Ended September
   30, 1998 and 1997 and Audited Years Ended December 31, 1997 and 1996... F-4
  Consolidated Statements of Shareholders Equity and Comprehensive In-
   come--Unaudited Nine Months Ended September 30, 1998 and Audited Years
   Ended December 31, 1997 and 1996....................................... F-5
  Consolidated Statements of Cash Flows--Unaudited Nine Months Ended Sep-
   tember 30, 1998 and 1997 and Audited Years Ended December 31, 1997 and
   1996................................................................... F-6
  Notes to Consolidated Financial Statements.............................. F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Washington Independent Bancshares, Inc.
Toppenish, Washington

   We have audited the accompanying consolidated balance sheets of Washington Independent Bancshares, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Washington Independent Bancshares, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          Knight, Vale & Gregory, Inc., P.S.

Tacoma, Washington
January 16, 1998

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               September 30, 1998, and December 31, 1997 and 1996
                             (Dollars in Thousands)

                                                                    December 31,
                                                     September 30, ----------------
                                                         1998       1997     1996
                                                     ------------- -------  -------
                                                      (Unaudited)
                       ASSETS
                       ------
Cash and due from banks.............................   $  3,236    $ 3,783  $ 3,653
Federal funds sold..................................      7,000      7,150    4,500
Securities available for sale.......................      3,929        730      191
Securities held to maturity.........................      3,791      5,531    5,158
Loans...............................................     40,156     34,928   30,602
Allowance for credit losses.........................       (392)      (368)    (351)
                                                       --------    -------  -------
      Net loans.....................................     39,764     34,560   30,251
                                                       --------    -------  -------
Premises and equipment..............................      2,246      1,866    2,038
Accrued interest receivable.........................        709        563      565
Other assets........................................        325        294      313
                                                       --------    -------  -------
      Total assets..................................   $ 61,000    $54,477  $46,669
                                                       ========    =======  =======
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
Liabilities
  Deposits:
    Demand..........................................   $ 11,619    $10,677  $ 9,077
    Savings and interest-bearing demand.............     19,824     17,809   17,299
    Time............................................     24,220     20,884   15,653
                                                       --------    -------  -------
      Total deposits................................     55,663     49,370   42,029
                                                       --------    -------  -------
  Accrued interest payable..........................        164        146      101
  Note payable......................................        --         451      600
  Other liabilities.................................        221        263      314
                                                       --------    -------  -------
      Total liabilities.............................   $ 56,048    $50,230  $43,044
                                                       ========    =======  =======
Shareholders' Equity
  Preferred stock (par value: $10); authorized
   200,000 shares; no shares issued.................   $    --     $   --   $   --
  Common stock (no par value); authorized 10,000,000
   shares; issued 1,760,449 shares--1998; 1,572,449
   shares--1997; 1,545,472 shares--1996.............      6,475      6,230    6,197
  Accumulated deficit...............................     (1,624)    (2,072)  (2,636)
  Net unrealized gains on securities available for
   sale, net of tax of $52 --1998; $46--1997;$33--
   1996.............................................        101         89       64
                                                       --------    -------  -------
      Total shareholders' equity....................      4,952      4,247    3,625
                                                       --------    -------  -------
      Total liabilities and shareholders' equity....   $ 61,000    $54,477  $46,669
                                                       ========    =======  =======

                See Notes to Consolidated Financial Statements.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

  Nine Months Ended September 30, 1998 and 1997, and Years Ended December 31,
                                 1997 and 1996
                (Dollars in Thousands, Except Per Share Amounts)

                                              September 30,       December 31,
                                          ----------------------  -------------
                                             1998        1997      1997   1996
                                          ----------- ----------  ------ ------
                                          (Unaudited) (Unaudited)
Interest Income
  Loans..................................   $3,051      $2,791    $3,797 $3,112
  Federal funds sold.....................      221         126       213    168
  Securities available for sale..........      122          14        12      9
  Securities held to maturity............      210         281       376    249
                                            ------      ------    ------ ------
    Total interest income................    3,604       3,212     4,398  3,538
                                            ------      ------    ------ ------
Interest Expense
  Deposits...............................    1,329       1,100     1,534  1,225
  Federal funds purchased and note
   payable...............................       35          39        51     67
                                            ------      ------    ------ ------
    Total interest expense...............    1,364       1,139     1,585  1,292
                                            ------      ------    ------ ------
  Net interest income....................    2,240       2,073     2,813  2,246
                                            ------      ------    ------ ------
Provision for Credit Losses..............       28          10        16    --
                                            ------      ------    ------ ------
  Net interest income after provision for
   credit losses.........................    2,212       2,063     2,797  2,246
                                            ------      ------    ------ ------
Non-Interest Income
  Service charges on deposit accounts....      300         250       339    340
  Gain on sale of foreclosed real
   estate................................      --          --        --      56
  Other operating income.................      191          89       140    145
                                            ------      ------    ------ ------
    Total non-interest income............      491         339       479    541
                                            ------      ------    ------ ------
Non-Interest Expense
  Salaries...............................      911         796     1,099  1,024
  Employee benefits......................      174         154       205    188
  Occupancy and equipment................      310         286       387    325
  Data processing........................       84          79       109    103
  FDIC and OCC assessments...............       23          21        28     22
  Legal and professional fees............       45          31        43     39
  Other..................................      473         408       551    544
                                            ------      ------    ------ ------
    Total non-interest expense...........    2,020       1,775     2,422  2,245
                                            ------      ------    ------ ------
  Income before income taxes.............      683         627       854    542
Income Taxes.............................      235         233       290    198
                                            ------      ------    ------ ------
  Net income.............................   $  448      $  394    $  564 $  344
                                            ======      ======    ====== ======
Earnings Per Share Data
  Basic earnings per share...............   $  .27      $  .25    $  .37 $  .22
  Diluted earnings per share.............      .27         .24       .34    .21
                                            ======      ======    ====== ======

                See notes to consolidated financial statements.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME

  Nine Months Ended September 30, 1998, and Years Ended December 31, 1997 and
                                      1996
                             (Dollars in Thousands)

                                                         Net
                                                     Unrealized
                                                      Gains on
                                                     Securities
                                 Common  Accumulated  Available
                                 Stock     Deficit    for Sale      Total
                                 ------  ----------- ----------- -----------
  Balance, January 1, 1996.....  $6,189    $(2,980)     $ 42       $3,251
Net income.....................     --         344       --           344
Retirement of common stock
 (1,341 shares)................      (5)       --        --            (5)
Valuation adjustment of
 securities available for sale,
 net of tax....................     --         --         22           22
Options exercised (10,000
 shares).......................      13        --        --            13
                                 ------    -------      ----       ------
  Balance, December 31, 1996...   6,197     (2,636)       64        3,625
Net income.....................     --         564       --           564
Retirement of common stock (23
 shares).......................      (1)       --        --            (1)
Valuation adjustment of
 securities available for sale,
 net of tax....................     --         --         25           25
Options exercised (27,000
 shares).......................      34        --        --            34
                                 ------    -------      ----       ------
  Balance, December 31, 1997...   6,230     (2,072)       89        4,247
Net income (unaudited).........     --         448       --           448
Valuation adjustment of
 securities available for sale,
 net of tax (unaudited)........     --         --         12           12
Options exercised (188,000
 shares) (unaudited)...........     245        --        --           245
                                 ------    -------      ----       ------
  Balance, September 30, 1998
   (unaudited).................  $6,475    $(1,624)     $101       $4,952
                                 ======    =======      ====       ======
                                                        Nine Months Ended
                                                          September 30,
                                                     ----------------------- ---
                                                        1998        1997
                                                     ----------- -----------
                                                     (unaudited) (unaudited)
Comprehensive Income
  Net income...................                         $448       $  394
  Increase in unrealized gain
   on securities available for
   sale, net of tax............                           12          --
                                                        ----       ------
  Comprehensive income.........                         $460       $  394
                                                        ====       ======

                See notes to consolidated financial statements.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

  Nine Months Ended September 30, 1998 and 1997, and Years Ended December 31,
                                 1997 and 1996
                             (Dollars in Thousands)

                                           September 30,        December 31,
                                       ----------------------  ----------------
                                          1998        1997      1997     1996
                                       ----------- ----------  -------  -------
                                       (Unaudited) (Unaudited)
Cash Flows from Operating Activities
  Net income.........................    $   448    $   394    $   564  $   344
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Provision for credit losses......         28         10         16      --
    Depreciation.....................        155        142        202      173
    Amortization of goodwill.........        --           9         12       46
    Investment accretion--net........        (13)       (14)       (22)     (17)
    Deferred income tax..............          7        --           5       37
    (Increase) decrease in accrued
     interest receivable.............       (146)      (176)         2      (63)
    Increase in accrued interest
     payable.........................         18         57         45       24
    Other--net.......................        (78)        12        (58)      (7)
                                         -------    -------    -------  -------
  Net cash provided by operating
   activities........................        419        434        766      537
                                         -------    -------    -------  -------
Cash Flows from Investing Activities
  Increase in federal funds sold.....        150        150     (2,650)    (250)
  Proceeds from maturities of
   securities held to maturity and
   available for sale................      3,997        800      1,725    2,802
  Purchases of securities held to
   maturity..........................       (496)    (2,078)    (2,082)  (4,318)
  Purchases of securities available
   for sale..........................     (4,935)        (3)      (499)     --
  Increase in loans made to
   customers, net of principal
   collections.......................     (5,233)    (6,567)    (4,333)  (4,904)
  Proceeds from sales of premises and
   equipment.........................        --         --         --        19
  Purchases of premises and
   equipment.........................       (537)       (16)       (30)    (750)
  Other..............................          1          1          8       68
                                         -------    -------    -------  -------
  Net cash used in investing
   activities........................     (7,053)    (7,713)    (7,861)  (7,333)
                                         -------    -------    -------  -------
Cash Flows from Financing Activities
  Increase in deposits...............      6,293      6,848      7,341    8,069
  Retirement of common stock.........        --          (1)        (1)      (5)
  Repayments on note payable.........       (451)      (113)      (149)    (150)
  Exercise of stock options..........        245        --          34       13
                                         -------    -------    -------  -------
  Net cash provided by financing
   activities........................      6,087      6,734      7,225    7,927
                                         -------    -------    -------  -------
  Net increase (decrease) in cash and
   due from banks....................       (547)      (545)       130    1,131
Cash and Due from Banks
  Beginning of period................      3,783      3,653      3,653    2,522
                                         -------    -------    -------  -------
  End of period......................    $ 3,236    $ 3,108    $ 3,783  $ 3,653
                                         =======    =======    =======  =======
Supplemental Disclosures of Cash Flow
 Information
  Cash payments:
    Interest.........................    $ 1,346    $ 1,082    $ 1,540  $ 1,268
    Income taxes.....................        210        135        318       76
Supplemental Disclosures of Non-Cash
 Investing Activities
  Foreclosed real estate acquired in
   settlement of loans...............    $   --     $   --     $   --   $   284
  Valuation adjustment of securities
   available for sale, net of tax....         12        --          25       22
  Loans made on sales of foreclosed
   real estate.......................        --         --         --       339

                See notes to consolidated financial statements.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1997 and 1998

Note 1--Summary of Significant Accounting Policies

Principles of Consolidation and Operations

   The consolidated financial statements include the accounts of Washington Independent Bancshares, Inc. (the Company) and its wholly owned subsidiaries, Central Valley Bank, N.A. (the Bank) and WIB Premises, Inc. All significant intercompany transactions and balances have been eliminated. The Company is a holding company which operates primarily through its major subsidiary, the Bank.

   The Bank operates four branches in rural communities in the greater Yakima Valley. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle market businesses and individuals involved in agriculture related businesses.

Consolidated Financial Statement Presentation

   The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and revenues and expenses for the period. Actual results could differ significantly from those estimates.

   Certain prior year amounts have been reclassified to conform to the 1997 presentation. All dollar amounts are stated in thousands, except per share information.

Securities Available for Sale

   Securities available for sale consist of debt securities which may be sold to implement the Company's asset/liability management strategies, and in response to changes in interest rates and similar factors, and certain equity securities. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of shareholders' equity. Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

Securities Held to Maturity

   Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income over the period to maturity.

Loans

   Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

   Generally the accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to principal or interest. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

Allowance for Credit Losses

   The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance for credit losses is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss experience, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and state regulatory agencies, and other risks inherent in the portfolio. This evaluation requires the use of current estimates, which may vary from the ultimate collectibility experienced in the future. The estimates used are reviewed periodically and, as adjustments become necessary, they are charged to operations in the period in which they become known.

   When management determines that it is possible that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs. The amount of impairment and any subsequent charges are recorded through the provision for credit losses as an adjustment to the allowance for credit losses.

Premises and Equipment

   Premises and equipment are stated at cost less accumulated depreciation, which is computed on the straight-line method over the estimated useful lives of the assets. Gains or losses on dispositions are reflected in earnings.

Foreclosed Real Estate

   Real estate properties acquired through, or in lieu of, foreclosure are to be sold, and are recorded at the lower of the recorded amount of the loan, or the fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to foreclosed real estate is charged to the allowance for credit losses. Properties are evaluated regularly to ensure that the recorded amounts are supported by their current fair values, and that valuation allowances to reduce the carrying amounts to fair value less estimated costs to dispose are recorded as necessary. Additions to or reductions from valuation allowances are recorded in income.

Income Taxes

   Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

   The Bank and WIB Premises, Inc. provide for income taxes on a separate return basis and remit to the Company amounts currently payable.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

Cash Equivalents

   The Company considers all amounts included in the balance sheets caption "Cash and due from banks" to be cash equivalents.

Stock-Based Compensation

   The Company accounts for stock-based awards to employees using the intrinsic value method, in accordance with APB No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements. However, the required pro forma disclosures have been provided in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

Amortization of Goodwill

   The cost of the investment in the Bank in excess of the fair value of its net assets at date of purchase is being amortized over a period of fifteen years using the straight-line method.

Earnings Per Share

   In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128), which the Company adopted in the fourth quarter of 1997. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plans. Earnings per share for 1996 have been restated to conform to the presentation required by SFAS No. 128.

Recent Accounting Pronouncements

   In June 1997, the Financial Accounting Standards Board issued Statements of Accounting Standards Nos. 130, Reporting Comprehensive Income, and 131, Disclosures about Segments of an Enterprise and Related Information, both of which are effective for years beginning after December 31, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. All items that are required to be recognized under accounting standards as components of comprehensive income will have to be reported in a financial statement that is displayed with the same prominence as other financial statements. Also, the accumulated balance of other comprehensive income will have to be displayed separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. SFAS No. 131 requires that public enterprises report financial and descriptive information about their reportable operating segments. Both of these pronouncements will require additional disclosures about the Company's operations, but are not anticipated to have any effect on financial position or results of operations.

Note 2--Restricted Assets

   Federal Reserve Board regulations require that the Bank maintain certain minimum reserve balances on deposit with the Federal Reserve Bank. The amounts of such balances for the years ended December 31, 1997 and 1996 were approximately $400,000 annually.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

Note 3--Debt and Equity Securities

   Debt and equity securities have been classified according to management's intent. The carrying amount of securities and their approximate fair values are as follows:

                                                     Gross      Gross
                                         Amortized Unrealized Unrealized  Fair
                                           Cost      Gains      Losses   Values
                                         --------- ---------- ---------- ------
   Securities Available for Sale
   December 31, 1997
     U.S. Government and agencies.......  $  499      $  3       $ --    $  502
     Equity security....................      25       131         --       156
     Federal Reserve Bank stock.........      72       --          --        72
                                          ------      ----       ----    ------
                                          $  596      $134       $ --    $  730
                                          ======      ====       ====    ======
   December 31, 1996
     Equity security....................      25        96         --       121
     Federal Reserve Bank stock.........      70       --          --        70
                                          ------      ----       ----    ------
                                          $   95      $ 96       $ --    $  191
                                          ======      ====       ====    ======
   Securities Held to Maturity
   December 31, 1997
     U.S. Treasury securities...........  $5,179      $ 13       $  1    $5,191
     State and municipal securities.....     352         1         --       353
                                          ------      ----       ----    ------
                                          $5,531      $ 14       $  1    $5,544
                                          ======      ====       ====    ======
   December 31, 1996
     U.S. Treasury securities...........  $4,776      $  7       $  9    $4,774
     State and municipal securities.....     382         6         --       388
                                          ------      ----       ----    ------
                                          $5,158      $ 13       $  9    $5,162
                                          ======      ====       ====    ======

   The scheduled maturities of debt securities held to maturity and available for sale at December 31, 1997 are as follows:

                                                                  Available for
                                                Held to Maturity      Sale
                                                ---------------- ---------------
                                                Amortized  Fair  Amortized Fair
                                                  Cost    Value    Cost    Value
                                                --------- ------ --------- -----
   Due in one year or less.....................  $3,391   $3,393   $--     $--
   Due from one year to five years.............   2,140    2,151    499     502
                                                 ------   ------   ----    ----
     Total.....................................  $5,531   $5,544   $499    $502
                                                 ======   ======   ====    ====

   Securities carried at approximately $2,700,000 at December 31, 1997 and $4,500,000 at December 31, 1996 were pledged to secure public deposits and for other purposes required or permitted by law.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

Note 4--Loans

   Loans at December 31 consist of the following:

                                                                  1997    1996
                                                                 ------- -------
   Real estate:
     Farmland................................................... $ 7,000 $ 7,679
     1-4 family residential.....................................   4,328   3,247
     Construction...............................................     850     399
     Commercial.................................................   7,780   5,883
   Agricultural.................................................   8,228   7,551
   Commercial...................................................   5,422   4,873
   Consumer.....................................................   1,320     970
                                                                 ------- -------
       Total loans.............................................. $34,928 $30,602
                                                                 ======= =======

   Changes in the allowance for credit losses for the years years ended December 31 are as follows:

                                                                     1997  1996
                                                                     ----  ----
   Balance at beginning of year..................................... $351  $348
   Provision for credit losses......................................   16   --
   Charge-offs......................................................   (8)   (5)
   Recoveries.......................................................    9     8
                                                                     ----  ----
     Net recoveries.................................................    1     3
                                                                     ----  ----
     Balance at end of year......................................... $368  $351
                                                                     ====  ====

   The recorded investment in impaired loans was $16,000 and $17,000 at December 31, 1997 and 1996, respectively. At December 31, 1997, there was no specific allocation of the allowance for credit losses. At December 31, 1996, specific allocations of $2,000 of the allowance for credit losses were made for impaired loans. No allocation of the allowance for credit losses was considered necessary for the remaining impaired loans. The average recorded investment in impaired loans during the years ended December 31, 1997 and 1996 was $16,000 and $158,000, respectively. In 1997 and 1996, interest income recognized on impaired loans, which was collected in cash, totaled $1,000.

   At December 31, 1997, there were no commitments to lend additional funds to borrowers whose loans have been modified. There were no loans over 90 days past due still accruing interest at December 31, 1997 or 1996.

   Certain related parties of the Bank, principally Bank directors and their associates, were loan customers of the Bank in the ordinary course of business during 1997 and 1996. Total loans outstanding at December 31, 1997 and 1996 to key officers and directors were $225,000 and $78,000, respectively. During 1997, loan advances totaled $1,117,000, and loan repayments totaled $970,000 on these loans.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

Note 5--Premises and Equipment

   The components of premises and equipment at December 31 are:

                                                                   1997   1996
                                                                  ------ ------
   Land.......................................................... $  472 $  472
   Buildings.....................................................  1,848  1,848
   Equipment, furniture and fixtures.............................    960    933
                                                                  ------ ------
     Total cost..................................................  3,280  3,253
   Less accumulated depreciation.................................  1,414  1,215
                                                                  ------ ------
     Total premises and equipment................................ $1,866 $2,038
                                                                  ====== ======

   The Bank leases equipment and premises under operating leases. Rental expense for leased premises and equipment was $55,000 and $46,000 for 1997 and 1996, respectively.

   Minimum net rental commitments under noncancellable leases having an original or remaining term of more than one year are as follows at December 31, 1997:

   1998..................................................................... $34
   1999.....................................................................  16
   2000.....................................................................  12
   2001.....................................................................   3
                                                                             ---
     Total minimum payments required........................................ $65
                                                                             ===

   Certain leases contain renewal options from five to ten years and escalation clauses based on increases in property taxes and other costs.

Note 6--Deposits

   The aggregate amount of certificates of deposit, each with a minimum denomination of $100,000, was approximately $3,568,000 and $2,487,000 at December 31, 1997 and 1996, respectively.

   At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

   1998................................................................. $18,696
   1999.................................................................   2,188
                                                                         -------
                                                                         $20,884
                                                                         =======

Note 7--Preferred Stock Redemption and Note Payable

   During the first quarter of 1995, Key Bank, former holder of the Company's preferred stock, tendered all of its shares of preferred stock in exchange for $7.50 cash for each share, pursuant to an offer made by the Company. The preferred shares were then retired, and the difference between the cost and the stated value of $2.28 per share was added to common stock. The purchase of these shares was financed by the utilization of $750,000 of long-term debt as follows:

    Note payable to Key Bank of Washington in semi-annual installments of $75,000 plus interest at prime plus .75% (9.25% at December 31, 1997), secured by Bank common stock equal to 130% of the loan amount, maturing December 30, 2000.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

   Total minimum principal payments due are as follows for future years ending December 31:

       1998................................................................ $151
       1999................................................................  150
       2000................................................................  150
                                                                            ----
                                                                            $451
                                                                            ====

   The terms of the loan agreement contain, among other provisions, requirements for maintaining minimum tangible net worth of not less than $2,900,000 and minimum total risk-based capital of the Bank of at least 10%, as well as restrictions related to dividends. The Company was in compliance with these requirements as of December 31, 1997.

Note 8--Income Taxes

   Income taxes are comprised of the following for the years ended December 31:

                                                                       1997 1996
                                                                       ---- ----
   Current............................................................ $285 $161
   Deferred...........................................................    5   37
                                                                       ---- ----
     Income taxes..................................................... $290 $198
                                                                       ==== ====

   The following is a reconciliation between the statutory and the effective federal income tax rate for the years ended December 31:

                                                  1997              1996
                                            ----------------- -----------------
                                                   Percent of        Percent of
                                                     Pretax            Pretax
                                            Amount   Income   Amount   Income
                                            ------ ---------- ------ ----------
   Income tax at statutory rates...........  $290     34.0%    $184     34.0%
   Increase (decrease) resulting from:
     Tax-exempt income.....................    (6)     (.7)      (7)    (1.3)
     Amortization of goodwill..............     4       .5       16      2.9
     Other.................................     2       .2        5       .9
                                             ----     ----     ----     ----
       Total income tax expense............  $290     34.0%    $198     36.5%
                                             ====     ====     ====     ====

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

   The effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are presented below:

                                                                      1997 1996
                                                                      ---- ----
   Deferred Tax Assets
     Provision for credit losses..................................... $ 18 $ 14
     Depreciation....................................................    7  --
     Deferred compensation...........................................   41   44
                                                                      ---- ----
       Total deferred tax assets.....................................   66   58
                                                                      ---- ----
   Deferred Tax Liabilities
     Unrealized gain on securities available for sale................   46   33
     Deferred income.................................................  114   94
     Depreciation....................................................  --     7
                                                                      ---- ----
       Total deferred tax liabilities................................  160  134
                                                                      ---- ----
       Net deferred tax liabilities.................................. $ 94 $ 76
                                                                      ==== ====

Note 9--Commitments and Contingencies

Financial Instruments with Off-Balance-Sheet Risk

   The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

   The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31 is as follows:

                                                                   1997   1996
                                                                  ------ ------
   Commitments to extend credit:
     Commercial and agricultural................................. $5,655 $8,977
     Real estate secured.........................................    834    124
     Credit card lines...........................................    876    753
                                                                  ------ ------
       Total commitments to extend credit........................ $7,365 $9,854
                                                                  ====== ======
       Standby letters of credit................................. $  215 $   35
                                                                  ====== ======

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 45% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, livestock, crops, property and equipment, residential real estate, and income-producing commercial and agricultural properties.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

   Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

   The Bank has agreements with commercial banks for lines of credit totaling $3,900,000. All were unused as of December 31, 1997.

Note 10--Concentration of Credit Risk

   Most of the Bank's business activity is with customers located in the State of Washington. Investments in state and municipal securities involve governmental entities within the State. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of practice, generally does not extend credit to any single borrower or group of related borrowers in excess of $600,000.

Note 11--Benefit Plans

401(k) Plan

   The Bank has a 401(k) plan which covers substantially all employees who meet eligibility requirements set forth in the plan. Eligible employees may contribute up to 15% of their compensation. The Bank's contribution to the plan is determined by the Board of Directors. The Bank's contribution for the years ended December 31, 1997 and 1996 was $19,000 and $16,000, respectively.

Stock Option Plans

   At December 31, 1997, the Company has employee and director stock-based option plans, which are described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for these plans. Accordingly, no compensation cost has been recognized. Had compensation cost for the Company's stock option plans been determined based on fair value at grant date for awards granted in 1997 and 1996, consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to these pro forma amounts:

                                                                       1997 1996
                                                                       ---- ----
   Net income:
       As reported.................................................... $564 $344
       Pro forma......................................................  559  334
   Earnings per share:
     Basic:
       As reported.................................................... $.37 $.22
       Pro forma......................................................  .36  .22
     Diluted:
       As reported....................................................  .34  .21
       Pro forma......................................................  .34  .20

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

   The fair value of each option grant is estimated on the date of grant, based on the Black-Scholes option-pricing model and using the following weighted-average assumptions: dividends yield 0% for each quarter; risk-free interest rates of 6%; and expected lives of 3, 5 and 8 years for the options. All options granted begin vesting one calendar year after grant date at 33% a year.

Employee Stock Option Plan

   The Company's 1988 stock option plan, as amended on September 30, 1994, reserves a total of 250,000 shares of common stock for option to key employees, as defined in the plan. The exercise price for the option may not be less than the fair value of the Company's stock at the date of grant. Options vest ratably over three years, beginning one calendar year after the grant date. Options expire on the fifth anniversary of the respective dates of vesting, or in accordance with various termination clauses enumerated within the plan. At December 31, 1997, options to purchase 199,500 shares of common stock were outstanding.

Director Stock Option Plan

   The Company's 1988 stock option plan was expanded in November 1994 to allow for the Company to reserve an additional 50,000 of its no par value common stock to be granted to directors. Options vest ratably over three years, beginning in the second year of grant. Options expire on the fifth anniversary of the respective dates of vesting, or in accordance with various termination clauses enumerated within the plan. At December 31, 1997, options to purchase 33,000 shares of common stock were outstanding.

Employee and Director Stock Option Summary

   A summary of the status of the Company's employee and director stock option plans as of December 31, and changes during the years ending on those dates, is presented below:

                                                   1997              1996
                                             ----------------- -----------------
                                                      Weighted          Weighted
                                                      Average           Average
                                                      Exercise          Exercise
                                             Shares    Price   Shares    Price
                                             -------  -------- -------  --------
Outstanding at beginning of year............ 230,000   $1.40   254,000   $1.19
Granted.....................................  29,500    3.19    12,000    2.58
Exercised................................... (27,000)   1.25   (10,000)   1.25
Forfeited...................................     --      --    (26,000)   1.58
                                             -------           -------
  Outstanding at end of year................ 232,500    1.62   230,000    1.40
                                             =======           =======
  Options exercisable at year-end........... 168,800    1.29   172,666    1.18

   The weighted average fair value of options granted during the years ended December 31, 1997 and 1996 is $1.20 and $.94, respectively.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

   The following summarizes information about employee and director stock options outstanding at December 31, 1997:

                                    Options Outstanding        Options Exercisable
                              -------------------------------- --------------------
                                           Weighted
                                            Average   Weighted             Weighted
                                           Remaining  Average              Average
                                Number    Contractual Exercise   Number    Exercise
   Range of Exercise Prices   Outstanding    Life      Price   Exercisable  Price
   ------------------------   ----------- ----------- -------- ----------- --------
   $1.00 to $1.25..........     155,000       1.5      $1.07     138,800    $1.05
   $2.40 to $2.50..........      51,000       6.1       2.42      30,000     2.40
   $3.00 to $3.25..........      19,000       7.5       3.07         --       --
   $3.75...................       7,500       7.8       3.75         --       --
                                -------                          -------
                                232,500       3.2       1.62     168,800     1.29
                                =======                          =======

Compensation Agreements

   The Bank has a deferred compensation agreement which credits its president with a $10,000 per year retirement benefit through 2005. The Bank also has an agreement with its president which will pay twelve months' salary to him upon a change of control of the Bank. In addition, the Bank has a deferred compensation agreement with one of its former officers which provides for payment of $55,000.

   Benefits for these agreements may be funded by life insurance policies purchased by the Bank, which have cash surrender values of $207,000 and $202,000 at December 31, 1997 and 1996, respectively, and are included in other assets on the balance sheets. Liabilities for these agreements, which are accrued over their expected time to payment, were $121,000 and $111,000 at December 31, 1997 and 1996, respectively, and are included in other liabilities on the balance sheets. Expenses related to these agreements totaled $15,000 and $17,000 in 1997 and 1996, respectively.

Note 12--Condensed Financial Information--Parent Company Only

Condensed Balance Sheets--December 31:

                                                                   1997   1996
                                                                  ------ ------
Assets
  Cash........................................................... $   43 $    6
  Securities available for sale..................................    156    122
  Investment in subsidiaries.....................................  4,502  4,093
  Goodwill.......................................................    --      12
  Due from subsidiaries..........................................    134    107
                                                                  ------ ------
    Total assets................................................. $4,835 $4,340
                                                                  ====== ======
Liabilities and Shareholders' Equity
  Deferred taxes................................................. $   44 $   33
  Income taxes payable...........................................     93     82
  Note payable...................................................    451    600
  Shareholders' equity...........................................  4,247  3,625
                                                                  ------ ------
    Total liabilities and shareholders' equity................... $4,835 $4,340
                                                                  ====== ======

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

                              Parent Company Only

            Condensed Statements of Income--Years Ended December 31

Operating Income
  Dividends received from subsidiaries........................... $ 207  $ 212
  Investment income..............................................     6      5
                                                                  -----  -----
    Total operating income.......................................   213    217
                                                                  -----  -----
Operating Expenses
  Amortization of goodwill.......................................    12     46
  Other..........................................................    60     71
                                                                  -----  -----
    Total operating expenses.....................................    72    117
                                                                  -----  -----
  Income before income taxes and equity in undistributed income
   of subsidiaries...............................................   141    100
                                                                  -----  -----
Income Tax Benefit...............................................    15     23
                                                                  -----  -----
  Income before equity in undistributed income of subsidiaries...   156    123
                                                                  =====  =====
Equity in Undistributed Income of Subsidiaries...................   408    221
                                                                  -----  -----
    Net income................................................... $ 564  $ 344
                                                                  =====  =====

                              Parent Company Only

          Condensed Statements of Cash Flows--Years Ended December 31:

                                                                  1997   1996
                                                                  -----  -----
Cash Flows from Operating Activities
  Net income..................................................... $ 564  $ 344
  Adjustments to reconcile net income to net cash provided by operating activities:
    Equity in undistributed income of subsidiaries...............  (408)  (221)
    Amortization.................................................    12     46
    Other........................................................   (15)   (23)
                                                                  -----  -----
  Net cash provided by operating activities......................   153    146
                                                                  -----  -----
Cash Flows from Financing Activities
  Redemption of preferred stock and retired common stock.........    (1)    (5)
  Exercise of stock options......................................    34     13
  Repayment on note payable......................................  (149)  (150)
                                                                  -----  -----
  Net cash used in financing activities..........................  (116)  (142)
                                                                  -----  -----
  Net increase in cash...........................................    37      4
Cash
  Beginning of year..............................................     6      2
                                                                  -----  -----
  End of year.................................................... $  43  $   6
                                                                  =====  =====

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

Note 13--Condensed Financial Information--Bank Only

Condensed Balance Sheets--December 31:

                                                                 1997    1996
                                                                ------- -------
Assets
  Cash and due from banks...................................... $ 3,783 $ 3,653
  Federal funds sold...........................................   7,150   4,500
  Securities available for sale................................     574      70
  Securities held to maturity..................................   5,531   5,158
  Loans, net of allowance for credit losses of $368 in 1997;
   $351 in 1996................................................  34,560  30,251
  Premises and equipment.......................................   1,716   1,876
  Other assets.................................................     856     861
                                                                ------- -------
    Total assets............................................... $54,170 $46,369
                                                                ======= =======
Liabilities and Shareholder's Equity
  Deposits..................................................... $49,413 $42,036
  Other liabilities............................................     406     403
  Shareholder's equity.........................................   4,351   3,930
                                                                ------- -------
    Total liabilities and shareholder's equity................. $54,170 $46,369
                                                                ======= =======

Condensed Statements of Income--Years Ended December 31:

Interest Income
  Loans........................................................ $ 3,797 $ 3,112
  Securities...................................................     596     416
                                                                ------- -------
    Total interest income......................................   4,393   3,528
  Interest Expense.............................................   1,534   1,228
                                                                ------- -------
    Net interest income........................................   2,859   2,300
  Provision for Credit Losses..................................      16     --
                                                                ------- -------
    Net interest income after provision for credit losses......   2,843   2,300
                                                                ------- -------
  Non-Interest Income..........................................     479     541
  Non-Interest Expenses........................................   2,389   2,180
                                                                ------- -------
    Income before income taxes.................................     933     661
  Income Taxes.................................................     305     221
                                                                ------- -------
    Net income................................................. $   628 $   440
                                                                ======= =======

Note 14--Regulatory Matters

   The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines of the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

   Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the table.

   As of December 31, 1997, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

   Actual capital amounts and ratios are also presented in the table:

                                                              To be Well
                                                              Capitalized
                                                                 Under
                                                                Prompt
                                              Capital         Corrective
                                              Adequacy          Action
                                Actual        Purposes        Provisions
                                Amount Ratio   Amount  Ratio    Amount    Ratio
                                ------ -----  -------- -----  ----------- -----
December 31, 1997
  Tier 1 capital (to average
   assets)
    Consolidated............... $4,158  8.27%  $2,012  4.00%       N/A      N/A
    Bank.......................  4,262  8.50    2,005  4.00     $2,507     5.00%
  Tier 1 capital (to risk-
   weighted assets)
    Consolidated...............  4,158 10.78    1,542  4.00        N/A      N/A
    Bank.......................  4,262 11.10    1,536  4.00      2,304     6.00
  Total capital (to risk-
   weighted assets)
    Consolidated...............  4,536 11.76    3,085  8.00        N/A      N/A
    Bank.......................  4,630 12.05    3,073  8.00      3,841    10.00
December 31, 1996
  Tier 1 capital (to average
   assets)
    Consolidated............... $3,549  7.83%  $1,813  4.00%       N/A      N/A
    Bank.......................  3,930  8.67    1,813  4.00     $2,266     5.00%
  Tier 1 capital (to risk-
   weighted assets)
    Consolidated...............  3,549 13.35    1,064  4.00        N/A      N/A
    Bank.......................  3,930 14.70    1,069  4.00      1,604     6.00
  Total capital (to risk-
   weighted assets)
    Consolidated...............  3,883 14.60    2,127  8.00        N/A      N/A
    Bank.......................  4,263 15.95    2,138  8.00      2,673    10.00

   Management believes, as of December 31, 1997, that the Company and the Bank meet the capital requirements to which they are subject.

   National banks can initiate dividend payments in a given year, without prior regulatory approval, equal to net profits, as defined, for that year plus retained net profits for the preceding two years. The Bank can distribute as dividends to the parent company approximately $1,062,000 as of December 31, 1997.

            WASHINGTON INDEPENDENT BANCSHARES, INC. AND SUBSIDIARIES

Note 15--Earnings Per Share Disclosures

   Following is information regarding the calculation of basic and diluted earnings per share for the years indicated.

                                             Net Income     Shares     Per Share
                                             (Numerator) (Denominator)  Amount
                                             ----------- ------------- ---------
Year Ended December 31, 1997
  Basic earnings per share:
    Net income..............................    $564      $1,545,524     $.37
  Effect of dilutive securities:
    Options.................................     --          105,153     (.03)
  Diluted earnings per share:
                                                ----      ----------     ----
    Net income..............................    $564      $1,650,677     $.34
                                                ====      ==========     ====
Year Ended December 31, 1996
  Basic earnings per share:
    Net income..............................    $344      $1,543,454     $.22
  Effect of dilutive securities:
    Options.................................     --          105,129     (.01)
  Diluted earnings per share:
                                                ----      ----------     ----
    Net income..............................    $344      $1,648,583     $.21
                                                ====      ==========     ====

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                    Between

                         HERITAGE FINANCIAL CORPORATION

                                      and

                    WASHINGTON INDEPENDENT BANCSHARES, INC.
                           CENTRAL VALLEY BANK, N.A.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         Dated as of September 28, 1998

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
 RECITALS............................................................   A-5
 DEFINITIONS.........................................................   A-6
 ARTICLE I. MERGER...................................................   A-9
 1.1   THE MERGER....................................................   A-9
 1.2   EFFECTIVE DATE................................................  A-10
 ARTICLE II. CONSIDERATION...........................................  A-10
 2.1   EFFECT ON COMPANY COMMON STOCK AND COMPANY OPTIONS............  A-10
 2.2   EXCHANGE PROCEDURES...........................................  A-12
 2.3   EXCEPTION SHARES..............................................  A-13
 2.4   RESERVATION OF RIGHT TO REVISE TRANSACTION....................  A-13
 ARTICLE III. ACTIONS PENDING CONSUMMATION...........................  A-13
 3.1   CAPITAL STOCK.................................................  A-13
 3.2   DIVIDENDS, ETC................................................  A-13
 3.3   INDEBTEDNESS; LIABILITIES; ETC................................  A-14
 3.4   LINE OF BUSINESS; OPERATING PROCEDURES; ETC...................  A-14
 3.5   LIENS AND ENCUMBRANCES........................................  A-14
 3.6   COMPENSATION; EMPLOYMENT AGREEMENTS; ETC......................  A-14
 3.7   BENEFIT PLANS.................................................  A-14
 3.8   CONTINUANCE OF BUSINESS.......................................  A-14
 3.9   AMENDMENTS....................................................  A-14
 3.10  CLAIMS........................................................  A-14
 3.11  CONTRACTS.....................................................  A-14
 3.12  LOANS.........................................................  A-14
 3.13  TRANSACTION EXPENSES..........................................  A-15
 ARTICLE IV. REPRESENTATIONS AND WARRANTIES..........................  A-15
 4.1   THE COMPANY AND THE BANK REPRESENTATIONS AND WARRANTIES.......  A-15
 4.2   HERITAGE REPRESENTATIONS AND WARRANTIES.......................  A-23
 ARTICLE V. COVENANTS................................................  A-25
 5.1   BEST EFFORTS..................................................  A-25
 5.2   THE PROXY.....................................................  A-25
 5.3   REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES LAWS.......  A-25
 5.4   REGISTRATION STATEMENT EFFECTIVENESS..........................  A-25
 5.5   PRESS RELEASES................................................  A-26
 5.6   ACCESS; INFORMATION...........................................  A-26
 5.7   TERMINATION FEE...............................................  A-26
 5.8   REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS
       PREPARATION...................................................  A-27
 5.9   BLUE-SKY FILINGS..............................................  A-27
 5.10  AFFILIATE AGREEMENTS..........................................  A-27
 5.11  CERTAIN POLICIES OF THE COMPANY AND THE BANK..................  A-27
 5.12  STATE TAKEOVER LAW............................................  A-27
 5.13  NO RIGHTS TRIGGERED...........................................  A-27
 5.14  SHARES LISTED.................................................  A-28
 5.15  REGULATORY APPLICATIONS.......................................  A-28
 5.16  REGULATORY DIVESTITURES.......................................  A-28
 5.17  CURRENT INFORMATION...........................................  A-28

                                                                          PAGE
                                                                          ----
 5.18  INDEMNIFICATION..................................................  A-28
 5.19  APPOINTMENT OF DIRECTORS.........................................  A-29
 5.20  OPERATION OF THE BANK............................................  A-29
 5.21  BENEFIT PLANS....................................................  A-29
 ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER...................  A-29
 6.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS...........................  A-29
 6.2   CONDITIONS TO OBLIGATIONS OF HERITAGE............................  A-30
 6.3   CONDITIONS TO OBLIGATIONS OF COMPANY AND THE BANK................  A-31
 ARTICLE VII. TERMINATION...............................................  A-32
 7.1   GROUNDS FOR TERMINATION..........................................  A-32
 7.2   CONSEQUENCES OF TERMINATION......................................  A-32
 ARTICLE VIII. OTHER MATTERS............................................  A-32
 8.1   SURVIVAL.........................................................  A-32
 8.2   WAIVER; AMENDMENT................................................  A-33
 8.3   COUNTERPARTS.....................................................  A-33
 8.4   GOVERNING LAW....................................................  A-33
 8.5   EXPENSES.........................................................  A-33
 8.6   CONFIDENTIALITY..................................................  A-33
 8.7   NOTICES..........................................................  A-33
 8.8   ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES...............  A-34
 8.9   HEADINGS.........................................................  A-34

 EXHIBITS
 Exhibit A       Approval by Directors of Washington Independent Bancshares,
                 Inc.
 Exhibit B       Director's Agreement
 Exhibit C       Washington Independent Bancshares, Inc. Affiliate Undertakings
                 and Agreements
 Exhibit D       Employment Agreement of D. Michael Broadhead
 Exhibit E       Employment Agreement of Joe Perry
 Exhibit F       Employment Agreement of Richard Maison
 Exhibit G       Employment Agreement of Larry Holt
 Exhibit H       Legal Opinion of Gordon, Thomas, Honeywell, Malanca, Peterson
                 & Daheim, P.L.L.C.
 Exhibit I       Legal Opinion of Gerrish & McCreary, P.C.
 SCHEDULES
 COMPANY DISCLOSURES
 Schedule 3.2    Dividends
 Schedule 3.3    Indebtedness, Liabilities
 Schedule 3.4    Changes to Line of Business, Operating Procedures, etc.
 Schedule 3.6    New or Changes to Compensation, Employment Agreements, etc.
 Schedule 3.7    New or Modifications to Benefit Plans
 Schedule 3.11   New or Changes to Material Contracts
 Schedule 3.13   Transaction Expenses
 Schedule 4.1(C) Shares Outstanding
 Schedule 4.1(D) Subsidiaries
 Schedule 4.1(G) No Defaults--Agreements Requiring Third Party Consent
 Schedule 4.1(H) Financial Reports
 Schedule 4.1(I) Undisclosed Liabilities
 Schedule 4.1(J) No Events Causing Material Adverse Effect
 Schedule 4.1(L) Litigation, Regulatory Action

 Schedule 4.1(M)     Compliance with Laws
 Schedule 4.1(N)     Material Contracts
 Schedule 4.1(Q)(1)  List of Employee Benefit Plans
 Schedule 4.1(Q)(2)  Employee Benefit Plans Not Qualified Under ERISA
 Schedule 4.1(Q)(6)  Obligations for Retiree Health and Life Benefits
 Schedule 4.1(Q)(7) Agreements Resulting in Payments to Employees Under Any Compensation and Benefit Plan with Respect to Proposed Transaction
 Schedule 4.1(T)     Asset Classification
 Schedule 4.1(V)     Insurance
 Schedule 4.1(W)     Affiliates
 Schedule 4.1(Z)(2)  Pending Proceedings with Respect to Environmental Matters
 Schedule 4.1(Z)(3) Pending Proceedings with Respect to Environmental Matters Involving Loan/Fiduciary Property
 Schedule 4.1(Z)(4) Pending Proceedings with Respect to Environmental Matters Listed in Sections 4.1(Z)(2) or (3)
 Schedule 4.1(Z)(5) Actions During Ownership Which could have Material Adverse Effect with Respect to Environmental Matters
 Schedule 4.1(Z)(6) Actions Prior to Ownership Which could Have Material Adverse Effect with Respect to Environmental Matters
 Schedule 4.1(AA)    Tax Reports Matters
 Schedule 4.1(CC)    Derivative Contracts
 Schedule 4.1(EE)(1) Employment Contracts Requiring Payment in Connection with
                     Termination
 Schedule 4.1(EE)(2) Leases with Aggregate Annual Rent Exceeding $10,000
 Schedule 4.1(EE)(3) Material Contracts with Affiliates
 HERITAGE FINANCIAL CORPORATION DISCLOSURES
 Schedule 4.2(C)     Shares
 Schedule 4.2(F)     No Defaults
 Schedule 4.2(G)     Financial Reports
 Schedule 4.2(H)     No Events Causing Material Adverse Effect
 Schedule 4.2(I)     Litigation, Regulatory Action
 Schedule 4.2(L)     Derivative Contracts

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER, dated as of the 28th day of September, 1998 (this "Plan"), is between WASHINGTON INDEPENDENT BANCSHARES, INC. (the "Company"), CENTRAL VALLEY BANK, N.A.(the "Bank"), and HERITAGE FINANCIAL CORPORATION ("Heritage").

                                    RECITALS

   (A) THE COMPANY. The Company is a company duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Toppenish, Washington. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, the Company has 10,000,000 authorized shares of common stock, no par value per share ("Company Common Stock"), of which 1,760,449 shares of Company Common Stock are issued and outstanding and 200,000 authorized shares of preferred stock of which none are outstanding. As of the date of this Plan, the Company has 49,000 shares of Company Common Stock reserved for issuance under employee stock option plans pursuant to which options covering 35,500 shares of Company Common Stock are outstanding (the "Employee Options"). As of the date of this Plan, the Company has 26,000 shares of Company Common Stock reserved for issuance under director stock option plans pursuant to which options covering 9,000 shares of Company Common Stock are outstanding (the "Director Options"). The Employee Options and the Director Options that are vested immediately prior to the Effective Date are referred to collectively in this Plan as "Company Options." As of June 30, 1998, the Company had capital of $4,613,000, divided into common stock of $2,337,000, surplus of $3,931,000, accumulated deficit of $1,742,000 and unrealized gains of $87,000.

   (B) THE BANK. The Bank is a national banking association duly organized and existing in good standing under the laws of the United States of America, with its principal executive offices located in Toppenish, Washington. As of the date of this Plan, the Bank has 200,000 authorized shares of common stock, $20.00 par value per share ("Bank Common Stock") (no other class of capital stock being authorized), of which 200,000 shares of Bank Common Stock are issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are owned by the Company, the sole shareholder of the Bank. As of June 30, 1998, the Bank had capital of $4,591,000, divided into common stock of $1,700,000 surplus of $720,000, and undivided profits of $2,169,000.

   (C) HERITAGE. Heritage is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Olympia, Washington. Heritage is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, Heritage has 2,500,000 authorized shares of preferred stock, no par value per share, of which none of these shares are issued or outstanding, and Heritage has 15,000,000 authorized shares of common stock, no par value per share ("Heritage Common Stock"), of which 9,781,082 shares of Heritage Common Stock are issued and outstanding as of June 30, 1998. As of June 30, 1998, Heritage had capital of $93,862,000 divided into common stock and surplus of $70,509,000 and undivided profits of $23,353,000.

   (D) VOTING AGREEMENT. As a condition and an inducement to Heritage's willingness to enter into this Plan, the directors and officers of the Bank and the Company have entered into agreements in the forms attached to this Plan as Exhibit A and Exhibit B, pursuant to which, among other things, each such individual has agreed to vote his or her shares of Company Common Stock in favor of approval of the actions contemplated by this Plan at the Meeting (as defined Below) and to refrain from competing with Heritage and its Subsidiaries.

   (E) RIGHTS, ETC. Except as Previously Disclosed (as defined below) in
Schedule 4.1(C). or paragraph (A) of the Recitals to this Plan, or as authorized by this Plan: there are no shares of capital stock of the Company or the Bank authorized and reserved for issuance; neither the Company nor the Bank has any Rights

(as defined below) issued or outstanding; and neither the Company or the Bank has any commitment to authorize, issue or sell any such shares or any Rights. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights with respect to the Company Common Stock.

   (F) APPROVALS. At meetings of the respective Boards of Directors of the Company, the Bank, and Heritage, each such Board has approved and authorized the execution of this Plan in counterparts.

   In consideration of their mutual promises and obligations, the Parties further agree as follows:

                                  DEFINITIONS

   (A) DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

   "Appraisal Laws" has the meaning assigned to such term in Section 1.1(E).

   "Asset Classification" has the meaning assigned to such term in Section
4.1(T).

   "Bank" has the meaning assigned to such term in the first paragraph of this Plan.

   "Bank Common Stock" has the meaning assigned to such term in paragraph (B) of the Recitals.

   "Bank Financial Reports" has the meaning assigned to such term in Section 4.1(H).

   "Capital" means capital stock, surplus and retained earnings determined in accordance with GAAP.

   "Code" has the meaning assigned to such term in Section 4.1(Q)(2).

   "Company" has the meaning assigned to such term in the first paragraph to this Plan.

   "Company Common Stock" has the meaning assigned to such term in paragraph
(A) of the Recitals.

   "Company Common Stock Conversion Ratio" has the meaning assigned to such term in Section 2.1(F).

   "Company Option" means an Employee Option or Director Option that is vested immediately prior to the Effective Date.

   "Company Option Conversion Ratio" has the meaning assigned to such term in
Section 2.1(E).

   "Company Optionholders" means holders of outstanding Company Options.

   "Company Shareholders" means holders of Company Common Stock.

   "Compensation and Benefit Plans" has the meaning assigned to such term in
Section 4.1(Q)(1).

   "Continuing Corporation" has the meaning assigned to such term in Section 1.1(A).

   "Continuing Employees" has the meaning assigned to such term in Section
8.9.

   "Department" means the Washington Department of Financial Institutions.

   "Derivatives Contract" means an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the

Holding Company Financial Reports or the Heritage Financial Reports, as the case may be, and (2) is a derivative contract (including various combinations of the foregoing).

   "Director Options" has the meaning assigned to such term in paragraph (A) of the Recitals.

   "Dissenting Shares" means the shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

   "Effective Date" has the meaning assigned to such term in Section 1.2.

   "Employee Options" has the meaning assigned to such term in paragraph (A) of the Recitals.

   "Employment Agreement" means any of Exhibits D, E, F and G.

   "Environmental Law" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

   "ERISA" has the meaning assigned to such term in Section 4.1(Q)(2).

   "ERISA Affiliate" has the meaning assigned to such term in Section
4.1(Q)(3).

   "ERISA Plans" has the meaning assigned to such term in Section 4.1(Q)(2).

   "Exception Shares" means shares held by any of the Company's Subsidiaries or by Heritage or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

   "Exchange Agent" has the meaning assigned to such term in Section 2.6.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "Financial Reports" has the meaning assigned to such term in Section 4.1(H).

   "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

   "GAAP" means generally accepted accounting principles.

   "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

   "Holding Company Financial Reports" has the meaning assigned to such term in
Section 4.1(H).

   "Indemnified Party" has the meaning assigned to such term in Section
5.18(A).

   "Heritage" has the meaning assigned to such term in the first paragraph of the Plan.

   "Heritage Common Stock" has the meaning assigned to such term in paragraph
(c) of the Recitals.

   "Loan/Fiduciary Property" means any property owned or controlled by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries holds a security or other interest, and where required by the context, includes any such property where the Company or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

   "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs or other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Plan by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such Party's ability to perform its obligations under this Plan or the consummation of any of the transactions contemplated by this Plan.

   "Meetings" have the meaning assigned to such term in Section 5.2.

   "Merger" has the meaning assigned to such term in Section 1.1(A).

   "Merger Consideration" means the aggregate of the shares of Heritage Common Stock issuable pursuant to the Merger.

   "Multiemployer Plans" has the meaning assigned to such term in Section 4.1(Q)(2).

   "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

   "OCC" means the Office of the Comptroller of the Currency, the regulator of national banks.

   "Option Conversion Shares" has the meaning assigned to such term in Section 2.1(B).

   "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

   "Party" means a party to this Plan.

   "Pension Plan" has the meaning assigned to such term in Section 4.1(Q)(2).

   "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

   "Plan" means this Agreement and Plan of Merger.

   "Previously Disclosed" with respect to information, means that the information is provided by a Party in a Schedule that is delivered contemporaneously with the execution of this Plan.

   "Proxy Statement" has the meaning assigned to such term in Section 5.2.

   "Registration Statement" has the meaning assigned to such term in Section
5.2.

   "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

   "RCW" means the Revised Code of Washington, as amended.

   "Rights" has the meaning assigned to such term in paragraph (E) of the Recitals.

   "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

   "SEC" means the Securities and Exchange Commission.

   "Share Conversion Ratio" has the meaning assigned to such term in Section 2.1(F).

   "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would
be) owned, directly or indirectly, at the time in question by such entity.

   "Tax Returns" has the meaning assigned to such term in Section 4.1(AA).

   "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.

   "Third Party" means a person within the meaning of Section 3(a)(9) and 13(d)(3) of the Exchange Act, excluding (1) the Company or any Subsidiary of the Company, and (2) Heritage or any Subsidiary of Heritage.

   (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Plan or unless the context clearly requires otherwise, the terms defined in this Plan include the plural as well as the singular; the words "hereof," "herein," "hereunder," "in this Plan" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision; and references in this Plan to Articles, Section, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Plan include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Plan that are not expressly defined in this Plan have the respective meanings given to them in accordance with GAAP.

                               ARTICLE I. MERGER

   1.1 THE MERGER. Subject to the provisions of this Plan, on the Effective
Date:

   (A) THE CONTINUING CORPORATION. In accordance with the terms of RCW Ch. 23B.11, the Company shall merge into Heritage (the "Merger"), the separate existence of the Company shall cease and Heritage (the "Continuing Corporation") shall survive, and the name of the Continuing Corporation shall be "Heritage Financial Corporation."

   (B) RIGHTS, ETC. Upon consummation of the Merger, the Continuing Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.

   (C) LIABILITIES. The Continuing Corporation shall be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

   (D) ARTICLES OF INCORPORATION; BY LAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of Heritage, as in effect immediately prior to the Merger becoming effective. The directors and officers of Heritage in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified, except that the Board of Directors of Heritage shall be expanded by one position immediately after the Effective Date of the Merger and an outside (non-management) director of the Company who resides in eastern Washington as recommended by the Company shall be appointed by the Board of Directors of Heritage to fill that position.

   (E) DISSENTING SHARES. Notwithstanding anything to the contrary in this Plan, each Dissenting Shareholder who, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under RCW 23B.13 (the "Appraisal Laws") shall not be converted into or represent a right to receive any of the Merger Consideration, but the holder of such Dissenting Share shall be entitled only to such rights as are granted by the Appraisal Laws, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to payment under the Appraisal Laws, in which case each such share shall be deemed to have been converted at the Effective Date into his or her portion of the Merger Consideration. Each holder of Dissenting Shares who becomes entitled to payment for his Company Common Stock pursuant to the provisions of the Appraisal laws shall receive payment for such Dissenting Shares from the Company (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal
Laws).

   1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" of the Merger will be the tenth business day after the fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) required by,
Article VI. A business day is any day other than a Saturday, Sunday or legal holiday in the State of Washington. If the Merger is not consummated in accordance with this Plan on or prior to April 30, 1999, the Company or Heritage may terminate this Plan in accordance with Article VII. On the Effective Date, Heritage and the Company shall execute and deliver to the Secretary of State of the State of Washington articles of merger in accordance with applicable law.

                           ARTICLE II. CONSIDERATION

   2.1 EFFECT ON COMPANY COMMON STOCK AND COMPANY OPTIONS. Subject to the provisions of this Plan, on the Effective Date, by virtue of the Merger and without any action on the part of Heritage or the Company:

   (A) CONVERSION OF COMPANY COMMON STOCK AND COMPANY OPTIONS. The purchase price paid by Heritage to the holders of Company Common Stock ("Company Shareholders") and holders of Company Options ("Company Optionholders") (the "Merger Consideration") shall be:

      (1) if the Average Closing Price (as defined below) of Heritage Common Stock is more than $12.25, 1,000,000 shares of Heritage Common Stock; or

      (2) if the Average Closing Price (as defined below) of Heritage Common Stock is $12.25 or below, but no less than $10.00, 1,000,000 shares of Heritage Common Stock plus that number of shares of Heritage Common Stock equal to the product (rounded to the next whole share) of the following formula:

          [($12.25 minus Average Closing Price) divided by $2.25] multiplied by
                                   50,000; or

      (3) if the Average Closing Price (as defined below) of Heritage Common Stock is below $10.00 and if Heritage makes an election under
    Section 7.1(E) of this Plan to consummate the Plan following the Company's written notice of termination under Section 7.1(E) of this Plan, the Merger Consideration shall be that number of shares of Heritage Common Stock equal to the sum (rounded to the next whole share) of the following formula:

               ($10,000,000 divided by Average Closing Price) plus 50,000; or

      (4) if the Average Closing Price (as defined below) of Heritage Common Stock is below $10.00 and if the Company does not provide written notice of termination under Section 7.1(E) of this Plan, 1,050,000 shares of Heritage Common Stock.

   All of the issued and outstanding shares of Company Common Stock, other than Dissenting Shares and Exception Shares, and all outstanding Company Options shall be converted into the right to receive a portion of the Merger Consideration based upon each Company Shareholder's and Company Optionholder's ownership of the total number of issued and outstanding shares of Company Common Stock and outstanding Company Options immediately prior to the Effective Date, as described in Subsections (E) and (F) below.

   For purposes of this Plan, the following terms shall have the means indicated:

   "Average Closing Price" means the average of the last reported sale prices per share of Heritage Common Stock as reported on The Nasdaq Stock Market or such successor exchange on which Heritage Common Stock may then be traded (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 45 consecutive trading days on The Nasdaq Stock Market or such successor exchange on which Heritage Common Stock may then be traded ending at the close of trading on the Determination Date.

   "Determination Date" means the date occurring 5 days prior to the Effective Date.

   (B) FRACTIONAL SHARES. Fractional shares of Heritage Common Stock shall not be issued. Any Company Shareholder or Company Optionholder entitled to receive a fractional share shall receive a cash payment in lieu thereof equal to the value of the fractional share based on the average sales price per share of Heritage Common Stock for all trades occurring on NASDAQ during the period of ten (10) trading days on which one or more trades take place and which ends immediately prior to the fifth day prior to the Effective Date ("Pricing Average").

   (C) CANCELLATION OF COMPANY COMMON STOCK AND COMPANY OPTIONS. All shares of Company Common Stock issued and outstanding and all Employee Options and Director Options outstanding immediately prior to the Effective Date shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Date, and each holder of a certificate or other documentation representing any such shares of Company Common Stock or Company Options shall cease to have any rights with respect thereto, except the right to receive the portion of the Merger Consideration applicable to such shares or Company Options in consideration therefor upon surrender of such certificate or other documentation in accordance with the Plan, without interest, or, if applicable, cash in accordance with the Appraisal Laws. After the Effective Date, there shall be no transfers on the stock transfer books of the Company or the

Continuing Corporation of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Date.

   (D) ANTI-DILUTION. If prior to the Effective Date, shares of Heritage Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or similar transactions, or if a stock dividend shall be declared, appropriate and proportionate adjustment or adjustments will be made in the conversion ratios set forth in this Section 2.1.

   (E) COMPANY OPTION CONVERSION RATIO. Each Company Option outstanding immediately prior to the Effective Date shall be converted into the right to receive that number of shares of Heritage Common Stock equal to the quotient of the following formula (because the outstanding Company Options are convertible into shares of Company Common Stock at varying exercise prices, this formula is to be applied on a Company Option per Company Option basis, each application thereof producing a "Company Option Conversion Ratio"):

   (Company Common Stock Value minus Exercise Price of a Company Option) divided by Pricing Average

   The Company Common Stock Value is determined by solving for (x) in the following equation:

  A(x) + B(x-y) = C(z)

    Where:

   A = number of outstanding shares of Company Common Stock immediately prior to the Effective Date
   B = number of outstanding Company Options immediately prior to the Effective Date
   C = Merger Consideration as determined under Section 2.1(A) of this Plan x = Company Common Stock Value y = weighted average exercise price of outstanding Company Options immediately prior to the Effective Date
   z = Pricing Average as defined in Section 2.1(B), above

   To determine the aggregate value of all Company Options outstanding immediately prior to the Effective Date, the Company Common Stock Value is reduced by the weighted average exercise price of the Company Options outstanding immediately prior to the Effective Date and that difference is multiplied by the number of Company Options outstanding immediately prior to the Effective Date. The number of shares of Heritage Common Stock to be issued in the aggregate to the Company Optionholders as of the Effective Date (the "Option Conversion Shares") will be equal to the quotient of the aggregate value of all Company Options outstanding immediately prior to the Effective Date (computed as described in the preceding sentence) divided by the Pricing Average.

   (F) COMPANY COMMON STOCK CONVERSION RATIO. The total number of Option Conversion Shares shall be subtracted from the Merger Consideration and the resulting difference shall be divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Date the quotient of which shall be the Company Common Stock Conversion Ratio. The number of shares of Company Common Stock held by each Company Shareholder immediately prior to the Effective Date shall be multiplied by the Company Common Stock Conversion Ratio to determine the number of shares of Heritage Common Stock to be received by each Company Shareholder.

   2.2 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Heritage shall send or cause to be sent to each former Company Shareholder and Company Optionholder of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Company Common Stock and Company Options for the consideration set forth in this Article II. The certificates representing the shares of Heritage Common Stock into which shares of such Company
Shareholder's Company Common Stock and such Company Optionholder's Company Options are converted on the Effective Date, any fractional share or check that such shareholder or optionholder shall be entitled to receive, and any dividends paid on such shares of Heritage Common Stock for which the record date for determination of shareholders entitled to such dividends is on or after the Effective Date, will be delivered to such shareholder or optionholder only upon delivery to Heritage's exchange agent (the "Exchange Agent") of the certificates representing all of such shares of Company Common Stock (or indemnity satisfactory to Heritage and the Exchange Agent, in their judgment, if any of such certificates are lost, stolen or destroyed) and documentary evidence satisfactory to Heritage and the Exchange Agent of the holding of Company Options. No interest will be paid on any such fractional share check or dividends to which the holder of such shares or options shall be entitled to receive upon such delivery. Certificates or options surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145 of the Securities Act shall not be exchanged for certificates representing Heritage Common Stock until Heritage has received a written agreement from such person as specified in Section 5.10.

   2.3 EXCEPTION SHARES. Each of the Exception Shares of Company Common Stock shall be canceled and retired upon consummation of the Merger, and no consideration shall be issued in exchange therefor.

   2.4 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision in this Plan to the contrary, Heritage may at any time change the method of effecting its acquisition of the Company and the Bank; provided, however, that (A) no such change shall alter or change the amount or kind of consideration to be issued to holders of Company Common Stock or Company Options as provided for in this Plan, (B) no such change shall adversely affect the tax treatment to the Company Shareholders as a result of receiving such consideration, and (C) no delay caused by such a change shall be the basis upon which Heritage terminates this Plan pursuant to Section 7.1(C). If Heritage elects to change the method of acquisition, the Company and the Bank will cooperate with and assist Heritage with any necessary amendment to this Plan, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for Heritage, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

                   ARTICLE III. ACTIONS PENDING CONSUMMATION

   Unless otherwise agreed to in writing by Heritage, each of the Company and the Bank shall conduct its and each of its Subsidiaries' business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of its Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of its Subsidiaries' officers and key employees identified by Heritage, and neither the Company nor the Bank, without the prior written consent of Heritage, will (or cause or allow any of its Subsidiaries to):

   3.1 CAPITAL STOCK. Except for or as otherwise expressly permitted by this Plan, or Company Options, or as Previously Disclosed in Schedule 4.1(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Company, the Bank or any of their Subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Company Common Stock to become subject to grants of Employee Options or Director Options, stock appreciation rights or similar stock-based employee or director compensation rights.

   3.2 DIVIDENDS, ETC. Except as set forth on Schedule 3.2, make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Plan, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

   3.3 INDEBTEDNESS; LIABILITIES; ETC. Except as set forth on Schedule 3.3, other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; provided, however, the Company shall incur no indebtedness for borrowed money or engage in any of the actions described in this Section 3.3.

   3.4 LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.11, or (B) commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.4 other than in the ordinary course of business and not exceeding $25,000 individually or $100,000 in the aggregate prior to the Effective Date.

   3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

   3.6 COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.6, enter into or amend any employment, severance or similar agreement (other than the Employment Agreements) or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any Company Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases (not exceeding 5% for any employee of Company or Bank whose salary is $25,000 or more) in regular compensation to employees in the ordinary course of business consistent with past practice.

   3.7 BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.7 and except as expressly contemplated by the Employment Agreements, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

   3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to the Company and its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to the Company and its Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

   3.9 AMENDMENTS. Amend its articles of incorporation or bylaws.

   3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for money damages or restrictions upon the operations of the Company or any of its Subsidiaries.

   3.11 CONTRACTS. Except as previously disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

   3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices, except that the Bank shall not, without the prior consent of Heritage's Chief Executive Officer or Chief Financial Officer, make any new loan or modify, restructure or renew any existing nonperforming loan (defined as on non-accrual status, or 90 days or more past due) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extension of credit to such Person (or which would be required to be aggregated for loans-to-one-borrower limitations), would be in excess of $350,000 for any new customer or $350,000 to any customer as of the date of this Plan, except that (i) single-family residential loans may be made in amounts that would not exceed applicable FHLMC and FNMA limits, and (ii) such limits shall not apply to SBA, FmHA, USDA Rural Development or other governmental or governmental agency guaranteed amounts.

   3.13 TRANSACTION EXPENSES. Incur expenses in connection with the transactions contemplated by this Plan that exceed the amounts set forth in
Schedule 3.13.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

   4.1 THE COMPANY AND THE BANK REPRESENTATIONS AND WARRANTIES. Each of the Company and the Bank hereby represents and warrants to Heritage as follows:

    (A) RECITALS. The facts set forth in the Recitals of this Plan with respect to the Company and its Subsidiaries are true and correct.

    (B) ORGANIZATION, STANDING AND AUTHORITY. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of the Company and its Subsidiaries has in effect all federal, state, local and foreign government authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. The Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Bank Insurance Fund of the FDIC.

    (C) SHARES. The outstanding shares of the Company and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and nonassessable (except for the application of 12 U.S.C. (S)55 to the shares of Bank Common Stock), and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.1(C) and paragraph (A) of the Recitals, there are no shares of capital stock or other equity securities of the Company or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

    (D) THE COMPANY SUBSIDIARIES. The Company has Previously Disclosed in
  Schedule 4.1(D) a list of all of its Subsidiaries. Each of its Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute. No equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by the Company or one of its Subsidiaries are fully paid and nonassessable and are owned by the company or one of its Subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each of its Subsidiaries is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in Schedule 4.1(D), it does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. In the case of representations by the Company, the deposits of its Subsidiaries that are banks are insured by the Bank Insurance Fund of the FDIC.

    (E) CORPORATE POWER. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

    (F) CORPORATE AUTHORITY. Subject to the receipt of approval by its shareholders referred to in Section 6.1, this Plan has been authorized by all necessary corporate action of the Company and each of its Subsidiaries that is a Party, and is a valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 6.1, the required regulatory approvals referred to in Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.1(G), the execution, delivery and performance of this Plan and the consummation by the Company and each of its Subsidiaries that is a Party to the transactions contemplated by this Plan do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it.

    (H) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.1(H),
  (1) as to the Company, its audited consolidated balance sheet as of December 31, 1997 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997 (collectively, the "Holding Company Financial Reports"), and (2) as to each of the Company's Subsidiaries that is a bank, its call report for the fiscal year ended December 31, 1997, and all other financial reports filed or to be filed subsequent to December 31, 1997, in the form filed with the OCC (in each case, the "Bank Financial Reports" and together with the Holding Company Financial Reports, the "Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statement since the Bank Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case for the Holding Company Financial Reports in accordance with GAAP during the periods involved, and in each case for the Bank Financial Reports in accordance with regulatory accounting principles during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

    (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed on
  Schedule 4.1(I), neither the Company nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected in its Holding Company Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Except as Previously Disclosed on
  Schedule 4.1(I), since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

    (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.1(J), since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company or the Bank.

    (K) PROPERTIES. Except as reserved against in its Holding Company Financial Reports, the Company and each of its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in its Holding Company Financial Reports as being owned by the Company or its Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by the Company or any of its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

    (L) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed in
  Schedule 4.1(L), no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.1(L), neither the Company nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, board resolution, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither the Company nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, board resolution, memorandum or understanding, commitment letter or similar submission.

    (M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in Schedule 4.1(M), each of the Company and its Subsidiaries:

      (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filing, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of it and its Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its best knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

      (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, or (c) requiring any of the Company or its Subsidiaries (or any of its or their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

      (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive;

      (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community
    Reinvestment Act and the Home Mortgage Disclosure Act; and

      (5) has adopted and is implementing a program to address any problems associated with the capacity and capability of the computer software, hardware, code and programs utilized by the Company, its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

    (N) MATERIAL CONTRACTS. Except as Previously Disclosed in Schedule 4.1(N), none of the Company or its Subsidiaries, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC. Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected or under which it or any of its respective assets, business or operations receives benefits, which default individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and there has not occurred any event in connection with any material contract, agreement or amendment thereto, that with the lapse of time or the giving notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.1(N), neither the Company nor any of its Subsidiaries is subject to or bound by any contract containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, the Company or any of its subsidiaries may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

    (O) REPORTS. Since January 1, 1993, each of the Company and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto; that it was required to file with (1) the Department, (2) the OCC, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to the Company and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    (P) NO BROKERS. All negotiation relative to this Plan and the transactions contemplated by this Plan have been carried on by it directly with the other Parties and no action has been taken by it that would give rise to any valid claim against any party for a brokerage commission, finder's fee or other like payment.

    (Q) EMPLOYEE BENEFIT PLANS.

      (1) Schedule 4.1(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of the Company and its

    Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, have been supplied to the other Parties.

      (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
    Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and it Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in Schedule 4.1(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

      (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

      (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

      (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liability," within the meaning of Section 4001(1)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

      (6) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.1(Q)(6). There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

      (7) Except as Previously Disclosed in Schedule 4.1(Q)(7) and except as expressly contemplated by the Employment Agreements, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated by this Plan will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from the Company or any of its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

    (R) NO KNOWLEDGE. The Company and its Subsidiaries know of no reason why the regulatory approvals referred to in Section 6.1 should not be obtained, why Heritage will not be able to account for the Merger as a pooling of interests, or why the Merger should not qualify as a reorganization under
  Section 368(a) of the Code.

    (S) LABOR AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

    (T) ASSET CLASSIFICATION. The Company and its Subsidiaries have Previously Disclosed in Schedule 4.1(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of the Company and its Subsidiaries that have been classified by it as of June 30, 1998 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of June 30, 1998 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by the Company or any Subsidiary prior to June 30, 1998 and which have been Previously Disclosed to Heritage.

    (U) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the balance sheet in the June 30, 1998 Bank Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Holding Company Financial Reports and Bank Financial Reports was and will be, adequate in the opinion of the Board of Directors of the Company to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

    (V) INSURANCE. Each of the Company and its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to the Company, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries. Set forth in
  Schedule 4.1(V) is a list of all insurance policies maintained by or for the benefit of the Company or its Subsidiaries or their respective directors, officers, employees or agents.

    (W) AFFILIATES. Except as Previously Disclosed in Schedule 4.1(W), to the best of the Company's knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company as that term is used in Rule 145 under the Securities Act.

    (X) STATE TAKEOVER LAWS, ARTICLES OF INCORPORATION. The Company and its Subsidiaries have taken all necessary action to exempt this Plan and the transactions contemplated by this Plan from, and this Plan and such transactions are exempt from (1) any applicable state takeover laws, including, but not limited to, RCW Ch. 23B.19, as amended, and (2) any takeover-related provisions of the Company's and its Subsidiaries' articles of incorporation.

    (Y) NO FURTHER ACTION. The Company and its Subsidiaries have taken all action so that the entering into of this Plan and the consummation of the transactions contemplated by this Plan (including the Merger) or any other action or combination of actions, or any other transaction, contemplated by this Plan do not and will not (1) require a vote of shareholders (other than as set forth in Section 6.1), or

  (2) result in the grant of any rights to any Person under the articles of incorporation, charter or bylaws of the Company or any of its Subsidiaries or under any agreement to which the Company or any such Subsidiaries is a party, or (3) restrict or impair in any way the ability of the other Parties to exercise the rights granted under this Plan.

    (Z) ENVIRONMENTAL MATTERS.

      (1) To the Company's knowledge, it and each of its Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental laws, except for instances of noncompliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries.

      (2) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which the Company or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(2).

      (3) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or the Company or any of its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.1(Z)(3).

      (4) To the Company's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph (Z), except as has been Previously Disclosed in Schedule 4.1(Z)(4).

      (5) To the Company's knowledge, during the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(5).

      (6) To the Company's knowledge, prior to the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan) Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(6).

    (AA) TAX REPORTS. Except as Previously Disclosed in Schedule 4.1(AA), (1) all reports and returns with respect to Taxes that are required to be filed by or with respect to the Company or its Subsidiaries, including consolidated federal income tax returns of the Company and its Subsidiaries (collectively, the "Tax Returns"), have been duly filed or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, except to the extent all such-failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company or its Subsidiaries, except as reserved against in the Holding Company Financial Reports of the Company, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of the Company or its Subsidiaries.

    (BB) ACCURACY OF INFORMATION. The statements with respect to the Company and its Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of the Company or any other Party pursuant to the terms of or relating to this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    (CC) DERIVATIVES CONTRACTS. None of the Company or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.1(CC). Schedule 4.1(CC) includes a list of any assets of the Company or its Subsidiaries that are pledged as security for each such Derivatives Contract.

    (DD) ACCOUNTING CONTROLS. Each of the Company and its subsidiaries has devised and maintained systems of internal controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization, (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

    (EE) COMMITMENTS AND CONTRACTS. Neither the Company nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

      (1) except as Previously Disclosed in Schedule 4.1(EE)(1) and except for the Employment Agreements, any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by the Company or any such Subsidiary without any obligation on the part of the Company or any such Subsidiary to make any payment in connection with such termination);

      (2) except as Previously Disclosed in Schedule 4.1(EE)(2), any real or personal property lease with annual rental payments aggregating $10,000 or more; or

      (3) except as Previously Disclosed in Schedule 4.1(EE)(3), any material contract with any affiliate.

    (FF) YEAR 2000 COMPLIANCE. The Company has adopted and is implementing a program to address identified problems associated with the capacity and capability of the computer software, hardware, code and programs utilized by the Company, its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

   4.2 HERITAGE REPRESENTATIONS AND WARRANTIES. Heritage hereby represents and warrants to the Company and the Bank as follows:

    (A) RECITALS. The facts set forth in the Recitals of the Plan with respect to Heritage are true and correct.

    (B) ORGANIZATION, STANDING AND AUTHORITY. Heritage is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of Heritage and its Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Heritage.

    (C) SHARES. The outstanding shares of the Heritage's capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.2(C), there are no shares of capital stock or other equity securities of it or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

    (D) CORPORATE POWER. Heritage has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

    (E) CORPORATE AUTHORITY. This Plan and each of the Employment Agreements have been authorized by all necessary corporate action of Heritage, and each such agreement is a valid and binding agreement of Heritage, enforceable against Heritage in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (F) NO DEFAULTS. Subject to the receipt of approval by its shareholders and the receipt of the required regulatory approvals referred to in Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.2(F), the execution, delivery and performance of this Plan and each of the Employment Agreements and the consummation by Heritage and each of its Subsidiaries that is a Party of the transactions contemplated by this Plan do not and will not
  (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Heritage or of any of its Subsidiaries or to which Heritage or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Heritage, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Heritage.

    (G) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.2(G), in the case of Heritage, its Registration Statement on form S-1 (as amended) and its Quarterly Report on Form 10Q for the fiscal quarter ended March 31, 1998, and all other documents filed or to be filed subsequent to March 31, 1998 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Heritage Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Heritage Financial

  Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statement of income and changes in shareholders' equity and cash flows or equivalent statements in the Heritage Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders, equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

    (H) NO EVENTS. Except as Previously Disclosed on Schedule 4.2(H), since December 31, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on it.

    (I) LITIGATION; REGULATORY ACTION. Except as Previously disclosed in
  Schedule 4.2(I) no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Heritage or its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.2(I), neither Heritage nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither Heritage nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

    (J) REPORTS. Since September 30, 1995, each of Heritage or its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that is required to file with (1) the FDIC, (2) the Department, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to Heritage and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed land did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    (K) ACCURACY OF INFORMATION. The statements with respect to Heritage and its Subsidiaries contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of Heritage or any other Party pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    (L) DERIVATIVES CONTRACTS. None of Heritage or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.2(L). Schedule 4.2(L) includes a list of any assets of Heritage or its Subsidiaries that are pledged as security for each such Derivatives Contract.

    (M) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Heritage nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected the Heritage Financial Reports prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Since December 31,

  1997, neither Heritage nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

    (N) YEAR 2000 COMPLIANCE. Heritage has adopted and is implementing a program to address identified problems associated with the capacity and capability of the computer software, hardware, code and programs utilized by Heritage, its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

                              ARTICLE V. COVENANTS

   Each of the Company and the Bank hereby covenants to Heritage, and Heritage hereby covenants to the Company and the Bank, that:

   5.1 BEST EFFORTS. Subject to the terms and conditions of this Plan and, in the case of the Company and the Bank, to the exercise by their respective Boards of Directors of such Boards' fiduciary duties, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger by January 31, 1999, and to otherwise enable consummation of the transactions contemplated by this Plan, and shall cooperate fully with the other Parties to that end.

   5.2 THE PROXY. In the case of the Company: it shall promptly assist Heritage in the preparation of a joint proxy statement (the "Proxy Statement") to be mailed to the holders of the Company Common Stock and the holders of Heritage Common Stock in connection with the transactions contemplated by this Plan and to be filed by Heritage in a registration statement (the "Registration Statement") with the SEC as provided in Section 5.8, which shall conform to all applicable legal requirements. Heritage and Company shall call special meetings (the "Meetings") of the holders, respectively, of Company Common Stock and Heritage Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Plan and Heritage and Company shall use their best efforts to solicit and obtain shareholder votes in favor of the transactions contemplated by this Plan and, subject to the exercise of their fiduciary duties, the Boards of Directors of the Company and Heritage shall recommend approval of such transactions by such respective holders.

   5.3 REGISTRATION STATEMENT, COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meetings, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of the Company relating to the Company or its Subsidiaries and by or on behalf of Heritage relating to Heritage or its subsidiaries, (A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any Party be liable for any untrue statement of a material fact or omission to state a material fact in the registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other party specifically for use in the Registration Statement.

   5.4 REGISTRATION STATEMENT EFFECTIVENESS. In the case of Heritage: it will advise the Company, promptly after Heritage receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Heritage Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

   5.5 PRESS RELEASES. The Company and the Bank will not, without the prior approval of Heritage, and Heritage will not (and will cause its Subsidiaries not to), without the prior approval of the Company, issue any press release or written statement for general circulation relating to the transactions contemplated by this Plan, except as otherwise required by law.

   5.6 ACCESS; INFORMATION.

    (A) Upon reasonable notice, the Company and the Bank shall afford Heritage and Heritage shall afford the Company and Heritage's and the Company's respective officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of their respective properties, books, contracts, commitments and records. During such period, the Company and the Bank shall furnish promptly to Heritage and Heritage shall furnish promptly to the Company (and cause their respective accountants and other agents to furnish promptly) (1) a copy of each material report, schedule and other document filed by the Company and its Subsidiaries or Heritage and its Subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel as Company or Heritage, respectively, may reasonably request, provided that no investigation pursuant to this Section 5.6 shall affect or be deemed to modify or waive any representation or warranty made by the Company or the Bank or Heritage in this Plan or the conditions to the obligations of the Company and the Bank or Heritage to consummate the transactions contemplated by this Plan; and

    (B) The Company and Heritage will not use any information obtained pursuant to this Section 5.6 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Company or Heritage or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Plan, Company and Heritage will, upon request by the other, deliver to the other all documents so obtained by it or destroy such documents and, in the case of destruction, will certify such fact to the other.

   5.7 TERMINATION FEE.

    (A) Without the prior written consent of Heritage, the Company shall not, and it shall cause its Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent that the Board of Directors of the Company determines in its good faith judgment after receipt of advice in writing of counsel that such response is reasonably required in order to discharge its fiduciary duties, furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of its Subsidiaries or any merger or other business combination with the Company or any of its Subsidiaries other than as contemplated by this Plan("Acquisition Proposal"); it shall instruct its and its Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify Heritage immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of its Subsidiaries.

    (B) If (1) an Acquisition Proposal occurs prior to the Meetings, (2) the approval of the Company's shareholders contemplated by Section 6.1 is not obtained at the special meeting of Company's shareholders, and (3) prior to October 31, 1999, a Third Party acquires control of the Company or the Bank by merger, purchase of assets, acquisition of stock or otherwise, then unless the representations and warranties of Heritage in this Plan were false in any material respect as of the date of Company's special meeting of shareholders or Heritage was in material default of its covenants in this Plan as of such date, the Company will promptly pay to Heritage the amount of $400,000. For the purposes of this subsection (B), a Third Party will be deemed to have acquired control of the Company or the Bank when the Third Party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company or the Bank, whether through the ownership of voting interests, by contract, or otherwise.

   5.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. In the case of Heritage: Heritage shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the SEC with respect to the shares of Heritage Common Stock to be issued to the holders of Company Common Stock and Company Options pursuant to this Plan, and Heritage shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof. Heritage shall, as promptly as practicable following the date of this Plan, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Plan.

   5.9 BLUE-SKY FILINGS. In the case of Heritage: Heritage shall use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that Heritage shall not be required by virtue thereof to submit to general jurisdiction in any state.

   5.10 AFFILIATE AGREEMENTS. Company and the Bank will use their best efforts to induce each person who may be deemed to be an "affiliate" of, respectively, Company or the Bank for purposes of Rule 145 under the Securities Act, to execute and deliver to Heritage on or before the mailing of the joint Proxy Statement for the Meetings, an agreement in the form attached hereto as Exhibit D for "affiliates" of the Company, restricting the disposition of such affiliate's shares of Company Common Stock and the shares of Heritage Common Stock to be received by such person in exchange for such person's shares of Company Common Stock or Company Options. Heritage agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

   5.11 CERTAIN POLICIES OF THE COMPANY AND THE BANK. In the case of each of the Company and the Bank: Each shall, at Heritage's request, modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and generally conform its operating, lending and compliance policies and procedures, immediately prior to the Effective Date so as to be consistent on a basis satisfactory to Heritage; provided, however, that prior to any such modification or change, Heritage shall certify that the conditions to the obligation of Heritage under Section 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the condition set forth in Section 6.1(G), have been satisfied or waived. The Company's and the Bank's representations, warranties, covenants and conditions contained in this Plan shall not be deemed to be untrue, breached or unsatisfied in any respect for any purpose as a consequence of any modifications or changes undertaken pursuant to this Section 5.11.

   5.12 STATE TAKEOVER LAW. In the case of the Company: The Company shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute, and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law.

   5.13 NO RIGHTS TRIGGERED. In the case of the Company: Except for those consents of Third Parties Previously Disclosed on Schedule 4.1(G), the Company shall take all necessary steps to ensure that the entering into of this Plan and the consummation of the transactions contemplated by this Plan (including the Merger) and any other action or combination of actions, or any other transactions contemplated by this Plan, do not and will not (A) result in the grant of any rights to any Person under the articles of incorporation or bylaws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party, or (B) restrict or impair in any way the ability of Heritage to exercise the rights granted under this Plan.

   5.14 SHARES LISTED. In the case of Heritage: Heritage shall use its best efforts to cause to be listed, prior to the Effective Date, on the NASDAQ National Market upon official notice of issuance the shares of Heritage Common Stock to be issued to the holders of Company Common Stock and Company Options.

   5.15 REGULATORY APPLICATIONS. Heritage shall, and shall cause its Subsidiaries to (A) promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings that are necessary for the consummation of the Merger by Heritage.

   5.16 REGULATORY DIVESTITURES. In the case of the Company: No later than the Effective Date, the Company shall cease engaging in such activities as Heritage shall advise the Company in writing are not permitted to be engaged in by Heritage under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a condition of approval of the transactions contemplated by this Plan, the Company shall divest any Subsidiary engaged in activities or holding assets that are impermissible for Heritage or its Subsidiaries, on terms and conditions agreed to by Heritage; provided, however, that prior to taking such action, Heritage shall certify that the conditions to the obligations of Heritage under Sections 6.1 and 6.2 to consummate the transactions contemplated by this Plan, other than the conditions set forth in Section 6.1(G), have been satisfied or waived.

   5.17 CURRENT INFORMATION.

    (A) During the period from the date of this Plan to the Effective Date, each of the Company and Heritage shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

    (B) Each of the Company and Heritage shall promptly notify the other of
  (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Plan not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Plan.

   5.18 INDEMNIFICATION.

    (A) From and after the Effective Date, Heritage shall indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suite, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Date (including the transactions contemplated by this Plan), whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that the Company would have been permitted under Washington law and its articles of incorporation or bylaws in effect on the date of this Plan to indemnify such person (and Heritage will also advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances within a reasonable period of time if it is ultimately determined that applicable law does not allow for such indemnification).

    (B) Any Indemnified Party wishing to claim indemnification under paragraph (A) of this Section 5.18, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Heritage thereof, provided, however, that the failure so to notify shall not affect the obligations of Heritage under paragraph (A) of this Section 5.18 (unless such failure materially and adversely increases Heritage's liability under such paragraph (A)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date ), (1) Heritage shall have the right to assume the defense thereof and Heritage shall pay all reasonable fees and expenses of such counsel for the

  Indemnified parties promptly as statements therefor are received; provided, however, that Heritage shall be obligated pursuant to this paragraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) Heritage shall not be liable for any settlement effected without its prior written consent.

    (C) If Heritage or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Heritage shall assume the obligations set forth in this Section 5.18.

    (D) Heritage shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified party in enforcing the indemnity and other obligations provided for in this Section 5.18. The rights of each Indemnified Party under this Section 5.18 shall be in addition to any other rights such Indemnified party may have under the articles of incorporation or bylaws of the Company or under applicable Washington law.

    (E) Effective as of the Effective Date, Heritage shall cause all the directors of the Bank to become covered under the directors' and officers' liability insurance policy maintained by Heritage for its own directors and officers which includes coverage for prior acts.

   5.19 APPOINTMENT OF DIRECTORS. Immediately after the Effective Date, Heritage will cause its board to be expanded by one position and cause the appointment of an outside (non-management) director of the Company who resides in eastern Washington as recommended by the Company to the Board of Directors of Heritage to hold office until such time as his or her successor is elected and qualified.

   5.20 OPERATION OF THE BANK. The Bank shall operate as a separately chartered subsidiary of Heritage until at least December 31, 2003 unless the boards of Heritage and/or the Bank in the exercise of their fiduciary duties determine to combine the Bank with a subsidiary of Heritage prior to or following such date.

   5.21 BENEFIT PLANS. Upon consummation of the Merger, all employees of the Company and its Subsidiaries shall be deemed to be at-will employees of Heritage and its Subsidiaries except for those employees who are parties to the Employment Agreements (all such employees being "Continuing Employees"). From and after the Effective Date, employees of the Company and its Subsidiaries shall be entitled to participate in the pension, employee benefit and similar plans (including employee stock ownership, stock option, bonus or other incentive plans) on substantially the same terms and conditions as similarly situated employees of Heritage and its Subsidiaries. For the purpose of determining eligibility to participate in such plans and the vesting and related calculations of benefits under such plans (but not for the accrual of benefits), Heritage shall give effect to years of service with the Company or the Company's Subsidiaries, as the case may be, as if such service were with Heritage or its Subsidiaries.

              ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER

   6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Plan are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

    (A) SHAREHOLDER VOTES. This Plan shall have been duly approved by the requisite votes of the Company Shareholders and Heritage's shareholders under applicable law and the articles of incorporation and bylaws, respectively, of the Company and Heritage.

    (B) REGULATORY APPROVALS. The Parties shall have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, and any waiting periods relating thereto shall have expired; provided, however, that no such approval or consent shall have imposed any condition or requirement not normally imposed in such transactions that, in the opinion of Heritage, would deprive Heritage of the material economic or business benefits of the transactions contemplated by this Plan.

    (C) NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Plan.

    (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

    (E) BLUE-SKY PERMITS. Heritage shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

    (F) TAX OPINIONS. Heritage shall have received an opinion from Gerrish & McCreary, P.C. and the Company shall have received an opinion from Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C. to the effect that
  (1) the Merger constitutes a reorganization under Section 368 of the Code, and (2) no gain or loss will be recognized by shareholders of the Company who receive shares of Heritage Common Stock in exchange for their shares of the Company Common Stock, except that gain or loss may be recognized as to cash received in the Merger, and, in rendering their opinions, Gerrish & McCreary, P.C. and Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C. may require and rely upon representations contained in certificates of officers of Heritage, the Company and others. The Parties acknowledge that the Merger Consideration received by Company Optionholders in exchange for their Company Options will be a taxable event for each Company Optionholder.

    (G) NASDAQ LISTING. The shares of Heritage Common Stock to be issued pursuant to this Plan shall have been approved for listing on the NASDAQ National Market subject only to official notice of issuance.

    (H) FAIRNESS OPINIONS. The Company shall have received, immediately prior to the mailing of the Proxy Statement to the Company Shareholders, an opinion of Columbia Financial Advisors to the effect that the financial terms of the Merger are fair from a financial point of view to the Company Shareholders. Heritage shall have received, immediately prior to the mailing of the Proxy Statement to Heritage's shareholders, an opinion of Ryan, Beck & Co. to the effect that the financial terms of the Merger are fair from a financial point of view to Heritage's shareholders.

    (I) EMPLOYMENT CONTRACTS. The Employment Agreements attached as Exhibits D, E, F and G shall have been duly executed and delivered by all parties to such Employment Agreements.

   6.2 CONDITIONS TO OBLIGATIONS OF HERITAGE. The obligations of Heritage to consummate the transactions contemplated by this Plan also are subject to the written waiver by Heritage or the fulfillment on or prior to the Effective Date of each of the following conditions:

    (A) LEGAL OPINION. Heritage shall have received an opinion, dated the Effective Date, of Gordon, Thomas, Honeywell, Malanca, Peterson, Daheim, P.L.L.C., counsel for the Company and the Bank, in the form of Exhibit H.

    (B) POOLING OPINION. Heritage shall have received the opinion of KPMG Peat Marwick LLP, Heritage's independent auditors, dated as of the Effective Date, to the effect that the Merger will be accounted for as a pooling of interests under applicable accounting principles.

    (C) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Plan of the Company and the Bank shall be true and correct in all material respects (except the representations and warranties in Section 4.1(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date and except as otherwise provided in Section 5.11, and
  (2) each and all of the agreements and covenants of the Company and the Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and Heritage shall have received a certificate signed by the chief executive officers, chief financial officers, and chief lending officers of the Company and the Bank dated the Effective Date, to such effect.

    (D) RECEIPT OF AFFILIATE AGREEMENTS. Heritage shall have received from each affiliate of the Company the agreement referred to in Section 5.10.

    (E) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of the Company or the Bank, nor shall the Company or the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Heritage shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of the Company and the Bank to such effect.

    (F) DISSENTERS' RIGHTS. The number of shares of Company Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws shall have been effectively preserved as of the Effective Date or because of payment of cash in lieu of fractional shares of Heritage Common Stock shall not exceed in the aggregate 5% of the outstanding shares of Company Common Stock.

    (G) CAPITAL. The Company's Capital shall not be less than $4.750 million on the Effective Date.

    (H) ALLOWANCE FOR LOAN AND LEASE LOSSES. As of the Effective Date, the Bank's allowance for possible loan and lease losses shall not be less than 1% of the Bank's total outstanding loans and leases and in all cases will be adequate to absorb the Bank's anticipated loan and lease losses.

    (I) DIRECTOR'S AGREEMENTS. Heritage shall have received from each director of Company and the Bank (other than D. Michael Broadhead, who will be a party to a separate employment agreement) the Director's Agreement attached as Exhibit B.

   6.3 CONDITIONS TO OBLIGATIONS OF COMPANY AND THE BANK. The obligations of the Company and the Bank to consummate the transactions contemplated by this Plan also are subject to the written waiver by the Company and the Bank or the fulfillment on or prior to the Effective Date of each of the following conditions:

    (A) LEGAL OPINION. The Company and the Bank shall have received an opinion, dated the Effective Date, of Gerrish & McCreary, P.C., special counsel for Heritage, in the form of Exhibit I.

    (B) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of Heritage contained in this Plan shall be true and correct in all material respects (except the representations and warranties in Section 4.2(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and
  (2) each and all of the agreements and covenants of Heritage to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and the Bank shall have received a certificate signed by an executive officer of Heritage dated the Effective Date, to such effect.

    (C) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Heritage, nor shall Heritage have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officer of Heritage to such effect.

                            ARTICLE VII. TERMINATION

   7.1 GROUNDS FOR TERMINATION. This plan may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

    (A) MUTUAL CONSENT. By the mutual consent of Heritage and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

    (B) BREACH. By Heritage or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other party of any representation or warranty contained in this Agreement, which breach cannot or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (B) a material breach by the other party of any of the covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

    (C) DELAY. By Heritage or the Company, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by April 30, 1999; provided, however, that a Party that is in material breach of any of the provisions of this Plan shall not be entitled to terminate the Plan pursuant to this
  Section 7.1(C).

    (D) NO SHAREHOLDER APPROVAL. By Heritage or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that either of the shareholder approvals contemplated by Section 6.1 is not obtained at the Meetings, including any adjournment or adjournments of the Meetings.

    (E) MARKET PRICE DECLINE. By the Company, if the Average Closing Price shall be less than $10.00. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give to Heritage written notice on or before the second day after the Determination Date. During the three-day period commencing on the date of such notice, Heritage shall have the option of increasing the Merger Consideration pursuant to Section 2.1(A)(3) of this Plan. If Heritage makes an election contemplated by the preceding sentence, within such three-day period, it shall give prompt written notice to Company of such election, whereupon no termination shall have occurred pursuant to this Section and this Agreement shall remain in effect in accordance with its terms.

   7.2 CONSEQUENCES OF TERMINATION.

    (A) GENERAL CONSEQUENCES. Subject to Section 5.7 (Termination Fee), in the event of the termination or abandonment of this Plan pursuant to the provisions of Section 7.1, this Plan shall become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholder with respect to this Plan.

    (B) OTHER CONSEQUENCES. Notwithstanding anything in this Plan to the contrary, no termination of this Plan will relieve any Party of any liability for breach of this Plan or for any misrepresentation under this Plan or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing party will be entitled to reasonable attorney's fees and expenses.

                          ARTICLE VIII. OTHER MATTERS

   8.1 SURVIVAL. Only those agreements and covenants in the Plan that by their express terms apply in whole or in part after the Effective Date shall survive the Effective Date. All other representations, warranties, and covenants shall be deemed only to be conditions of the Merger and shall not survive the Effective Date. If the Merger is abandoned and this Plan is terminated, the provisions of Article VII shall apply and the agreements of the Parties in Sections 5.6(B), 8.5 and 8.6 shall survive such abandonment and termination.

   8.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the Party benefited by the provision, or
(B) amended or modified at any time (including the structure of the transactions contemplated by this Plan) by agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the shareholders of the Company, the consideration to be received by the shareholders of the Company for each share of Company Common Stock shall not thereby be altered. Nothing contained in this Section 8.2 is intended to modify Heritage's rights pursuant to Section 2.4.

   8.3 COUNTERPARTS. This Plan may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each Party.

   8.4 GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

   8.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Plan and the transactions contemplated by this Plan, except printing expenses which shall be shared equally between the Company and Heritage.

   8.6 CONFIDENTIALITY. Except as otherwise provided in Section 5.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

   8.7 NOTICES. All notices, requests and other communications hereunder to a "Party" shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopy or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the Parties.

  If to Heritage to:
    Heritage Financial Corporation
    201 5th Avenue SW
    Olympia, WA 98501
    Attn: John Clees, Director
    President and CEO
    Telephone: 360-943-1500
    Telecopy: 360-705-9163

  Copies to:
    Jeffrey C. Gerrish
    and
    P. Thomas Parrish
    Gerrish & McCreary, P.C.
    700 Colonial Road, Suite 200
    Memphis, TN 38117
    Telephone: 901-767-0900
    Telecopy: 901-684-2339

   If to the Company or the Bank, to:
    Washington Independent Bancshares, Inc.
    537 West Second
    Toppenish, WA 98948
    Attn: D. Michael Broadhead, Assistant Secretary
    Telephone: 509-865-2511
    Telecopy: 509-865-2086

   Copies to:
    Sandra L. Gallagher
    Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C. 1201 Pacific Avenue, Suite 2200
    Tacoma, WA 98402
    Telephone: 253-620-6519
    Telecopy: 253-572-2230

   8.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan represents the entire understanding of the Parties with reference to transactions contemplated by this Plan, and supersedes any and all other oral or written agreements previously made. Nothing in this Plan, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

   8.9 HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

   IN WITNESS WHEREOF, the Parties have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

Heritage Financial Corporation


By:      /s/  John Clees
   ---------------------------------
  Name:  John Clees
  Title: Director And Chairman Of
         Acquisition Committee

Washington Independent Bancshares, INC.


By:      /s/ Dennis H. Peterson
   ---------------------------------
  Name:  Dennis H. Peterson
  Title: Vice President, Director
         and Member of Acquisition
         Committee


By:      /s/  Glenn Rasmussen
   ---------------------------------
  Name:  Glenn Rasmussen
  Title: Secretary/Treasurer,
         Director and Chairman of
         Acquisition Committee

Central Valley Bank, N.A.


By:      /s/ D. Michael Broadhead
   ---------------------------------
  Name:  D. Michael Broadhead
  Title: President

                                   Exhibit A

                            APPROVAL BY DIRECTORS OF
                    WASHINGTON INDEPENDENT BANCSHARES, INC.
                         AND CENTRAL VALLEY BANK, N.A.

   Each of the undersigned who together comprise all of the members of the Board of Directors of Washington Independent Bancshares, Inc. (the "Company") and Central Valley Bank, N.A., (the "Bank"), approves the Agreement and Plan of Merger dated as of September 28, 1998 (the "Plan") between Heritage Financial Corporation, the Company, and the Bank, and, except as otherwise required by applicable law, including without limitation his fiduciary duties to the Company's shareholders, agrees to (a) vote his shares of Company Common Stock in favor of the transactions contemplated by the Plan (collectively, the "Merger"), (b) recommend to the shareholders of the Company that they approve the Plan, and (c) refrain from any actions or omissions inconsistent with the foregoing.

   This approval may be executed in one or more facsimile counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same document.

/s/                                       /s/
_____________________________________     _____________________________________
Mark Bouchey                              Mel Lewis



/s/                                       /s/
_____________________________________     _____________________________________
D. Michael Broadhead                      Dennis Peterson



/s/                                       /s/
_____________________________________     _____________________________________
Ronald Brulotte                           Glenn Rasmussen



/s/                                       /s/
_____________________________________     _____________________________________
Gary Christensen                          Donald V. Rhodes



/s/                                       /s/
_____________________________________     _____________________________________
Frederick Goldberg                        Dennis Richardson



/s/                                       /s/
_____________________________________     _____________________________________
Daryl Jensen                              Frank Roberts

                                   Exhibit B

                              DIRECTOR'S AGREEMENT

   This Agreement is made and entered into as of the 28th day of September, 1998, between HERITAGE FINANCIAL CORPORATION, a Washington corporation
("Heritage") and         ("Director"), a director of Washington Independent
Bancshares, Inc. ("Bancorp") and/or Central Valley Bank, N.A. (the "Bank") (Bancorp and the Bank, collectively, being the "Company").

                                    RECITALS

   1. Pursuant to the terms of the Agreement and the Plan of Merger dated as of the 28th day of September, 1998 (the "Plan") among Heritage and the Company, Bancorp will be merged into Heritage, and the Bank will become the wholly owned subsidiary of Heritage.

   2. The obligation of Heritage to consummate the transactions contemplated by the Plan is conditioned upon its receipt of non-competition agreements from directors of the Company.

   3. Director is a shareholder of Bancorp as well as a director of the Company.

                                   AGREEMENT

   In consideration of the performance of Heritage under the Plan, Director agrees that for a period of eighteen (18) months after he ceases to be a director of the Bank or its successor, he will not, directly or indirectly, become interested in, as a promoter, principal shareholder, director or officer of, any financial institution that competes or will compete with Heritage or any of its subsidiaries or their affiliates within Yakima County in the State of Washington (the "County").

   Director also agrees that during this eighteen (18) month period, Director will not directly or indirectly solicit or attempt to solicit on behalf or for the benefit of any financial institution (i) any employees of the Company, Heritage, or any of their subsidiaries or affiliates, to leave their employment for employment with another financial institution or (ii) any customers of the Company, Heritage, or any of their subsidiaries or affiliates to remove their business from the Company, Heritage, or any of their subsidiaries or affiliates. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

   For purposes of this Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any voting class of equity security of a company.

   Director recognizes and agrees that any breach of this Agreement by him will entitle Heritage and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled. The substantially prevailing party in any such dispute will be entitled to recover from the other party its costs and expenses, including specifically, reasonable attorneys' fees.

   The provisions of this Agreement are severable, and the invalidity of any provision will not affect the validity of other provisions. If a court of competent jurisdiction deems that the duration, geographic scope, or other restriction imposed by this Agreement is unenforceable, such court may reform the restriction as is necessary to make such restriction enforceable.

   Executed as of the 28th day of September, 1998.

                                          DIRECTOR
HERITAGE FINANCIAL CORPORATION

                                          _____________________________________

By: _________________________________
Its: ________________________________

                                   Exhibit C

                    WASHINGTON INDEPENDENT BANCSHARES, INC.
                     AFFILIATE UNDERTAKINGS AND AGREEMENTS

   A. The undersigned understands that he or she may be deemed to be an "affiliate" of Washington Independent Bancshares, Inc. ("Company") with respect to the matters set forth below, and further understands that:

    1. Pursuant to the Agreement and Plan of Merger, dated September 28, 1998 (the "Plan"), between Heritage Financial Corporation ("Heritage"), the Company, and its wholly owned subsidiary Central Valley Bank, N.A., execution of this document is a condition to the merger transaction ("Merger") contemplated by the Plan.

    2. Pursuant to the Securities and Exchange Commission ("SEC") Rule 145 ("Rule 145") under the Securities Act of 1933, as amended ("Act"), the transferability of the Heritage Common Stock received by affiliates in connection with the Merger will be restricted.

   B. The undersigned hereby agrees and undertakes not to transfer, sell or otherwise dispose of any shares of Heritage Common Stock received in connection with the Merger, except (a) pursuant to an effective Registration Statement under the Act covering such Heritage Common Stock, or (b) as permitted by the provisions of Rule 145 under the Act, or (c) if the undersigned furnishes to Heritage an opinion of counsel, satisfactory to counsel for Heritage, to the effect that registration under the Act is not required for the proposed sale, transfer or other disposition, or (d) if the undersigned furnishes to Heritage a copy of a "no-action" or interpretive letter from the staff of the SEC to the effect that the proposed sale, transfer or other disposition of such Heritage Common Stock may be effected without registration under the Act.

   C. The undersigned hereby agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Heritage Common Stock into which the undersigned's shares of Company Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Heritage and Company. Heritage agrees that it will publish such results within 45 days after the end of the first full fiscal quarter of Heritage containing the required period of post-Merger combined operations.

   D. The undersigned is not aware of any plan or intention on the part of any Company shareholder or shareholders collectively holding 50% or more of the outstanding shares of the Company to sell or otherwise dispose of Heritage Common Stock to be received in the Merger.

   E. The undersigned understands that Heritage will furnish to the undersigned upon his or her written request a written statement that Heritage has complied with the reporting requirements specified in paragraph (c)(1) of Rule 144 under the Act, and that Heritage will so comply as long as the undersigned holds the Heritage Common Stock received in connection with the Merger.

   F. The undersigned further understands and agrees that Heritage will issue stop-transfer instructions to its transfer agent respecting shares of Heritage Common Stock issued to the undersigned in connection with the Merger, and that the restrictive legend set forth below will be placed on certificates delivered to the undersigned evidencing such shares of Heritage Common Stock:

    "The shares evidenced by this certificate were received by an "affiliate" of a corporation in a transaction (the acquisition of Washington Independent Bancshares, Inc.) pursuant to Rule 145 of the Securities and Exchange Commission under the Securities Act of 1933, as amended. The transferability, sale or other disposition of these shares is thus restricted. Reference is made to a letter agreement and undertaking signed by such affiliate, a copy of which is on file in the principal office of Heritage Financial Corporation, for a description of the restrictions on the transfer of shares represented hereby."

   G. The term "Heritage Common Stock" as used in this letter shall mean and include not only the common stock of Heritage as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any party of such common stock.

   H. This Agreement may be signed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

   IN WITNESS WHEREOF, I have signed my name on this    day of     , 1998.

                                          _____________________________________
                                          Director, Executive Officer, or
                                          Principal Shareholder

                                          _____________________________________
                                          Print Name

Accepted and Agreed To:

HERITAGE FINANCIAL CORPORATION

By: _________________________________
Its: ________________________________

                                   Exhibit D

                           CENTRAL VALLEY BANK, N.A.
                              EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and D. MICHAEL BROADHEAD ("Executive") takes effect on the effective date of the Merger ("Effective Date").

                                    RECITALS

   A. Washington Independent Banshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation. ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

   B. Executive is presently the Bank's President. The Bank wishes to continue Executive's employment in that capacity under the terms and conditions of this Agreement.

   C. Under the terms of this Agreement, Executive wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT

   The parties agree as follows.

   1. Employment. The Bank will continue Executive's employment during the Term and any Extended Term (as defined below), and Executive accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Executive's title will be "President."

   2. Effective Date and Term.

    (a) Term. The initial term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2002.

    (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Executive gives the Bank or Bank gives the Executive written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

    (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

   3. Duties. Executive will faithfully and diligently perform the duties assigned to Executive from time to time by the Bank's board of directors, by Heritage's board of directors, or by the President or CEO of Heritage. In the event that Heritage elects to merge the Bank into Heritage Bank or some other affiliate or Heritage, then the title and duties of Executive with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee. Executive will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours during the Term and any Extended Term. These duties will include, without limitation, the following:

    (a) Bank Performance. Executive will be responsible for all aspects of the Bank's performance, including, without limitation, directing that daily operational and managerial matters are performed in a manner consistent with Heritage's and the Bank's policies. These duties will also include formulating and implementing the Bank's expansion strategies and performing all other tasks in connection with the Bank's management and affairs that are normal and customary to Executive's position.

    (b) Integration with Heritage. Executive will participate in the integration of the Bank's commercial banking activities with Heritage's existing operations.

    (c) Development and Preservation of Business. Executive will be responsible for the development and preservation of banking relationships and other business development efforts (including appropriate civic and community activities) in the Bank's market areas.

    (d) Report to Board. Executive will report directly to the Bank's CEO or to the CEO of Heritage as designated from time to time. The Bank's or Heritage's board of directors may, from time to time, modify Executive's title or add to, delete from, or modify Executive's performance responsibilities to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. Executive will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with Sections 3(a), 3(b), and 3(c) of this Agreement.

   4. Salary; Vacation. During the Term, Executive will receive a base salary of not less than $110,000 per year, to be paid in accordance with the Bank's regular payroll schedule for executives. During any Extended Term, Executive will receive a base salary of not less than his base salary at the time of the commencement of the then current Extended Term, to be paid in accordance with the Bank's regular payroll schedule for executives. Executive will be entitled to four weeks of vacation during the Term or any Extended Term. Payment, if any, for unused vacation time will be according to bank policy in effect at the time.

   5. Incentive Compensation. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Executive for each year during the Term or any Extended Term. Executive will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Executive's bonus, if any, will reflect Executive's contribution to the performance of the Bank during the year.

   6. Income Deferral and Benefits.

    (a) Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Executive will be entitled to receive benefits (including stock options) comparable to those offered to other executive officers of Heritage and its subsidiaries with position and duties comparable to those of Executive. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

    (b) In addition to the regular compensation and benefits provided to Executive by this Agreement, Bank shall pay Executive on December 31, 2005 (whether or not Executive is still employed with Bank at or prior to that time) a sum (not to exceed $200,000) of $40,000, plus $10,000 for each full year of service at Bank or its successor completed by Executive.

    (c) In the event Executive dies during the term of this Agreement, Bank shall pay to Executive's estate the sum of $100,000 or the amount which has been vested pursuant to paragraph 6(b) whichever is greater with the amount not to exceed $200,000. Such amount will be payable within 90 days of death and shall be in lieu of any amount payable pursuant to paragraph 6(b) above.

    (d) Bank agrees to provide Executive with a vehicle for Executive's business use.

   7. Business Expenses. The Bank will reimburse Executive for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Executive will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

   8. Termination.

    (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Executive's employment for Cause or Executive terminates his employment without Good Reason, the Bank will pay Executive the salary earned and expenses reimbursable under this Agreement incurred through the date of Executive's termination. Executive will have no right to receive compensation or other benefits for any period after termination under this section 8(a), and Executive will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or Extended Term in which termination occurs and for the three-year period following such Term or Extended Term in which termination occurs.

    (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Executive's employment without Cause or Executive terminates his employment for Good Reason (defined below), the Bank will pay Executive for the remainder of the Term or Extended Term in which termination occurs the salary Executive would have been entitled to under this Agreement if his employment had not terminated. If Executive is terminated pursuant to this Section 8(b), Executive will be subject to the noncompetition and nonsolicitation requirements of Section 12 only through the remainder of the Term or Extended Term in which termination occurs.

    (c) Death or Disability. This Agreement terminates (1) if Executive dies or (2) if Executive is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (such inability being "Disabled"), unless with reasonable accommodation Executive could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Executive is Disabled, and for purposes of making such determination, may require Executive to submit to a physical examination by a physician mutually agreed upon by Executive and the Board of Directors. If termination occurs under this Section 8(c), Executive or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

    (d) Termination Related to a Change in Control.

      (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Executive's death, disability, or Cause (1) terminates Executive's employment within one year following a Change in Control (as defined below) or (2) terminates Executive's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Executive an amount equal to 36 months of Executive's Base Salary for the calendar year in which Executive's employment is terminated (the "Change in Control Payment").

      (2) Termination by Executive. If Executive terminates Executive's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay Executive the Change in Control Payment.

    (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

      (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
    Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

      (2) the Change in Control Payment will be reduced by any salary that Executive receives from the Bank or its successor after the Change in Control; and

      (3) Executive's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Executive terminates his employment without Good

    Reason or the Bank terminates Executive's employment for Cause, or (ii) one year after a Change in Control occurs.

    (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
  Section 280G of the Internal Revenue Code.

    (g) Return of Bank Property. If and when Executive ceases for any reason to be employed by Bank, Executive must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Executive also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Executive's desk at work, in Executive's car or place of residence, or in any other location under Executive's control.

   9. Definition of "Cause". "Cause" means any one or more of the following:

    (a) Willful misfeasance or gross negligence in the performance of Executive's duties;

    (b) Conviction of a crime in connection with his duties;

    (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of Bank or Heritage; or

    (d) Permanent disability, meaning a physical or mental impairment which renders Executive incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Executive so incapable for the reasonably foreseeable future.

   10. Definition of "Good Reason". "Good Reason" means only any one or more of the following:

    (a) Reduction, without Executive's consent, of Executive's salary or elimination of any compensation or benefit plan benefiting Executive, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank Executives (or Executives of a successor or controlling entity of the Bank) formerly benefited;

    (b) The assignment to Executive without his consent of any authority or duties materially inconsistent with Executive's position as of the date of this Agreement; or

    (c) A relocation or transfer of Executive's current business office that would require Executive to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Executive consents to the relocation or transfer.

   11. Confidentiality. Executive will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity and confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Executive's duties under this Agreement, or (3) disclosure is required by law or court order.

   12. Noncompetition.

    (a) Participation in a Competition Business. During the Term or any Extended Term and for three years after expiration of Term or any Extended Term (such three years being the "Post-Term Period") (regardless of whether Executive's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Executive will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Executive may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (even if such entity is a Competing Business). Executive's noncompetition obligations for the Post-Term Period will not apply if (1) Executive's employment during the Term or any Extended Term is terminated without Cause, (2) Executive terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Executive after expiration of the Term or any Extended Term.

    (b) No Solicitation. During the Term or any Extended Term and the Post-Term Period (regardless of whether Executive's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Executive will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) and customers located in Yakima County of the Bank , Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Executive's nonsolicitation obligations for the Post-Term Period will not apply if (1) Executive's employment during the Term or any Extended Term is terminated without Cause, (2) Executive terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Executive after expiration of the Term or any Extended Term.

    (c) Employment Outside the County. Nothing in this Agreement prevents Executive from accepting employment after the end of the Term or any Extended Term outside the County from a Competing Business, as long as Executive will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

    (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries . The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

   13. Enforcement.

    (a) The Bank and Executive stipulate that, in light of all of the facts and circumstances of the relationships between Executive and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Executive and the Bank request the court to reform these provisions to restrict Executive's use of confidential information and Executive's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

    (b) Executive acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Executive repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

   14. Adequate Consideration. Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Executive represents that if his employment is terminated, whether voluntarily or involuntarily, Executive has experience and capabilities sufficient to enable Executive to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood.

   15. Arbitration.

    (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

    (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

    (c) Exception to Arbitration. Notwithstanding the above, if Executive violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Executive will consent to venue and jurisdiction in Thurston County, Washington.

   16. Miscellaneous Provisions.

    (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

    (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Executive specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

    (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Executive the right to continued employment with the Bank after the Initial Term.

    (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Executive's heirs, legal representatives, successors and assigns.

    (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

    (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

    (g) Counsel Review. Executive acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

    (h) Assignment. The services to be rendered by executive under this Agreement are unique and personal. Accordingly, Executive may not assign any of his rights or duties under this Agreement.

    (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

    (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

    (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

    (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: September 28, 1998:

                                          CENTRAL VALLEY BANK, N.A.

                                          /s/
                                          _____________________________________
                                          By: Donald V. Rhodes
                                          Its: Chief Executive Officer

                                          D. MICHAEL BROADHEAD, individually

                                          /s/
                                          _____________________________________
                                          D. Michael Broadhead

                                   Exhibit E

                           CENTRAL VALLEY BANK, N.A.
                              EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and DAVID J. PERRY ("Employee") takes effect on the effective date of the Merger ("Effective Date").

                                    RECITALS

   A. Washington Independent Banshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

   B. Employee is presently the Bank's Senior Vice President. The Bank wishes to continue Employee's employment in that capacity under the terms and conditions of this Agreement.

   C. Under the terms of this Agreement, Employee wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT

   The parties agree as follows.

   1. Employment. The Bank will continue Employee's employment during the Term, and Employee accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Employee's title will be "Senior Vice President."

   2. Effective Date and Term.

    (a) Term. The term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2001.

    (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Employee gives the Bank or Bank gives the Employee written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

    (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

   3. Duties. Employee will faithfully and diligently perform the duties assigned to Employee from time to time by the Bank's President or his designee as designated from time to time, consistent with the duties that have been normal and customary to Employee's position. Employee will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours. Employee will report directly to the Bank's President or his designee. The Bank's or Heritage's board of directors may, from time to time, modify Employee's title or performance responsibilities, subject to Section 10(b) of this Agreement, to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. In the event that Heritage elects to merge the bank into Heritage Bank or some other affiliate of Heritage, then the title and duties of Employee with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee. Employee will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with this Section 3.

   4. Salary. Initially, Employee will receive a base salary of not less than $73,800 per year, to be paid in accordance with the Bank's regular payroll schedule for employees.

   5. Incentive Compensation. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Employee for each year during the Initial Term. Employee will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Employee's bonus, if any, will reflect Employee's contribution to the performance of the Bank during the year.

   6. Income Deferral and Benefits. Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Employee will be entitled to receive benefits (including stock options) similar to those offered to other officers of Heritage and its subsidiaries with position and duties comparable to those of Employee. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

   7. Business Expenses. The Bank will reimburse Employee for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Employee will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

   8. Termination.

    (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Employee's employment for Cause or Employee terminates his employment without Good Reason, the Bank will pay Employee the salary earned and expenses reimbursable under this Agreement incurred through the date of Employee's termination. Employee will have no right to receive compensation or other benefits for any period after termination under this section 8(a), and Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs and for the two-year period following the Term or any Extended Term in which termination occurs.

    (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason (defined below), the Bank will pay Employee for the remainder of the Term or any Extended Term the salary Employee would have been entitled to under this Agreement if his employment had not terminated. If Employee is terminated pursuant to this
  Section 8(b), Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs only.

    (c) Death or Disability. This Agreement terminates (1) if Employee dies or (2) if Employee is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (inability being "disabled"), unless with reasonable accommodation Employee could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Employee is Disabled, and for purposes of making such determination, may require Employee to submit to a physical examination by a physician mutually agreed upon by Employee and the Board of Directors. If termination occurs under this Section 8(c), Employee or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

    (d) Termination Related to a Change in Control.

      (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Employee's death, disability, or Cause (1) terminates Employee's employment within one year following a Change in Control (as defined below) or (2) terminates Employee's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Employee an amount equal to 24 months of Employee's base salary for the calendar year in which Employee's employment is terminated (the "Change in Control Payment").

      (2) Termination by Employee. If Employee terminates Employee's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay employee the Change in Control Payment.

    (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

      (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
    Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

      (2) the Change in Control Payment will be reduced by any salary that Employee receives from the Bank or its successor after the Change in Control; and

      (3) Employee's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Employee terminates his employment without Good Reason or the Bank terminates Employee's employment for Cause, or (ii) one year after a Change in Control occurs.

    (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
  Section 280G of the Internal Revenue Code.

    (g) Return of Bank Property. If and when Employee ceases, for any reason, to be employed by the Bank, Employee must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Employee also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Employee's desk at work, in Employee's car or place of residence, or in any other location under Employee's control.

   9. Definition of "Cause". "Cause" means any one or more of the following:

    (a) Willful misfeasance or gross negligence in the performance of Employee's duties;

    (b) Conviction of a crime in connection with his duties;

    (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of the Bank or Heritage; or

    (d) Permanent disability, meaning a physical or mental impairment which renders Employee incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Employee so incapable for the reasonably foreseeable future.

   10. Definition of "Good Reason". "Good Reason" means only any one or more of the following:

    (a) Reduction, without Employee's consent, of Employee's salary or elimination of any compensation or benefit plan benefiting Employee, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank employees (or employees of a successor or controlling entity of the Bank) formerly benefited;

    (b) The assignment to Employee without his consent of any authority or duties materially inconsistent with Employee's position as of the date of this Agreement; or

    (c) A relocation or transfer of Employee's current business office that would require Employee to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Employee consents to the relocation or transfer.

   11. Confidentiality. Employee will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity any confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Employee's duties under this Agreement, or (3) disclosure is required by law or court order.

   12. Noncompetition.

    (a) Participation in a Competition Business. During the Term or any Extended Term and for two years after expiration of Term or any Extended Term (such two years being the "Post-Term Period") (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Employee will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Employee may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (whether or not such entity is a Competing Business). Employee's noncompetition obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

    (b) No Solicitation. During the Term, any Extended Term and the Post-Term Period (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Employee will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) any customers located in Yakima County of the Bank, Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Employee's nonsolicitation obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

    (c) Employment Outside the County. Nothing in this Agreement prevents Employee from accepting employment after the end of the Term outside the County from a Competing Business, as long as Employee will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

    (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries. The Term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

   13. Enforcement.

    (a) The Bank and Employee stipulate that, in light of all of the facts and circumstances of the relationships between Employee and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Employee and the Bank request the court to reform these provisions to restrict Employee's use of confidential information and Employee's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

    (b) Employee acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Employee repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

   14. Adequate Consideration. Employee specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Employee represents that if his employment is terminated, whether voluntarily or involuntarily, Employee has experience and capabilities sufficient to enable Employee to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood.

   15. Arbitration.

    (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

    (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

    (c) Exception to Arbitration. Notwithstanding the above, if Employee violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Employee will consent to venue and jurisdiction in Thurston County, Washington.

   16. Miscellaneous Provisions.

    (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

    (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Employee specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

    (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Employee the right to continued employment with the Bank after the Term.

    (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Employee's heirs, legal representatives, successors and assigns.

    (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

    (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

    (g) Counsel Review. Employee acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

    (h) Assignment. The services to be rendered by Employee under this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or duties under this Agreement.

    (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

    (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

    (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

    (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: September 28, 1998:

                                          CENTRAL VALLEY BANK, N.A.

                                          /s/
                                          _____________________________________
                                          By: Donald V. Rhodes
                                          Its: Chief Executive Officer

                                          DAVID J. PERRY, individually

                                          /s/
                                          _____________________________________
                                          David J. Perry

                                   Exhibit F

                           CENTRAL VALLEY BANK, N.A.
                              EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and LARRY HOLT ("Employee") takes effect on the effective date of the Merger ("Effective Date").

                                    RECITALS

   A. Washington Independent Banshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

   B. Employee is presently the Bank's Vice President. The Bank wishes to continue Employee's employment in that capacity under the terms and conditions of this Agreement.

   C. Under the terms of this Agreement, Employee wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT

   The parties agree as follows.

   1. Employment. The Bank will continue Employee's employment during the Term, and Employee accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Employee's title will be "Vice President."

   2. Effective Date and Term.

    (a) Term. The term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2000.

    (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Employee gives the Bank or Bank gives the Employee written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

    (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

   3. Duties. Employee will faithfully and diligently perform the duties assigned to Employee from time to time by the Bank's President or his designee as designated from time to time, consistent with the duties that have been normal and customary to Employee's position. Employee will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours. Employee will report directly to the Bank's President or his designee. The Bank's or Heritage's board of directors may, from time to time, modify Employee's title or performance responsibilities, subject to Section 10(b) of this Agreement, to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. In the event that Heritage elects to merge the bank into Heritage Bank or some other affiliate of Heritage, then the title and duties of Employee with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee. Employee will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with this Section 3.

   4. Salary. Initially, Employee will receive a base salary of not less than $56,640 per year, to be paid in accordance with the Bank's regular payroll schedule for employees.

   5. Incentive Compensation. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Employee for each year during the Initial Term. Employee will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Employee's bonus, if any, will reflect Employee's contribution to the performance of the Bank during the year.

   6. Income Deferral and Benefits. Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Employee will be entitled to receive benefits (including stock options) similar to those offered to other officers of Heritage and its subsidiaries with position and duties comparable to those of Employee. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

   7. Business Expenses. The Bank will reimburse Employee for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Employee will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

   8. Termination.

    (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Employee's employment for Cause or Employee terminates his employment without Good Reason, the Bank will pay Employee the salary earned and expenses reimbursable under this Agreement incurred through the date of Employee's termination. Employee will have no right to receive compensation or other benefits for any period after termination under this section 8(a), and Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs and for the two-year period following the Term or any Extended Term in which termination occurs.

    (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason (defined below), the Bank will pay Employee for the remainder of the Term or any Extended Term the salary Employee would have been entitled to under this Agreement if his employment had not terminated. If Employee is terminated pursuant to this
  Section 8(b), Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs only.

    (c) Death or Disability. This Agreement terminates (1) if Employee dies or (2) if Employee is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (inability being "disabled"), unless with reasonable accommodation Employee could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Employee is Disabled, and for purposes of making such determination, may require Employee to submit to a physical examination by a physician mutually agreed upon by Employee and the Board of Directors. If termination occurs under this Section 8(c), Employee or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

    (d) Termination Related to a Change in Control.

      (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Employee's death, disability, or Cause (1) terminates Employee's employment within one year following a Change in Control (as defined below) or (2) terminates Employee's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Employee an amount equal to 12 months of Employee's base salary for the calendar year in which Employee's employment is terminated (the "Change in Control Payment").

      (2) Termination by Employee. If Employee terminates Employee's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay employee the Change in Control Payment.

    (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

      (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
    Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

      (2) the Change in Control Payment will be reduced by any salary that Employee receives from the Bank or its successor after the Change in Control; and

      (3) Employee's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Employee terminates his employment without Good Reason or the Bank terminates Employee's employment for Cause, or (ii) one year after a Change in Control occurs.

    (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
  Section 280G of the Internal Revenue Code.

    (g) Return of Bank Property. If and when Employee ceases, for any reason, to be employed by the Bank, Employee must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Employee also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Employee's desk at work, in Employee's car or place of residence, or in any other location under Employee's control.

   9. Definition of "Cause". "Cause" means any one or more of the following:

    (a) Willful misfeasance or gross negligence in the performance of Employee's duties;

    (b) Conviction of a crime in connection with his duties;

    (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of the Bank or Heritage; or

    (d) Permanent disability, meaning a physical or mental impairment which renders Employee incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Employee so incapable for the reasonably foreseeable future.

   10. Definition of "Good Reason". "Good Reason" means only any one or more of the following:

    (a) Reduction, without Employee's consent, of Employee's salary or elimination of any compensation or benefit plan benefiting Employee, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank employees (or employees of a successor or controlling entity of the Bank) formerly benefited;

    (b) The assignment to Employee without his consent of any authority or duties materially inconsistent with Employee's position as of the date of this Agreement; or

    (c) A relocation or transfer of Employee's current business office that would require Employee to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Employee consents to the relocation or transfer.

   11. Confidentiality. Employee will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity and confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Employee's duties under this Agreement, or (3) disclosure is required by law or court order.

   12. Noncompetition.

    (a) Participation in a Competition Business. During the Term or any Extended Term and for one year after expiration of Term or any Extended Term (such one year being the "Post-Term Period") (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Employee will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Employee may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (whether or not such entity is a Competing Business). Employee's noncompetition obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

    (b) No Solicitation. During the Term, any Extended Term and the Post-Term Period (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Employee will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) and customers located in Yakima County of the Bank, Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Employee's nonsolicitation obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

    (c) Employment Outside the County. Nothing in this Agreement prevents Employee from accepting employment after the end of the Term outside the County from a Competing Business, as long as Employee will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

    (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries . The Term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

   13. Enforcement.

    (a) The Bank and Employee stipulate that, in light of all of the facts and circumstances of the relationships between Employee and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Employee and the Bank request the court to reform these provisions to restrict Employee's use of confidential information and Employee's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

    (b) Employee acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Employee repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

   14. Adequate Consideration. Employee specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Employee represents that if his employment is terminated, whether voluntarily or involuntarily, Employee has experience and capabilities sufficient to enable Employee to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood.

   15. Arbitration.

    (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

    (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

    (c) Exception to Arbitration. Notwithstanding the above, if Employee violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Employee will consent to venue and jurisdiction in Thurston County, Washington.

   16. Miscellaneous Provisions.

    (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

    (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Employee specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

    (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Employee the right to continued employment with the Bank after the Term.

    (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Employee's heirs, legal representatives, successors and assigns.

    (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

    (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

    (g) Counsel Review. Employee acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

    (h) Assignment. The services to be rendered by Employee under this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or duties under this Agreement.

    (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

    (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

    (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

    (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: September 28, 1998:

                                          Central Valley Bank, N.A.

                                          /s/
                                          _____________________________________
                                          By: Donald V. Rhodes
                                          Its: Chief Executive Officer

                                          LARRY HOLT , individually

                                          /s/
                                          _____________________________________
                                          Larry Holt

                                   Exhibit G

                           CENTRAL VALLEY BANK, N.A.
                              EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT ("Agreement"), signed September 28, 1998, between CENTRAL VALLEY BANK, N.A. (the "Bank") and RICHARD MAISON ("Employee") takes effect on the effective date of the Merger ("Effective Date").

                                    RECITALS

   A. Washington Independent Banshares, Inc. which is the parent company of the Bank, intends to merge into Heritage Financial Corporation ("Heritage"), and the Bank will thereby become the wholly owned subsidiary of Heritage (the "Merger") under the terms of the Agreement and Plan of Merger dated as of September 28, 1998 ("Plan") between the parties.

   B. Employee is presently the Bank's Senior Vice President. The Bank wishes to continue Employee's employment in that capacity under the terms and conditions of this Agreement.

   C. Under the terms of this Agreement, Employee wishes to continue his employment with the Bank (or its successor, if any) for the period provided in this Agreement.

                                   AGREEMENT

   The parties agree as follows.

   1. Employment. The Bank will continue Employee's employment during the Term, and Employee accepts employment by the Bank, on the terms and conditions set forth in this Agreement. Employee's title will be "Senior Vice President."

   2. Effective Date and Term.

    (a) Term. The term of this Agreement ("Term") commences on the Effective Date and terminates on December 31, 2000.

    (b) Automatic Renewal. This Agreement shall renew automatically at the end of the Term for one additional year (an "Extended Term") and shall renew automatically at the end of the Extended Term for additional successive one year terms (each successive one year term also an "Extended Term") unless Employee gives the Bank or Bank gives the Employee written notice at least 90 days before the end of the Term or an Extended Term (as the case may be) of his or its intent that this Agreement not be renewed.

    (c) Abandonment of the Merger. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

   3. Duties. Employee will faithfully and diligently perform the duties assigned to Employee from time to time by the Bank's President or his designee as designated from time to time, consistent with the duties that have been normal and customary to Employee's position. Employee will use his best efforts to perform his duties and will devote his full time and attention to these duties during working hours. Employee will report directly to the Bank's President or his designee. The Bank's or Heritage's board of directors may, from time to time, modify Employee's title or performance responsibilities, subject to Section 10(b) of this Agreement, to accommodate management succession, as well as any other management objectives of the Bank or of Heritage subject to Section 10(b) of this Agreement. In the event that Heritage elects to merge the bank into Heritage Bank or some other affiliate of Heritage, then the title and duties of Employee with respect to the entity surviving such merger shall be determined by the President and CEO of Heritage or his designee. Employee will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with this Section 3.

   4. Salary. Initially, Employee will receive a base salary of not less than $77,040 per year, to be paid in accordance with the Bank's regular payroll schedule for employees.

   5. Incentive Compensation. The Bank's board of directors, subject to ratification by Heritage's board of directors, will determine the amount of bonus, if any, to be paid by the Bank to Employee for each year during the Initial Term. Employee will participate in any existing or subsequent management incentive plan of Heritage or Bank to the same extent as officers with similar responsibilities. Employee's bonus, if any, will reflect Employee's contribution to the performance of the Bank during the year.

   6. Income Deferral and Benefits. Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's or Heritage's board of directors with respect to any benefit plans or programs, Employee will be entitled to receive benefits (including stock options) similar to those offered to other officers of Heritage and its subsidiaries with position and duties comparable to those of Employee. Neither the Bank nor Heritage through this Agreement obligates itself to make any particular benefits available to its employees or executive officers.

   7. Business Expenses. The Bank will reimburse Employee for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Employee will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

   8. Termination.

    (a) Termination By Bank for Cause. If, before the end of the Term or any Extended Term, the Bank terminates Employee's employment for Cause or Employee terminates his employment without Good Reason, the Bank will pay Employee the salary earned and expenses reimbursable under this Agreement incurred through the date of Employee's termination. Employee will have no right to receive compensation or other benefits for any period after termination under this Section 8(a), and Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs and for the two-year period following the Term or any Extended Term in which termination occurs.

    (b) Other Termination By Bank. If before the end of the Term or any Extended Term, the Bank terminates Employee's employment without Cause or Employee terminates his employment for Good Reason (defined below), the Bank will pay Employee for the remainder of the Term or any Extended Term the salary Employee would have been entitled to under this Agreement if his employment had not terminated. If Employee is terminated pursuant to this
  Section 8(b), Employee will be subject to the noncompetition and nonsolicitation requirements of Section 12 through the remainder of the Term or any Extended Term in which termination occurs only.

    (c) Death or Disability. This Agreement terminates (1) if Employee dies or (2) if Employee is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement (inability being "disabled"), unless with reasonable accommodation Employee could continue to perform his duties under this Agreement and making these accommodations would not require the Bank to expend any funds. The Bank or its successor's Board of Directors, acting in good faith, will make the final determination of whether Employee is Disabled, and for purposes of making such determination, may require Employee to submit to a physical examination by a physician mutually agreed upon by Employee and the Board of Directors. If termination occurs under this Section 8(c), Employee or his estate will be entitled to receive only the compensation and benefits earned and expenses reimbursable through the date of such termination.

    (d) Termination Related to a Change in Control.

      (1) Termination by Bank. If the Bank, or its successor in interest by merger, or its transferee in the event of a purchase and assumption transaction, for reasons other than Employee's death, disability, or Cause (1) terminates Employee's employment within one year following a Change in Control (as defined below) or (2) terminates Employee's employment before the Change in Control but on or after the date that any party either announces or is required by law to announce any prospective Change in Control transaction and a Change in Control occurs within twelve months after the termination, the Bank will pay Employee an amount equal to 12 months of Employee's base salary for the calendar year in which Employee's employment is terminated (the "Change in Control Payment").

      (2) Termination by Employee. If Employee terminates Employee's employment, with or without Good Reason, within one year following a Change in Control, the Bank will pay employee the Change in Control Payment.

    (e) Limitations on Payments Related to Change in Control. Notwithstanding any other provision of this Agreement:

      (1) the Change in Control Payment will be less than the amount that would cause it to be a "parachute payment" within the meaning of
    Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");

      (2) the Change in Control Payment will be reduced by any salary that Employee receives from the Bank or its successor after the Change in Control; and

      (3) Employee's right to receive the Change in Control Payment terminates (i) immediately, if before the Change in Control transaction closes, Employee terminates his employment without Good Reason or the Bank terminates Employee's employment for Cause, or (ii) one year after a Change in Control occurs.

    (f) Definition of "Change in Control". "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of Heritage, within the meaning of
  Section 280G of the Internal Revenue Code.

    (g) Return of Bank Property. If and when Employee ceases, for any reason, to be employed by the Bank, Employee must return to the Bank all keys, pass cards, identification cards and any other property of the Bank or Heritage. At the same time, Employee also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank or Heritage. The obligations in this paragraph include the return of documents and other materials which may be in Employee's desk at work, in Employee's car or place of residence, or in any other location under Employee's control.

   9. Definition of "Cause". "Cause" means any one or more of the following:

    (a) Willful misfeasance or gross negligence in the performance of Employee's duties;

    (b) Conviction of a crime in connection with his duties;

    (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's or Heritage's board of directors on the advice of legal counsel of the Bank or Heritage; or

    (d) Permanent disability, meaning a physical or mental impairment which renders Employee incapable of substantially performing the duties required under this Agreement, and which is expected to continue rendering Employee so incapable for the reasonably foreseeable future.

   10. Definition of "Good Reason". "Good Reason" means only any one or more of the following:

    (a) Reduction, without Employee's consent, of Employee's salary or elimination of any compensation or benefit plan benefiting Employee, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank employees (or employees of a successor or controlling entity of the Bank) formerly benefited;

    (b) The assignment to Employee without his consent of any authority or duties materially inconsistent with Employee's position as of the date of this Agreement; or

    (c) A relocation or transfer of Employee's current business office that would require Employee to commute on a regular basis more than 60 miles each way from his current business office at the Bank on the date of this Agreement, unless Employee consents to the relocation or transfer.

   11. Confidentiality. Employee will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity and confidential information concerning the Bank or Heritage or their business operations or customers, unless (1) the Bank or Heritage consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Employee's duties under this Agreement, or (3) disclosure is required by law or court order.

   12. Noncompetition.

    (a) Participation in a Competition Business. During the Term or any Extended Term and for one year after expiration of Term or any Extended Term (such one year being the "Post-Term Period") (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term), Employee will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Employee may acquire and own an interest not to exceed 2% of the total equity interest in any publicly held entity whose equity securities are listed on a national securities exchange (whether or not such entity is a Competing Business). Employee's noncompetition obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

    (b) No Solicitation. During the Term, any Extended Term and the Post-Term Period (regardless of whether Employee's employment ends at the end of the Term or any Extended Term or at some other point after the end of the Term or any Extended Term) Employee will not directly or indirectly solicit or attempt to solicit (1) any employees located in Yakima County in Washington State (the "County") of the Bank, Heritage, or any of Heritage's Subsidiaries, to leave their employment or (2) and customers located in Yakima County of the Bank, Heritage, or any of Heritage's Subsidiaries to remove their business from the Bank, Heritage, or any of Heritage's Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. Employee's nonsolicitation obligations for the Post-Term Period will not apply if (1) Employee's employment during the Term or any Extended Term is terminated without Cause, (2) Employee terminates his employment during the Term or any Extended Term for Good Reason, or (3) the Bank or its successor declines to employ Employee after expiration of the Term or any Extended Term.

    (c) Employment Outside the County. Nothing in this Agreement prevents Employee from accepting employment after the end of the Term outside the County from a Competing Business, as long as Employee will not (a) act as an employee or other representative or agent of the Competing Business within the County (b) have any responsibilities for the Competing Business' operations within the County.

    (d) Competing Business. "Competing Business" means any financial institution or trust company that competes with, or will compete in the County with, Heritage, the Bank, or any of Heritage's Subsidiaries . The Term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

   13. Enforcement.

    (a) The Bank and Employee stipulate that, in light of all of the facts and circumstances of the relationships between Employee and the Bank, the agreements referred to in Sections 11 and 12 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and Heritage's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Employee and the Bank request the court to reform these provisions to restrict Employee's use of confidential information and Employee's ability to compete with the Bank and Heritage to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

    (b) Employee acknowledges that the Bank and Heritage will suffer immediate and irreparable harm that will not be compensable by damages alone, if Employee repudiates or breaches any of the provisions of Sections 11 or 12 or threatens or attempts to do so. For this reason, under these circumstances, the Bank and Heritage, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and neither the Bank nor Heritage will be required to post a bond as a condition for the granting of this relief.

   14. Adequate Consideration. Employee specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 11 and 12 and that the Bank is entitled to require him to comply with these Sections. These Sections will survive termination of this Agreement. Employee represents that if his employment is terminated, whether voluntarily or involuntarily, Employee has experience and capabilities sufficient to enable Employee to obtain employment in areas which do not violate this Agreement and the Bank's enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood.

   15. Arbitration.

    (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorney's fees.

    (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Thurston County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

    (c) Exception to Arbitration. Notwithstanding the above, if Employee violates Sections 11 or 12, the Bank will have the right to initiate the court proceedings described in Section 13(b), in lieu of an arbitration proceeding under this Section 15. The Bank may initiate these proceeding wherever appropriate within Washington State; but Employee will consent to venue and jurisdiction in Thurston County, Washington.

   16. Miscellaneous Provisions.

    (a) Defined Terms. Capitalized terms used as defined terms, but not defined in this Agreement, will have the meanings assigned to those terms in the Plan.

    (b) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Employee specifically waives the terms of and all of his rights under all employment, change-in-control and salary continuation agreements, whether written or oral, he has entered into with the Bank or any of its Subsidiaries or affiliates.

    (c) No Right to Continued Employment. Nothing in this Agreement, express or implied, is intended to confer upon Employee the right to continued employment with the Bank after the Term.

    (d) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's, Heritage's, and Employee's heirs, legal representatives, successors and assigns.

    (e) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

    (f) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

    (g) Counsel Review. Employee acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

    (h) Assignment. The services to be rendered by Employee under this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or duties under this Agreement.

    (i) Amendment. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of Heritage.

    (j) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

    (k) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Washington law, except to the extent that certain matters may be governed by federal law. Except as otherwise provided in Section 15(c), the parties must bring any legal proceeding arising out of this Agreement in Thurston County, Washington, and the parties will submit to jurisdiction in that county.

    (l) Counterparts. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: September 28, 1998:

                                          CENTRAL VALLEY BANK, N.A.

                                          /s/
                                          _____________________________________
                                          By: Donald V. Rhodes
                                          Its: Chief Executive Officer

                                          RICHARD MAISON, individually

                                          /s/
                                          _____________________________________
                                          Richard Maison

                                   Exhibit H

      , 1998

Heritage Financial Corporation
201 5th Avenue SW
Olympia, WA 98501

Re: Agreement and Plan of Merger

Ladies and Gentlemen:

   We have acted as counsel for Washington Independent Banshares, Inc. (the "Company"), a corporation organized under the laws of the State of Washington, and Central Valley Bank, N.A. (the "Bank"), a national banking association organized under the laws of the United States of America, in connection with the merger of Company with Heritage Financial Corporation ("Heritage"), pursuant to an Agreement and Plan of Merger dated September 28, 1998 (the "Plan"). This opinion letter is rendered pursuant to Section 6.2(A) of the Plan. Capitalized terms used but not defined in this opinion letter have the meanings assigned to such terms in the Plan.

   This opinion letter is governed by, and must be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a result, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction with the Accord. The law covered by the opinions expressed in this letter is limited to the Federal Law of the United States and the laws of the State of Washington. We express no opinion with respect to the effect of the laws of any other jurisdiction.

   In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company and the Bank. In conducting our examination of these documents and instruments, we also have assumed, without investigation, that each party to such documents and instruments (other than the Company and the Bank) has (a) the power and capacity to enter into and perform all of its obligations under such documents and instruments; (b) duly authorized all requisite actions with respect to such documents and instruments; and (c) duly executed and delivered such documents and instruments.

   We have assumed, without investigation, the accuracy of all statements, representations, and warranties as to factual matters, written or oral, made by officers and employees of, and accountants for, the Bank and by public officials. We also assume that the Plan is binding upon and enforceable in accordance with its terms and against Heritage.

   In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for the Company and the Bank as we have deemed appropriate, including:

    1. A certificate of existence or authorization dated       , 1998 issued
  by the Washington Secretary of State ("Company Certificate of Good Standing") with respect to the Company and a certificate of existence dated
        , 1998 issued by the Comptroller of the Currency ("Bank Certificate of Good Standing") with respect to the Bank.

    2. The Company's Articles of Incorporation, as amended, certified by the
  Washington Secretary of State as of       , 1998 and the Bank's Articles of
  Association, as amended, certified by the Comptroller of the Currency as of , 1998;

    3. The Company's Bylaws, as amended, certified by the Secretary of the Company and the Bank's Bylaws, as amended, certified by the Cashier of the Bank;

    4. Resolutions of the Bank's and the Company's respective Board of Directors, authorizing actions relating to the transactions contemplated by the Plan; and

    5. The Plan.

   The opinions expressed in this letter are subject to the following qualifications:

    1. Our opinion regarding the Company's and the Bank's respective status as organizations validly existing and in good standing under Washington and Federal law, respectively, is based solely upon the Company Certificate of Good Standing and Bank Certificate of Good Standing.

    2. Our opinion regarding the enforceability of the Plan may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity.

    3. A Washington court, or federal court applying Washington law, may consider extrinsic evidence of the circumstances surrounding the making of the Plan to ascertain the intent of the parties using the language employed in the Plan, regardless of whether or not the language used is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the Plan.

    4. As used in this opinion letter, the expression "to our actual knowledge" means the conscious awareness of facts or other information by the lawyers in our office actively representing the Company or the Bank in connection with the transactions contemplated by the Plan. We have not undertaken any independent investigation or review of our files nor canvassed all the lawyers in our office. Except as otherwise set forth in this opinion letter, we have not reviewed any agreements, orders, writs, judgments or decrees or made any inquiry of the Company or the Bank.

   We express no opinion as to: (i) any anti-trust or tax laws; (ii) provisions relating to venue, jurisdiction, governing law, waiver of remedies (or the delay or omission of enforcement of such provisions), or disclaimers or liability limitations with respect to third parties; (iii) provisions for payment or reimbursement of costs and expenses (including, without limitation, attorney fees) in excess of statutory limits or amounts determined to be reasonable by any court or other tribunal; and (iv) severability and indemnification provisions.

   Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth in this opinion letter, we are of the opinion that:

    1. The Company is a corporation validly existing and in good standing under the laws of the State of Washington. The Bank is a national banking association validly existing and in good standing under the laws of the United States of America.

    2. The Company and the Bank have the corporate power and authority to execute, deliver and perform the Plan.

    3. The execution, delivery and performance of the Plan have been duly authorized by all necessary corporate action on the part of the Company and the Bank, and the Plan constitutes the Company's and the Bank's legal, binding and valid obligation, enforceable and in accordance with its terms.

    4. Execution of the Plan and consummation of the transactions contemplated by the Plan will not violate the Company's or the Bank's respective Articles of Incorporation/Association or Bylaws nor, to our actual knowledge, breach or result in a default under an existing obligation of the Company or the Bank under any material contract to which the Company or the Bank is a party.

    5. All issued and outstanding shares of the Company's and the Bank's capital stock have been duly authorized and are validly issued, fully paid, non-assessable (except for the application of 12 U.S.C. (S)55 to shares of Bank Common Stock), and are free of preemptive rights except those created by the respective Articles of Incorporation/Association of the Company or the Bank or by contract.

    6. All of the Company Options have been duly authorized and validly granted.

    7. To our actual knowledge, there are no pending or threatened claims, actions, suits or legal or equitable proceedings before any court or governmental agency which, in our opinion would be, individually or in the aggregate, reasonably likely to result in liability in excess of $25,000 or prevent consummation of the transactions contemplated by the Plan.

    8. To our actual knowledge, no information about Company or the Bank in the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

   The foregoing is rendered solely for your benefit in connection with the above-described transaction. You may not, without our prior express written approval, deliver copies of this letter or extracts therefrom to any other person, and no one other than you is entitled to rely upon the foregoing.

                                          Sincerely,

                                          GORDON, THOMAS, HONEYWELL,
                                           MALANCA, PETERSON & DAHEIM, P.L.L.C.

                                   Exhibit I

   , 1998

Washington Independent Banshares
537 West Second
Toppenish, WA 98948

Re: Agreement and Plan of Merger

Ladies and Gentlemen:

   We have acted as counsel for Heritage Financial Corporation ("Heritage"), a corporation organized under the laws of the State of Washington, in connection with the merger of Heritage with Washington Independent Banshares, Inc. (the "Company"), a corporation organized under the laws of the State of Washington, and Central Valley Bank, N.A. (the "Bank"), a national banking association organized under the laws of the United States of America, pursuant to an Agreement and Plan of Merger dated September 28, 1998 (the "Plan"). This opinion letter is rendered pursuant to Section 6.3(A) of the Plan. Capitalized terms used but not defined in this opinion letter have the meanings assigned to such terms in the Plan.

   This opinion letter is governed by, and must be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a result, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction with the Accord. The law covered by the opinions expressed in this letter is limited to the Federal Law of the United States and the laws of the State of Washington. We express no opinion with respect to the effect of the laws of any other jurisdiction.

   In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by Heritage. In conducting our examination of these documents and instruments, we also have assumed, without investigation, that each party to such documents and instruments (other than Heritage ) has (a) the power and capacity to enter into and perform all of its obligations under such documents and instruments; (b) duly authorized all requisite actions with respect to such documents and instruments; and (c) duly executed and delivered such documents and instruments.

   We have assumed, without investigation, the accuracy of all statements, representations, and warranties as to factual matters, written or oral, made by officers and employees of, and accountants for, Heritage and by public officials. We also assume that the Plan is binding upon and enforceable in accordance with its terms and against the Company and the Bank.

   In rendering the opinions expressed in this letter, we have examined and relied upon such records, documents, instruments, certificates of public officials and certificates of officers and employees of and accountants for Heritage as we have deemed appropriate, including:

    1. A certificate of existence or authorization dated       , 1998 issued
  by the Washington Secretary of State ("Certificate of Good Standing");

    2. Heritage's Articles of Incorporation, as amended, certified by the
  Washington Secretary of State as of       , 1998;

    3. Heritage's Bylaws, as amended, certified by the Secretary of Heritage;

    4. Resolutions of Heritage's Board of Directors, authorizing actions relating to the transactions contemplated by the Plan; and

    5. The Plan.

   The opinions expressed in this letter are subject to the following qualifications:

    1. Our opinion regarding Heritage's status as a corporation validly existing and in good standing under Washington law is based solely upon the Certificate of Good Standing.

    2. Our opinion regarding the enforceability of the Plan may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity.

    3. A Washington court, or federal court applying Washington law, may consider extrinsic evidence of the circumstances surrounding the making of the Plan to ascertain the intent of the parties using the language employed in the Plan, regardless of whether or not the language used is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the Plan.

    4. As used in this opinion letter, the expression "to our actual knowledge" means the conscious awareness of facts or other information by the lawyers in our office actively representing Heritage in connection with the transactions contemplated by the Plan. We have not undertaken any independent investigation or review of our files nor canvassed all the lawyers in our office. Except as otherwise set forth in this opinion letter, we have not reviewed any agreements, orders, writs, judgments or decrees or made any inquiry of Heritage

   We express no opinion as to: (i) any anti-trust or tax laws; (ii) provisions relating to venue, jurisdiction, governing law, waiver of remedies (or the delay or omission of enforcement of such provisions), or disclaimers or liability limitations with respect to third parties; (iii) provisions for payment or reimbursement of costs and expenses (including, without limitation, attorney fees) in excess of statutory limits or amounts determined to be reasonable by any court or other tribunal; and (iv) severability and indemnification provisions.

   Based upon the foregoing and subject to the qualifications, limitations and assumptions set forth in this opinion letter, we are of the opinion that:

    1. Heritage is a corporation validly existing and in good standing under the laws of the State of Washington.

    2. Heritage has the corporate power and authority to execute, deliver and perform its obligations under the Plan.

    3. The execution, delivery and performance of the Plan have been duly authorized by all necessary corporate action on the part of Heritage.

    4. The execution of the Plan and consummation of the transactions contemplated by the Plan will not violate Heritage's Articles of Incorporation or Bylaws nor, to our actual knowledge, breach or result in a default under an existing obligation of Heritage under any material contract to which Heritage is a party.

    5. The Plan constitutes the legal, valid and binding obligation of Heritage enforceable against Heritage in accordance with its terms.

    6. The shares to be issued in connection with the Plan have been duly authorized and, when issued as contemplated by the Plan, will be validly issued, fully paid and nonassessable, and are free of preemptive rights except those created by the Articles of Incorporation of Heritage or by contract.

    7. The Registration Statement became effective under the Securities Act
  on       , 1998, and to our actual knowledge: (a) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission and (b) with respect to information contained in the Registration Statement regarding Heritage, such information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

    8. To our actual knowledge, there are no pending or threatened claims, actions, suits or legal or equitable proceedings before any court or governmental agency which, in our opinion would be, individually or in the aggregate, reasonably likely to result in liability in excess of $25,000 or prevent consummation of the transactions contemplated by the Plan.

   The foregoing is rendered solely for your benefit in connection with the above-described transaction. You may not, without our prior express written approval, deliver copies of this letter or extracts therefrom to any other person, and no one other than you is entitled to rely upon the foregoing.

                                          Sincerely,

                                          Gerrish & McCreary, P.C.

                                                                      Appendix B

Chapter 13 of the Washington Business Corporation Act

23B.13.010 Definitions. As used in this chapter:

   (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

   (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

   (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

   (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

   (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

   (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020 Right to dissent.

   (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party
  (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through
25.10.955 the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

   (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

     (a) The proposed corporate action is abandoned or rescinded;

     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030 Dissent by nominees and beneficial owners.

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder has power to direct the vote.

23B.13.200 Notice of dissenters' rights.

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

   (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210 Notice of intent to demand payment.

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and
(b) not vote such shares in favor of the proposed action.

   (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220 Dissenters' notice.

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

   (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

     (e) Be accompanied by a copy of this chapter.

23B.13.230 Duty to demand payment.

   (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

   (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

   (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240 Share restrictions.

   (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

   (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250 Payment.

   (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

   (2) The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b) An explanation of how the corporation estimated the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's rights to demand payment under RCW 23B.13.280; and

     (e) A copy of this chapter.

23B.13.260 Failure to take action.

   (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

   (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270 After-acquired shares.

   (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280 Procedure if shareholder dissatisfied with payment or offer.

   (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

   (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300 Court action.

   (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

   (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310 Court costs and counsel fees.

   (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

   (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                                                 January 5, 1999

Board of Directors
Washington Independent Bancshares
P.O. Box 70
Toppenish, WA 98948

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Washington Independent Bancshares ("WIB") of the consideration to be received by such shareholders pursuant to the terms of the Merger Agreement and Plan of Merger, dated September 28, 1998, (the "Agreement") between WIB and Heritage Financial Corporation ("HFWA").

   In connection with the proposed merger transaction (the "Merger") whereby WIB will merge into HFWA, each issued and outstanding share of WIB common stock and vested stock option (along with their associated rights) at the effective time of the Merger (other than (i) shares of holders of which are exercising appraisal rights pursuant to applicable law and (ii) shares held directly by or indirectly by WIB or any subsidiary thereof other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be converted into the right to receive .5787 HFWA shares, except for fractional shares which will receive a proportional amount of cash (the Merger "Consideration"). Assuming a closing date of December 28, 1998, for the forty-five trading days beginning on October 21, 1998 and ending on December 23, 1998, when the HFWA common stock price averaged $10.81, the value of HFWA common stock is approximately $6.26 per share of WIB common stock.

   Columbia Financial Advisors, Inc. ("CFAI") as a part of its investment banking services, is periodically engaged in the valuation of banks and advises the directors, officers and shareholders of both public and private banks and thrift institutions with respect to the fairness, from a financial point of view, of the consideration to be received in transactions such as that proposed by the Agreement. With particular regard to our qualifications for rendering an opinion as to the fairness, from a financial point of view, of the Consideration to be received by holders of the shares from HFWA pursuant to the Merger, CFAI has advised Washington and Oregon community banks regarding fairness of capital transactions. WIB has agreed to pay CFAI a fee for this opinion letter.

   In connection with rendering this opinion, we have, among other things: (I) reviewed the Agreement; (ii) reviewed WIB's financial information for the twelve months ended December 31, 1997 and for the nine months ended September 30, 1998; (iii) reviewed certain internal financial analyses and certain other forecasts for WIB prepared by and reviewed with the management of WIB; (iv) conducted interviews with senior management of WIB regarding the past and current business operations, results thereof, financial condition and future prospects of WIB; (v) reviewed the current market environment generally and the banking environment in particular; (vi) reviewed the prices paid in certain recent mergers and acquisitions in the banking industry on a regional basis;
(vii) reviewed HFWA's audited financial information for the fiscal year ended June 30, 1998 and three months ended September 30, 1998 including the prospectus for HFWA's common stock offering of November 12, 1997, the 10-KSB and the 10-QSB filed with the U.S. Securities and Exchange Commission; (ix) reviewed the price ranges and dividend history for HFWA common stock; (x) and reviewed such other information, studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate.

   In conducting our review and arriving at our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us, and we have not independently verified such information nor have we undertaken an independent appraisal of the assets or liabilities of the WIB or HFWA. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the senior management of

WIB. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated as of the date of this letter. We have not been authorized to solicit and did not solicit other entities for purposes of a business combination with WIB.

   This opinion is based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof. We are not expressing any opinion herein as to the prices at which shares of HFWA Common Stock have traded or may trade at any future date.

   This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger.

   In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of WIB pursuant to the Agreement is fair, from a financial point of view, to the shareholders of WIB.

   We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                                          Very truly yours,

                                          COLUMBIA FINANCIAL ADVISORS, INC.

                                          By: _________________________________
                                                    Robert J. Rogowski
                                                         Principal

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Heritage Financial Corporation's Articles of Incorporation provide, among other things, for the indemnification of directors, and authorize the Board to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current or former director in connection with any personal legal liability incurred by the individual while acting for Heritage Financial Corporation within the scope of his or her employment, and which was not the result of conduct finally adjudged to be "egregious" conduct. "Egregious" conduct is defined as intentional misconduct, a knowing violation of law, or participation in any transaction from which the person will personally receive a benefit in money, property, or services to which that person is not legally entitled. The Articles of Incorporation also include a provision that limits the liability of directors of Heritage Financial Corporation from any personal liability to the company or its shareholders for conduct not found to have been egregious .

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.  DESCRIPTION OF EXHIBIT
-----------  ----------------------

2            Agreement and Plan of Merger Between Heritage Financial Corporation
             and Washington Independent Bancshares, Inc. and Central Valley
             Bank, N.A.
3(a)         Articles of Incorporation of Heritage Financial Corporation
3(b)         Bylaws of Heritage Financial Corporation
5            Opinion of Gerrish & McCreary, P.C.
8            Tax Opinion of Gerrish & McCreary, P.C.
21           Subsidiary of Heritage Financial Corporation
23(a)        Consent of KPMG LLP
23(b)        Consent of Knight, Vale & Gregory, Inc. P.S.
23(c)        Consent of Columbia Financial Advisors
23(d)        Consent of Gerrish & McCreary, P.C. (included in Exhibit 5)
24           Power of Attorney--Signature Page of the Registration Statement
99           Washington Independent Bancshares, Inc. Form of Proxy

ITEM 22. UNDERTAKINGS

   (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (2) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any actin, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (7) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (8) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16B of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Olympia, State of Washington, on January 20, 1999.

                                          Heritage Financial Corporation

                                                   /s/ Donald V. Rhodes
                                          By: _________________________________
                                                     Donald V. Rhodes
                                               Chairman, President and Chief
                                                     Executive Officer

                                                    /s/ James Hastings
                                          By: _________________________________
                                                      James Hastings
                                                 Vice President, Treasurer
                                             And Principal Accounting Officer

   KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of Heritage Financial Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation hereby appoints Donald V. Rhodes and James Hastings, attorney-in-fact and agents for me and in my name and on behalf, individually and as a Director or Officer, or both, of the Corporation to sign a Registration Statement on Form S-4 and any amendments (including post effective amendments) and supplements thereto, of the corporation to be filed with the Securities and Exchange Commission pursuant to any applicable rule under the Securities Act of 1933, as amended (the "Act") with respect to the issue and sale of not more than 1,100,000 shares of common stock, no par value, of the Corporation, said shares to be exchanged to the shareholders of Washington Independent Bancshares, Inc. with respect to the merger by and between Washington Independent Bancshares, Inc. and the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 20th day of January 1999.

              Signature                         Title                Date

        /s/ Donald V. Rhodes            Chairman, President      January 20,
-------------------------------------    Chief Executive             1999
          Donald V. Rhodes               Officer and
                                         Director

         /s/ James Hastings             Vice President,          January 20,
-------------------------------------    Treasurer and               1999
           James Hastings                Principal
                                         Accounting Officer

          /s/ John A. Clees             Director                 January 20,
-------------------------------------                                1999
            John A. Clees

              Signature                         Title                Date

         /s/ James P. Senna             Director                 January 20,
-------------------------------------                                1999
           James P. Senna

       /s/ Peter K. Wallerich           Director                 January 20,
-------------------------------------                                1999
         Peter K. Wallerich

        /s/ Daryl D. Jensen             Director                 January 20,
-------------------------------------                                1999
           Daryl D. Jensen

       /s/ H. Edward Odegard            Director                 January 20,
-------------------------------------                                1999
          H. Edward Odegard

        /s/ Lynn P. Brunton             Director                 January 20,
-------------------------------------                                1999
           Lynn P. Brunton

       /s/ Philip S. Weigand            Director                 January 20,
-------------------------------------                                1999
          Philip S. Weigand

                         HERITAGE FINANCIAL CORPORATION

                        FORM S-4 REGISTRATION STATEMENT

                               Index to Exhibits

  2    Agreement and Plan of Merger Between Heritage Financial Corporation and
       Washington Independent Bancshares, Inc. and Central Valley Bank, N.A.
       (included as Appendix A to the Proxy Statement/Prospectus that is a part of this Registration Statement) incorporated herein by reference.
  3(a) Articles of Incorporation of Heritage Financial Corporation, (filed as
       Exhibit 3.1 to the S-1 Registration Statement of Heritage Financial
       Corporation as filed with the Commission on September 12, 1997,
       Registration No. 333-35573) incorporated herein by reference.
  3(b) Bylaws of Heritage Financial Corporation (filed as Exhibit 3.2 of the S-
       1 Registration Statement of Heritage Financial Corporation as filed with the Commission on September 12, 1997, Registration No. 333-35573)
       incorporated herein by reference.
  5    Opinion of Gerrish & McCreary, P.C.
  8    Tax Opinion of Gerrish & McCreary, P.C.
 21    Subsidiary of Heritage Financial Corporation
 23(a) Consent of KPMG LLP
 23(b) Consent of Knight, Vale & Gregory, Inc. P.S.
 23(c) Consent of Columbia Financial Advisors
 23(d) Consent of Gerrish & McCreary, P.C. (included in Exhibit 5)
 24    Power of Attorney--Signature Page of the Registration Statement
 99    Washington Independent Bancshares, Inc. Form of Proxy